Exhibit 2.1 Execution Version THIS EQUITY PURCHASE AGREEMENT dated as of December 8, 2022 by and among DLH Holdings Corp., Grove Resource Solutions, LLC, the Equityholders named herein, Omega D and D Corporation, and the Representative

i TABLE OF CONTENTS Page ARTICLE 1 THE TRANSACTION ................................................................................................1 1.1 Purchase and Sale ............................................................................................................1 1.2 Purchase Price ..................................................................................................................2 1.3 Adjustments to Purchase Price ........................................................................................2 1.4 The Closing ......................................................................................................................6 1.5 Withholding .....................................................................................................................6 1.6 Issuance of Stock .............................................................................................................7 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS .........7 2.1 Authorization of Transaction; Binding Agreement .........................................................7 2.2 Noncontravention .............................................................................................................8 2.3 Ownership of Interests .....................................................................................................8 2.4 Consents ...........................................................................................................................8 2.5 Litigation ..........................................................................................................................9 2.6 Brokers .............................................................................................................................9 2.7 Buyer Common Stock ......................................................................................................9 2.8 Insolvency Proceedings .................................................................................................10 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY .....................10 3.1 Organization, Qualification and Power .........................................................................10 3.2 Authorization of Transaction; Binding Agreement .......................................................11 3.3 No Conflicts; Consents ..................................................................................................11 3.4 Company Records; Managers and Officers ...................................................................12 3.5 Capitalization .................................................................................................................12 3.6 Subsidiaries; Joint Ventures...........................................................................................13 3.7 Compliance with Laws ..................................................................................................13 3.8 Financial Statements; Liabilities ....................................................................................14 3.9 Tax Matters ....................................................................................................................15 3.10 Litigation ........................................................................................................................18 3.11 Permits ...........................................................................................................................19 3.12 Real Property .................................................................................................................19 3.13 Title to Assets; Sufficiency of Assets; Personal Property .............................................20

3.14	Intellectual Property	21
3.15	[Reserved]	23
3.16	Banking Relationships	23
3.17	Material Contracts	23
3.18	Government Contracts	25
3.19	Insurance	36
3.20	Personnel	36
3.21	Employee Benefits	38
3.22	Environmental Matters	40
3.23	Certain Business Relationships with the Company	41
3.24	Customers and Suppliers	41
3.25	No Other Agreement To Sell	41
3.26	Brokers	42
3.27	Absence of Certain Changes	42
3.28	Insolvency Proceedings	43
3.29	No Other Representations and Warranties	44
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE BUYER		44
4.1	Organization	44
4.2	Authorization of Transaction	44
4.3	No Conflicts; Consents	45
4.4	Brokers' Fees	45
4.5	Investment Intent	45
4.6	Due Diligence	45
4.7	No Foreign Ownership	45
4.8	Solvency	46
4.9	Buyer's Acknowledgement	46
4.10	No Other Representations and Warranties	47
4.11	Issuance of the Buyer Common Stock	47
ARTICLE 5 DELIVERIES AT CLOSING		47
5.1	Deliveries by Seller Parties	47
5.2	Deliveries by Buyer	49
ARTICLE 6 POST-CLOSING COVENANTS		50
6.1	General	50

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iii 6.2 Litigation Support ..........................................................................................................50 6.3 Employee Benefits Matters ............................................................................................51 6.4 Directors and Officers ....................................................................................................52 6.5 Additional Restrictions on Transfer of Shares; Registration Rights..............................52 6.6 Excluded Accounts Receivable .....................................................................................54 6.7 Allocation of Consideration. ..........................................................................................55 ARTICLE 7 SURVIVAL; INDEMNIFICATION ........................................................................55 7.1 Non-Survival of Representations, Warranties and Covenants .......................................55 7.2 R&W Insurance .............................................................................................................55 7.3 Indemnification ..............................................................................................................56 7.4 Indemnification Claims ..................................................................................................56 7.5 Exclusive Remedy .........................................................................................................58 7.6 Limitations on Liability .................................................................................................58 7.7 Special Indemnity Matter ...............................................................................................59 ARTICLE 8 TAX MATTERS .......................................................................................................60 8.1 Tax Returns ....................................................................................................................60 8.2 Apportionment of Straddle Tax Period Taxes ...............................................................60 8.3 Transaction-Related Expenses .......................................................................................61 8.4 Cooperation on Tax Matters ..........................................................................................61 8.5 Intended Tax Treatment; Purchase Price Allocation .....................................................61 8.6 Transfer Taxes and Fees ................................................................................................62 8.7 Tax Proceedings .............................................................................................................63 8.8 Certain Buyer Actions ...................................................................................................63 8.9 SALT Elections ..............................................................................................................64 8.10 Several Tax Obligations .................................................................................................64 ARTICLE 9 MISCELLANEOUS .................................................................................................64 9.1 Public Statements and Market Stand-Off ......................................................................64 9.2 No Third-Party Beneficiaries .........................................................................................65 9.3 Entire Agreement ...........................................................................................................65 9.4 Succession and Assignment ...........................................................................................65 9.5 Counterparts ...................................................................................................................65 9.6 Headings ........................................................................................................................65 9.7 Notices ...........................................................................................................................65

9.8	Governing Law	66
9.9	Amendments and Waivers	67
9.10	Severability	67
9.11	Expenses	67
9.12	Construction	67
9.13	Incorporation of Exhibits	68
9.14	Remedies	68
9.15	Submission to Jurisdiction; WAIVER OF JURY TRIAL	69
9.16	Representative	69
9.17	Representation by Counsel	71

EXHIBITS

Exhibit A	Definitions
Exhibit B	Form of Escrow Agreement
Exhibit C	Closing Bonus Payments
Exhibit D	Disclosure Schedule
Exhibit E	R&W Policy
Exhibit F	Form of Non-Competition Agreement

SCHEDULES

Schedule 1	Equityholders
Schedule 5.1(b)	Resignations
Schedule 5.1(l)	Consents
Schedule 5.1(q)	Contracts or Arrangements to be Terminated
Schedule 6.3(d)	Bonus Eligible Continuing Employees and Bonuses
Schedule 6.6	Excluded AR
Schedule 7.3	Special Indemnification
Schedule 8.5	Tax Methodology

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CONFIDENTIAL 1 Equity Purchase Agreement This EQUITY PURCHASE AGREEMENT (the “Agreement”) is entered into as of December 8, 2022, by and among DLH Holdings Corp., a New Jersey corporation (the “Buyer”), Grove Resource Solutions, LLC, a Maryland limited liability company (formerly Grove Resource Solutions, Inc., a Maryland corporation, collectively, the “Company”), David Affeldt (“Affeldt”) and Deborah Grove (“Grove”, and together with Affeldt, collectively, the “Equityholders”), and Omega D and D Corporation, a Delaware corporation (in such capacity, the “Seller”) and as the representative of the Equityholders (the “Representative”). The Buyer, the Company, the Equityholders, and the Representative are sometimes individually referred to herein as a “Party” and collectively herein as the “Parties.” To the extent that capitalized terms are not defined in the text hereof, such terms shall have the meanings set forth in Exhibit A hereto. WHEREAS, prior to the Reorganization (as defined below), the Equityholders owned one- hundred percent (100%) of the Equity Interests of the Company (the “Company Shares”) WHEREAS, prior to the Closing, (A) the Equityholders caused the formation of the Seller and contributed one-hundred percent (100%) of the Company Shares to the Seller, such that the Seller owns one-hundred percent (100%) of the capital stock of the Company (the “Contribution”),(B) the Seller made a “qualified subchapter S subsidiary” election under Section 1361(b)(3) of the Code for the Company effective as of the date of the Contribution (the “Election”), and (C) at least one day following the date that the Election was mailed to the IRS, the Company converted from a Maryland corporation into a Maryland limited liability company (the “Conversion”) (collectively with the Contribution and the Election, the “Reorganization”); WHEREAS, as a result of the Reorganization, (i) the Equityholders are the owners of all of the issued and outstanding Equity Interests of the Seller, and (ii) the Seller is the sole owner of the Equity Interests of the Company (the “Company Units”); WHEREAS, the Contribution and the Election collectively will be treated as a reorganization within the meaning of section 368(a)(1)(F) of the Code and the sale and purchase of the Company Units will be treated as the sale and purchase of assets from the Seller for income Tax purposes; WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Company Units, subject to the terms and conditions of this Agreement. NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows: ARTICLE 1 THE TRANSACTION 1.1 Purchase and Sale. On and subject to the terms and conditions of this Agreement, at the Closing, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell (and the Equityholders agree to cause the Seller to sell) to the Buyer, all of the Company Units, free and clear of any and all Liens.

2 1.2 Purchase Price. (a) As consideration and in full payment for the purchase of the Company Units, at the Closing, Buyer will (i) pay the Seller (for further distribution to the Equityholders, pro rata based on their respective ownership percentage set forth on Schedule 1 hereto (the “Ownership Percentage”)), by wire transfer of immediately available funds the Estimated Closing Consideration; (ii) make the payments otherwise set forth in Sections 1.2(b) and (c), and (iii) cause the issuance of the Stock Consideration in accordance with Section 1.6 (such payments and issuance in (i) - (iii), as adjusted pursuant to Section 1.3(b), the “Purchase Price”). The “Estimated Closing Consideration” means an amount equal to: (1) the Base Purchase Price, plus the Estimated Closing Cash minus (2) the sum of: (i) the Estimated Closing Indebtedness, (ii) the Estimated Transaction Expenses, and (iii) the Escrow Amount, plus or minus (as applicable pursuant to Section 1.3) (3) the Estimated Closing Net Working Capital Adjustment, minus (4) the Buyer Common Stock Value. (b) At the Closing, Buyer shall (i) deposit, by wire transfer of immediately available funds, amounts equal to: (A) $1,300,000 (the “Purchase Price Escrow Amount”) in an escrow account (the “Purchase Price Escrow Account”), and (B) $3,000,000 (the “Indemnity Escrow Amount”, and together with the Purchase Price Escrow Amount, the “Escrow Amount”) in an escrow account (the “Indemnity Escrow Account”, and together with the Purchase Price Escrow Account, the “Escrow Account”), in each case, with CitiBank, N.A., as escrow agent (the “Escrow Agent”), and (ii) instruct its stock transfer agent to deliver (or cause to be delivered) the Indemnity Escrow Shares to the Escrow Agent, in each case, pursuant to the terms and conditions of an escrow agreement in the form attached hereto as Exhibit B, (the “Escrow Agreement”). (c) At the Closing: (i) the Buyer shall pay on behalf of the Company any payoff amounts with respect to the portion of Estimated Closing Indebtedness that is Funded Indebtedness set forth on the Payoff Letters to the third-party accounts designated by the Company; and (ii) the Buyer shall pay on behalf of the Company and the Seller Parties all of the Estimated Transaction Expenses. (iii) Such amounts shall be paid, in each case, in the amount set forth in the Estimated Closing Statement. At least two (2) Business Days prior to the Closing Date, the Representative shall submit documentation (the “Payoff Instructions”) setting forth the amount of the Estimated Closing Indebtedness and all unpaid Estimated Transaction Expenses, and the Estimated Closing Consideration, including the identity of each recipient, dollar amounts, wire instructions and any other information necessary to effect payment thereof, in each case, in accordance with Section 1.3(a). 1.3 Adjustments to Purchase Price. (a) (i) No later than three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver in good faith to Buyer an estimated balance sheet of the

3 Company as of the close of business on the Closing Date (the “Estimated Closing Balance Sheet”) and a statement setting forth its good faith estimate and calculations of (A) the Net Working Capital of the Company as of the Closing Date (the “Estimated Closing Net Working Capital”) and a statement setting forth the Estimated Closing Net Working Capital Adjustment (taken together, the “Estimated Net Working Capital Adjustment Statement”), (B) the Closing Cash (the “Estimated Closing Cash”), (C) the Company’s Indebtedness (the “Estimated Closing Indebtedness”) and the portion of Estimated Closing Indebtedness that is Funded Indebtedness, and (D) the Transaction Expenses (the “Estimated Transaction Expenses”) (items (A) through (D), calculated as of the Effective Time), together with the Estimated Closing Balance Sheet, (the “Estimated Closing Statement”). The Estimated Closing Statement will be prepared in accordance with GAAP (provided that the Parties acknowledge that the Company has not implemented ASC 842 and will continue to apply ASC 840 as permitted by GAAP), applied in a manner consistent with the same accounting principles, practices, methodologies, consistent classifications, valuations, judgments and policies as used in the preparation of the Audited Financial Statements of the Company for the period ended December 31, 2021 (the “Company’s Accounting Principles”). The Estimated Closing Net Working Capital Adjustment shall not reflect (1) any liabilities for Taxes included in Estimated Closing Indebtedness or (2) any liabilities resulting from Buyer’s or its Affiliates’ financing. The Estimated Closing Balance Sheet shall reflect as exclusions, for purposes of Estimated Closing Net Working Capital, the amount of (x) the Estimated Closing Indebtedness, the Estimated Transaction Expenses and any other liabilities that are actually paid prior to Closing and (y) the Estimated Closing Cash. In connection with preparing the Estimated Closing Statement, the Seller Parties shall provide to the Buyer and its representatives supporting documentation, information and calculations as are reasonably necessary for the Buyer to verify and evaluate the calculations, amounts and other matters set forth in the Estimated Closing Statement (including access to the relevant books, records, work papers, personnel and, subject to customary access letters, accountants and other advisers of each of the Seller and the Company). The Seller Parties shall consult with the Buyer with respect to the Estimated Closing Statement and the calculations therein, and Seller Parties shall consider in good faith any of the Buyer’s comments to the Estimated Closing Statement for purposes of determining the Estimated Closing Consideration and the components thereof. (ii) In the event that the Estimated Closing Net Working Capital as reflected on the Estimated Net Working Capital Adjustment Statement is in excess of the Target Net Working Capital, then the Estimated Closing Consideration shall be increased, on a dollar for dollar basis, by the amount of such excess. In the event that the Estimated Closing Net Working Capital as reflected on the Estimated Net Working Capital Adjustment Statement is less than the Target Net Working Capital, then the Estimated Closing Consideration shall be decreased, on a dollar for dollar basis, by the amount of such shortfall. “Estimated Closing Net Working Capital Adjustment” means the amount of the excess or shortfall as contemplated above which results in an increase or decrease, as the case may be, to the Base Purchase Price in accordance with this Section 1.3(a)(ii). (b) Within ninety (90) calendar days after the Closing Date, the Buyer shall cause the Company to prepare and deliver to the Representative (x) a balance sheet of the Company as of the close of business on the Closing Date, which shall be prepared in accordance with GAAP, applied in a manner consistent with the Company’s Accounting Principles (the “Proposed Closing Balance Sheet”) and as of the Effective Time: (y) a calculation of the Company’s (A) Net Working

4 Capital based on the Proposed Closing Balance Sheet (the “Proposed Closing Net Working Capital”), (B) Closing Cash (the “Proposed Closing Cash”), (C) Closing Indebtedness (the “Proposed Closing Indebtedness”) and (D) the Transaction Expenses (the “Proposed Transaction Expenses”) (clauses, (A) – (D), together with the Proposed Closing Balance Sheet (the “Proposed Closing Statement”)). If the Buyer does not deliver the Proposed Closing Statement within such 90-day period, the Representative may provide written notice to Buyer requesting the Proposed Closing Statement, and if the Buyer has not delivered the Proposed Closing Statement to the Representative prior to 11:59 pm Eastern Time on the fifteenth (15th) Business Day after receipt of such notice, then, the Representative may elect to have the Estimated Closing Statement deemed to be the Final Closing Statement by written notice to the Buyer. The Proposed Closing Balance Sheet for purposes of the Proposed Closing Net Working Capital shall exclude any and all liabilities for any Taxes included in Proposed Closing Indebtedness or any and all liabilities resulting from the Buyer’s (or its Affiliates’) financing. The Proposed Closing Balance Sheet shall reflect for purposes of the Proposed Closing Net Working Capital, as exclusions the amount of (x) the Proposed Closing Indebtedness and the Proposed Transaction Expenses and any other liabilities actually paid prior to Closing and (y) the Proposed Closing Cash. The Buyer shall cause the Company to make available to the Representative and its accountants (if any) such books, records and personnel of the Company as shall be reasonably necessary for the Representative and its accountants to review the Proposed Closing Statement, in each case, which does not unreasonably disrupt the Company’s personnel and operations and subject to execution of customary work paper access letters if requested by Buyer’s accountants. Each Party shall pay the costs, if any, of its own accountants and advisors in connection with the preparation and review of the Proposed Closing Statement. (c) Unless the Representative notifies the Buyer in writing that it disagrees with any aspect of the Proposed Closing Statement (the “Objection Notice”) within forty-five (45) calendar days after receipt of the Proposed Closing Statement (which Objection Notice shall include the Representative’s objections, proposed revisions and the basis therefor, in each case in reasonable detail (the “Disputed Items”), along with any relevant supporting documents or data), then the amounts set forth in the Buyer’s Proposed Closing Statement shall become final and binding on the Parties and the Estimated Closing Consideration shall be adjusted pursuant to Section 1.3(c) below. An Objection Notice shall only include disagreements (and proposed changes to the Closing may only be) based on (I) a failure of the Proposed Closing Statement (or a component therein) to be determined in accordance with the applicable terms (including the definitions) in this Agreement, including the Company’s Accounting Principles, or (II) mathematical errors in the Proposed Closing Statement. If the Representative properly and timely provides an Objection Notice to the Buyer, then the Buyer and the Representative will use commercially reasonable efforts to resolve promptly any Disputed Items. All items other than Disputed Items shall be deemed to be agreed and shall be final and binding for the purposes of this Section 1.3. Any Disputed Items not resolved by the Buyer and the Representative within thirty (30) calendar days after the Buyer’s receipt of the Objection Notice (the “Remaining Disputed Items”), shall be resolved by an independent accounting firm jointly selected by the Buyer and the Representative. If the Buyer and the Representative are unable to agree on the choice of accounting firm, they will have their respective regular outside accounting firms jointly select an independent accounting firm (each respective regular outside accounting firm shall be excluded as a possible choice). The fees and expenses of such accounting firm shall be paid jointly, one-half by the Buyer and one-half by the Seller Parties (or the Representative on behalf of the Seller Parties). No later

5 than thirty (30) calendar days after the engagement of such accounting firm, as evidenced by its written acceptance by email or otherwise to the Parties (the “Accounting Firm Engagement Date”), the Buyer, on the one hand, and the Representative, on the other hand, shall each submit a brief to the accounting firm (with a copy to the other Party setting forth their respective positions regarding the Remaining Disputed Items). Failure to timely submit such brief shall be deemed a waiver of such Party’s rights to make a submission. No later than thirty (30) calendar days after the earlier of (x) submission of the last brief, or (y) the thirtieth (30th) day after the Accounting Firm Engagement Date (the “Reply Deadline”), each of the Buyer and the Representative shall submit a reply brief (with a copy to the other Party), which shall be responsive solely to the arguments raised, and information submitted, in the initial brief. The accounting firm shall render its decision resolving the dispute within thirty (30) calendar days after the earlier of (A) submission of the last reply brief or (B) the Reply Deadline. If additional briefings, a hearing or other information is required by the accounting firm, the accounting firm shall give notice thereof to the Parties as soon as practicable before the expiration of such thirty (30) calendar day period, and the Parties shall promptly respond with a view to minimizing any delay in the decision date. (i) The accounting firm shall not be entitled to consider any items or matters other than the Remaining Disputed Items and shall determine the Remaining Disputed Items only in accordance with the terms of this Agreement. The accounting firm shall be instructed to render its decision in accordance with the terms hereof and shall deliver a written report to the Buyer and the Representative which sets forth its specific determinations with respect to the Remaining Disputed Items. The determination of the accounting firm for any of the Remaining Disputed Items cannot, however, be in excess of, nor less than, the greatest or lowest value, respectively, claimed for that particular item in the relevant Proposed Closing Statement, in the case of the Buyer, or in the Objection Notice, in the case of the Representative. Each of the Buyer and the Representative agrees that, absent manifest error, they shall be bound by the determination of the Remaining Disputed Items by the accounting firm and such determination shall be used by the Parties to prepare a final calculation of the Company’s (A) Net Working Capital, (B) Closing Cash, (C) Closing Indebtedness, (D) Transaction Expenses as of the Effective Time, and (E) Proposed Closing Statement. The Net Working Capital, Closing Cash, Closing Indebtedness and Transaction Expenses, as accepted or deemed to be accepted by the Representative pursuant to Section 1.3(b)(iii), as agreed upon by the Buyer and the Representative or as determined by the accounting firm pursuant to this Section 1.3(b)(iv) shall be referred to as “Finally Determined Net Working Capital”, the “Finally Determined Closing Cash”, the “Finally Determined Closing Indebtedness”, and “Finally Determined Transaction Expenses”, and “Final Closing Statement”, respectively. (d) Upon the determination of the Finally Determined Net Working Capital, Finally Determined Closing Cash, Finally Determined Closing Indebtedness, and Finally Determined Transaction Expenses: (i) If the Final Closing Consideration is greater than Estimated Closing Consideration, then the Buyer shall deliver to the Seller (for further distribution to the Equityholders, pro rata based on their respective Ownership Percentage), funds in an amount equal to such difference, and the Buyer and the Representative shall within two Business Days deliver joint written instructions to the Escrow Agent directing the Escrow Agent to distribute all amounts in the Purchase Price Escrow Account to the Seller.

6 (ii) If the Final Closing Consideration is less than the Estimated Closing Consideration (such difference, the “Consideration Deficit”) and the Consideration Deficit is less than the Purchase Price Escrow Amount, then the Representative and the Buyer shall within two Business Days deliver joint written instructions to the Escrow Agent directing the Escrow Agent (A) to distribute an amount equal to the Consideration Deficit to the Buyer, and (B) to distribute an amount equal to the difference between the Purchase Price Escrow Amount and the Consideration Deficit to the Seller (for further distribution to the Equityholders, pro rata, based on their respective Ownership Percentages). If the Consideration Deficit is greater than the Purchase Price Escrow Amount, then the Representative and the Buyer shall within two Business Days deliver joint written instructions to the Escrow Agent directing the Escrow Agent to distribute the Purchase Price Escrow Amount to the Buyer and the Seller shall pay to the Buyer, by wire transfer of immediately available funds, the amount by which the Consideration Deficit exceeds the Purchase Price Escrow Amount and, in the event that the Seller does not pay to the Buyer the amount by which the Consideration Deficit exceeds the Purchase Price Escrow Amount within five Business Days of the date on which such payment is payable hereunder, then the Equityholders shall make such payment to the Buyer, pro rata, based on their respective Ownership Percentages. (e) All payments pursuant to this Section 1.3 to be made by a Party shall be made in cash or same day funds within five (5) calendar days after the final determination of the Final Closing Consideration. 1.4 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date hereof simultaneously with the execution and delivery of this Agreement (the “Closing Date”). By mutual agreement of the Parties, the Closing may take place by conference call and electronic (i.e., email/PDF) delivery with exchange of original signatures by overnight mail. To the extent permitted by Law and GAAP, for Tax and accounting purposes, the parties will treat the Closing as being effective at 11:59 p.m. Eastern Time on the Closing Date (the “Effective Time”). At the Closing, (i) the Equityholders and the Company shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 5.1, (ii) the Buyer shall deliver to the Equityholders the various certificates, instruments and documents referred to in Section 5.2 and (iii) the Buyer shall deliver or cause to be satisfied the payments set forth in Sections 1.2(a) and (b). 1.5 Withholding. Notwithstanding anything in this Agreement to the contrary, the Buyer, the Company and the Escrow Agent shall be entitled to deduct and withhold, as the case may be, from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payments under applicable Law. As of the date hereof, Seller and Buyer do not have actual knowledge of any deductions or withholdings that would be required with respect to the payments to be made hereunder with respect to the Estimated Closing Consideration. In the event Buyer obtains actual knowledge of any required Tax deductions or withholdings with respect to payments of Purchase Price to be made hereunder (other than any deduction or withholding relating to (a) amounts treated as compensation for Tax purposes, or (b) a failure to deliver any required tax forms to Buyer (including pursuant to Section 5.1(f)), Buyer shall provide written notice to Representative reasonably prior to withholding and Buyer shall reasonably cooperate with Representative to minimize the amount of any applicable withholding. To the extent that amounts are so withheld and paid over to the applicable Governmental Entity, such withheld amounts shall be treated for

7 all purposes of this Agreement as having been paid in accordance with this Agreement to the Person in respect of which such withholding was made. 1.6 Issuance of Stock. With respect to the Stock Consideration, at the Closing, the Buyer will direct its transfer agent to deliver to the Escrow Agent, on an expedited basis, the Stock Consideration in certificated form, issued in the name of Affeldt (which shall be treated for tax purposes as if the Stock Consideration were issued to Seller who immediately distributed (or caused to be distributed) such Stock Consideration to Affeldt), and bearing such restrictive legends as may be required by Buyer’s legal counsel and transfer agent, consistent with the terms of this Agreement, including Section 2.7 and Section 6.5. Except as otherwise provided herein, including the restrictions on transferability set forth in Section 6.5, while the Stock Consideration is held in escrow pursuant to the Escrow Agreement, the Applicable Holder shall be entitled to exercise all of his rights as a stockholder of Buyer, including, without limitation, the right to vote such Stock Consideration. All dividends payable in cash with respect to the Stock Consideration while the Stock Consideration is held in escrow shall be paid to the Applicable Holder. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the Buyer Common Stock, other than a regular cash dividend, (i) such distribution or dividend shall be delivered to the Escrow Agent to hold in accordance with the terms of the Escrow Agreement as if they were Indemnity Escrow Shares or (ii), in the case of a stock split, reverse stock split or similar adjustment, the Indemnity Escrow Shares, as applicable, shall be appropriately adjusted on the same basis as for all other shares of Buyer Common Stock. ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS The Seller and each of the Equityholders (severally, but not jointly) represent and warrant to the Buyer, except as expressly set forth on the Company’s disclosure schedules attached hereto as Exhibit D (the “Disclosure Schedule”): 2.1 Authorization of Transaction; Binding Agreement. (a) (i) Such Equityholder has the full right, capacity and power to enter into this Agreement and each of the other Transaction Documents to which such Equityholder is a party. All necessary action on the part of such Equityholder has been taken to authorize the execution and delivery of this Agreement and the other Transaction Documents to which he or she is a Party, and the performance of his or her obligations hereunder and thereunder and the consummation of the transactions contemplated hereby. (ii) The Seller has the full right, capacity and corporate power to enter into this Agreement and each of the other Transaction Documents to which the Seller is a party. All necessary action on the part of the Seller has been taken to authorize the execution and delivery

8 of this Agreement and the other Transaction Documents and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby. (b) This Agreement and, as of the Closing, each other Transaction Document to which such Seller Party is a party, has been, or will be (as applicable), duly and validly executed and delivered by such Party, and constitutes the valid and legally binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws of general application affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies. (c) The Seller is a duly incorporated corporation, organized under the laws of the State of Delaware, and was formed by the Equityholders for the purpose of consummating the Reorganization and, prior to the Closing, will have owned no material assets or engaged in any activities except as expressly contemplated in this Agreement. 2.2 Noncontravention. Except as set forth in Section 2.2 of the Disclosure Schedule, neither the execution and the delivery of this Agreement by such Seller Party, nor the consummation of the transactions contemplated hereby by such Seller Party, will: (a) violate any injunction, judgment, order, decree, ruling, charge or other restriction, or law, statute, rule or regulation of any Governmental Entity to which such Seller Party or the Company Shares is subject, (b) violate or constitute a default under, result in the termination of, accelerate the performance required by any of the terms, conditions or provisions of any Contract of the Seller or any Contract of such Equityholder applicable to the Company Shares, (c) result in the imposition of a Lien on any of the Company Shares, or (d) violate or constitute a default under the Governing Documents of the Seller. 2.3 Ownership of Interests. Except as set forth in Section 2.3 of the Disclosure Schedule, such Equityholder holds of record and owns beneficially, and owns good, valid and marketable title to, the Company Shares as of immediately prior to the Reorganization and of the Seller, as of immediately following the Reorganization, in each case, set forth next to his or her name on Schedule 1 hereto free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Liens or other encumbrances, options, warrants, purchase rights, contracts, commitments, equities, and Claims. Except as set forth in Section 2.3 of the Disclosure Schedule, such Equityholder is not a party to any option, warrant, purchase right or other contract or commitment (other than this Agreement) that could require such Equityholder to sell, transfer or otherwise dispose of or acquire any Company Shares or other capital stock of the Company. Upon the consummation of the Reorganization and as of immediately prior to the Closing, the Seller will be the record and beneficial owner of and will own good, valid and marketable title to the Company Shares, free and clear of any and all Liens (other than Liens arising under applicable securities Laws) and upon the Buyer’s payment of the Estimated Closing Consideration at the Closing, the entire legal and beneficial interest in the Company Shares and good, valid and marketable title to such Company Shares, free and clear of all Liens (other than Liens arising under applicable securities Laws) will pass to the Buyer. 2.4 Consents. Except as set forth in Section 2.4 of the Disclosure Schedule and filings under the HSR Act, no consent, notice, approval or authorization of, or registration, qualification

9 or filing with, any Governmental Entity or other Person is required for the execution and delivery by such Seller Party of this Agreement or any other Transaction Document to which such Seller Party is a party, or for the consummation by such Seller Party of the transactions contemplated hereby or thereby. 2.5 Litigation. There is no Claim pending or, to the Knowledge of the Company, threatened, against such Seller Party with respect to the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, or the consummation by such Seller Party of the transactions contemplated hereby or thereby. 2.6 Brokers. Except as set forth in Section 2.6 of the Disclosure Schedule, no brokers’ commission or finders’ fee will be owed to any person in connection with the consummation of the transactions contemplated by this Agreement as a result of any action taken by such Seller Party. 2.7 Buyer Common Stock. (a) Each of the Seller and Affeldt acknowledges and understands that the shares of Buyer Common Stock that the Seller and Affeldt, as applicable, are acquiring hereunder are unregistered, restricted securities which may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by Seller or Affeldt unless such stock is subsequently registered under the Securities Act or unless an exemption from such registration is otherwise available. Each of the Seller and Affeldt acknowledges that all certificates representing any shares of Buyer Common Stock will bear a restrictive legend in a form required by this Agreement and applicable Law and hereby consents to the transfer agent for the Buyer’s Common Stock placing a stop-transfer notation on its records to implement the restrictions on transfer described herein. Each of the Seller and Affeldt understands that except as provided herein: (i) the shares of Buyer Common Stock have not been and are not being registered under the Securities Act or any state securities Laws, must be held indefinitely and may not be offered for sale, sold, assigned or Transferred unless (A) subsequently registered thereunder, (B) such assignment or transfer is permitted pursuant to Rule 144 promulgated under the Securities Act or (C) the Seller or Affeldt, as applicable, shall have delivered to the Buyer an opinion of counsel, in a form reasonably acceptable to Buyer, that such shares of Buyer Common Stock proposed to be Transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Each of the Seller and Affeldt is acquiring such shares as principal for its or his own account, for investment purposes only, and not with a view to or for sale in connection with any distribution of the stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the stock in a transaction. Neither the Seller nor Affeldt has any direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the Securities Act or any applicable state securities Law. Each of the Seller and Affeldt agrees that it or he shall not Transfer any shares of Buyer Common Stock received hereunder in violation of Section 6.5 herein and the registration requirements, holding periods and other requirements of the Securities Act or any other applicable Laws. At the time each of the Seller and Affeldt was offered the Buyer Common Stock, each of the Seller and Affeldt was, and at the date of this Agreement, each is: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

10 (b) Each of the Seller and Affeldt acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Buyer concerning the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Buyer Common Stock; (ii) access to information about the Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Buyer Common Stock; and (iii) the opportunity to obtain such additional information that the Buyer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision. Each of the Seller and Affeldt acknowledges that it or he has conducted to its or his satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Buyer, and, in making its or his determination to proceed with the transactions contemplated by this Agreement including in acquiring the Buyer Common Stock, it or he has relied solely on the results of its or his independent investigation and the representations and warranties of the Buyer set forth in Article 4 of this Agreement. Each of the Seller and Affeldt understands that its or his investment in the shares of Buyer Common Stock being issued to it or him hereunder involves a high degree of risk. Each of the Seller and Affeldt has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its or his acquisition of the Buyer Common Stock. 2.8 Insolvency Proceedings. None of Seller Parties is the subject of any pending, rendered or threatened in writing or, to the Company’s Knowledge, orally threatened, insolvency proceedings of any character. None of the Seller Parties has made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. None of the Seller Parties is insolvent and shall not become insolvent as a result of entering into this Agreement (it being understood and agreed that none of the Company, the Seller or any Equityholder makes any representation or warranty, either on a stand-alone basis or as part of the representation and warranty in this Section 2.8, in regard to the effect of any financing incurred by the Buyer (including if the Company becomes an obligor or contingent obligor thereon) in connection with the consummation of the transactions contemplated by this Agreement or otherwise). ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company, the Seller, and the Equityholders, severally and not jointly, each represent and warrant to the Buyer, except as set forth on the Disclosure Schedule that: 3.1 Organization, Qualification and Power. (a) Immediately prior to the Reorganization, the Company was a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. Immediately following the Conversion, the Company is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Maryland.

11 (b) The Company has the requisite limited liability power to own, operate and lease its properties and to carry out its business as now conducted. The Company has made available to Buyer an accurate and complete copy of (i) the Governing Documents of each of the Company and Seller, in each case, as in effect as of the date of this Agreement, and (ii) all Contracts, certificates and other documents entered into or filed in connection with the Reorganization and the Conversion. The Reorganization and the Conversion have each been fully consummated prior to the date hereof in compliance with all applicable Laws, and continues to be valid and in full force and effect in all respects. (c) Except as set forth on Section 3.1(c) of the Disclosure Schedule, the Company is qualified or licensed and in good standing to do business in the jurisdictions listed on Section 3.1(c) of the Disclosure Schedule. The Company is qualified or licensed to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of its business makes qualification or registration necessary, except where failure to be so qualified would not reasonably be expected to result in material Losses. The address of the Company’s principal office, the Company’s additional office locations, and the Company’s U.S. taxpayer identification number are listed on Section 3.1(c) of the Disclosure Schedule. The Company was formed on May 1, 2000 and prior to such date, had no operations in any capacity, including any predecessor capacity. 3.2 Authorization of Transaction; Binding Agreement. The Company has all requisite corporate (and after the Reorganization, limited liability company) power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All necessary corporate and limited liability company action (as applicable) has been taken by the Company to authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which the Company is a party constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies. The Company has made available to the Buyer correct and complete copies of resolutions adopted by the board of directors of the Company authorizing the execution and delivery of this Agreement, the other Transaction Documents, and the consummation of the transactions contemplated by this Agreement, which are in full force and effect. 3.3 No Conflicts; Consents. (a) Neither the execution and the delivery of this Agreement or any other Transaction Document by the Company, nor the consummation of the transactions contemplated hereby by the Company, will: (i) violate any injunction, judgment, order, decree, ruling, charge or other restriction, or other Law, statute, rule or regulation of any Governmental Entity to which the Company or the Company Units are subject; (ii) conflict with or violate any provisions of any of the Governing Documents of the Company; (iii) except as set forth on Section 3.3(a) of the Disclosure Schedule, constitute a material default under, or result in the termination of, or

12 accelerate the performance required by any of the terms, conditions or provisions of any Contract to which the Company is a party, including any Government Contract or by which any of the Company Units or the Company’s assets is bound or affected; or (iv) result in the creation of, or require the creation of, any Lien upon the Company Units or any assets or properties of the Company. (b) Except as set forth in Section 3.3(b) of the Disclosure Schedule and filings under the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any Governmental Entity or other Person on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement. 3.4 Company Records; Managers and Officers. Correct and complete copies of the Governing Documents (in each case as amended to date) of the Company been made available to the Buyer. A correct and complete copy of each of the minute books and records of proceedings of the Company (containing the complete and accurate records of meetings and any written or material actions of board of directors and shareholders of the Company), and the stock records of the Company have been made available to the Buyer. Set forth on Section 3.4 of the Disclosure Schedule is a list of each statutory officer and director of the Company. 3.5 Capitalization. Section 3.5(a) of the Disclosure Schedule sets forth (i) a true and complete list of all of the issued and outstanding Equity Interests of the Company, including the record and beneficial owner thereof and the number and class of the Equity Interests held by each beneficial owner, as of (1) immediately prior to the Reorganization and (2) the Closing Date and (ii) a stock ledger showing all Equity Interests issued by the Company since its inception. The Equity Interests have been duly and validly authorized and issued, are fully paid and nonassessable, and are held of record and owned beneficially by the Equityholders as of prior to the Reorganization, and by the Seller as of the Closing Date and have been granted, offered, sold, issued, redeemed, and transferred, as applicable, in compliance with all applicable securities Laws. None of the Equity Interests were issued in violation of any preemptive rights or rights of first refusal or first offer. The Company has no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its shares of capital stock or equity or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, acquire or subscribe for, any of such Equity Interests. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Units or other Equity Interests. Except as set forth in Section 3.5(b) of the Disclosure Schedule, there are no outstanding or authorized equity appreciation, phantom equity, or similar rights with respect to the Company or to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person. There are no declared and unpaid dividends or distributions on any Company Units. No Person has any interest or right, whether contingent or otherwise, to acquire an Equity Interest in the Company other than the Buyer pursuant to this Agreement. Section 3.5(c) of the Disclosure Schedule sets forth any equityholders’ agreement, voting agreement, or any other agreement or Contract relating to Equity Interests of the Company, other than those that have expired or have been terminated without Liability to the Company prior to the date hereof and the Company has made available to the Buyer complete copies of all such

13 agreements. The Company Units to be delivered to the Buyer at the Closing constitute all of the Equity Interests of the Company. The Company is not an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940. 3.6 Subsidiaries; Joint Ventures. (a) Other than the JV Entities, the Company does not have, and has never had, any Subsidiary. Other than the entities listed on Section 3.6(b) of the Disclosure Schedules (the “JV Entities”), the Company does not presently own or have any obligation to acquire, directly or indirectly, any Equity Interest in any other corporation, association, other business entity or other Person. (b) The Company does not have any Liability with respect to any Equity Interests previously owned by the Company in any Person. Section 3.6(b) of the Disclosure Schedules sets forth the name and jurisdiction of organization of each of the JV Entities. The Company has made available to the Buyer true, correct and complete copies of the Governing Documents of each of the JV Entities, including all amendments thereto, as well as copies of all other Contracts entered into by the Company with each JV Entity or, to the Knowledge of the Company, any of its directors, managers, officers, employees or equityholders and the Governing Documents of each JV Entity are in full force and effect. Each JV Entity has the requisite power and authority necessary to own, operate and lease its properties and to carry on its business as currently conducted in all material respects. Each JV Entity is a limited liability company duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and is qualified or registered to do business and in good standing in each jurisdiction in which the nature of its business or operations would require such qualification or registration, unless failure to be so properly qualified would not result in material Losses to the Company. Section 3.6(b) of the Disclosure Schedule lists the current directors, managers and officers of each JV Entity, showing each such person’s name and position(s). (c) Section 3.6(c) of the Disclosure Schedule sets forth all of the issued and outstanding Equity Interests of each JV Entity and the record and the beneficial owners of such JV Entity’s Equity Interests. The owners set forth on Section 3.6(c) of the Disclosure Schedule own all of the issued and outstanding Equity Interests of the applicable JV Entity, and, except as set forth on Section 3.6(c) of the Disclosure Schedule, the Company’s Equity Interests in such JV Entities are owned free and clear of any and all Liens (other than restrictions on transfer imposed by applicable securities Laws). Except as set forth on Section 3.6(c) of the Disclosure Schedule, there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting, registration or transfer of ownership of the Equity Interests of any JV Entity. There are no outstanding contractual obligations of any JV Entity to repurchase, redeem or otherwise acquire any Equity Interests. 3.7 Compliance with Laws. Except as set forth on Section 3.7 of the Disclosure Schedule, the Company is, and for the Lookback Period has been, in compliance in all material respects with all applicable Laws. The Company has not received any written or, to the Company’s Knowledge, oral notice of any actual or alleged noncompliance with such Laws, which has not yet been resolved without material Liability to the Company. Since the Lookback Date, the Company

14 has not conducted any internal investigation or made a voluntary or involuntary disclosure to any Governmental Entity with respect to any material noncompliance with Law. The Company has not been charged in writing (or to the Knowledge of the Company, oral) with, and no written Claims (or to the Knowledge of the Company, oral) have been made or, to the Company’s Knowledge, investigations brought against the Company alleging any material violation of Laws or Orders. 3.8 Financial Statements; Liabilities. (a) Attached to Section 3.8(a) of the Disclosure Schedule are correct and complete copies of the Company’s (i) reviewed balance sheet of the Company as of December 31, 2019, and the related statements of income, stockholders’ equity and cash flows for the year ending December 31, 2019; (ii) audited balance sheets of the Company as of December 31, 2020 and December 31, 2021 and statements of income, statement of changes in stockholders’ equity and statements of cash flows of the Company at or for the fiscal years ended December 31, 2020 and December 31, 2021 (the “Audited Financial Statements”), and (iii) an unaudited balance sheet of the Company as of October 31, 2022 (the “Most Recent Balance Sheet”) and statement of income of the Company for the nine-month period ended October 31, 2022 (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with the books and records of the Company and in accordance with GAAP in all material respects applied on a consistent basis throughout the periods indicated, and fairly represent in all material respects the financial condition, results of operation, changes in equity and cash flow of the Company as of and for such dates and for such periods then ending, except that the Interim Financial Statements may not contain all footnotes required by GAAP, are subject to normal year-end audit adjustments (which are not materially different, individually or in the aggregate, than prior year end adjustments), and are not in compliance with GAAP as set forth on Section 3.8(a)(iii) of the Disclosure Schedule. (b) There are no, and since the Lookback Date have been no, off-balance sheet arrangements by the Company. The Company maintains accurate books and records reflecting the assets and liabilities of the Company and maintains adequate internal accounting controls that provide assurance that (i) the Company maintains no off the book accounts and that the assets of the Company are used only in accordance with the Company management directives; (ii) transactions are executed with management’s authorization; (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company; and (iv) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis. (c) The Company and the JV Entities, do not have any Liabilities, in each case, regardless of whether such Liabilities are required to be accrued for financial accounting purposes on a balance sheet prepared in accordance with GAAP, except for Liabilities (i) that are disclosed in the Most Recent Balance Sheet, (ii) that have been incurred since the date of the Most Recent Balance Sheet, in the ordinary course of business none of which is material, either individually or in the aggregate, and none of which relates to a breach of Contract or warranty, tort or Claim of infringement or violation of Law, (iii) that are ordinary course of business executory obligations under the Company’s contracts and agreements (but excluding Liabilities arising out of a breach

15 of, or default under, any Contract or violation of Law), (iv) arising out of this Agreement and the transactions contemplated hereunder to the extent such Liability is a Transaction Expense or Indebtedness to be included in the Estimated Closing Balance Sheet as of the Closing, (vi) as set forth on Section 3.8(c) of the Disclosure Schedule; (vii) with respect to the JV Entities, other than Liabilities which would not be Liabilities of the Company by virtue of its Equity Interests in such JV Entities. The Company does not have any Liability for unsettled liquidated damages that are not expressly reflected on the Estimated Closing Balance Sheet. (d) All accounts receivable of the Company whether shown on the balance sheets included in the Financial Statements or accrued thereafter: (i) arose from sales actually made or services actually performed in the ordinary course of business, (ii) are valid receivables net of reserves shown thereon and recorded in accordance with GAAP, (iii), are not subject to any valid setoffs or counterclaims, and (iv) have been collected or, to the extent still outstanding, are fully collectible in amounts not less than the aggregate amounts thereof carried on the books of the Company (net of reserves), assuming reasonable collection efforts (consistent with the Company’s collection of efforts prior to the Closing) by the Company following the Closing. The allowance for collection losses on the Most Recent Balance Sheet was established in the ordinary course of business consistent with past practice. There are no material pending or, to the Company’s Knowledge, threatened Claims (and there have not been any such material pending or, to the Company’s Knowledge, material threatened Claims since January 1, 2022) with any customers of the Company regarding any accounts receivable. All accounts payable and notes payable of the Company whether shown on the balance sheets included in the Financial Statements or accrued thereafter: (i) are the result of bona fide transactions in the ordinary course of business and (ii) have been paid or are not yet due and payable as of the date hereof. Except as set forth on Section 3.8(d) of the Disclosure Schedules, the Company does not have any account payable to any Related Person (other than for compensation or reimbursement of business expenses due in the ordinary course of business of the Company or the Closing Bonus Payments, in each case, to the extent set forth on the Estimated Closing Balance Sheet). (e) The Company has not applied for or received any loan pursuant to any COVID-19 program, including any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan or other United States Small Business Administration loan. 3.9 Tax Matters. (a) The Company has duly and timely filed all income and other material Tax Returns required to have been filed (taking into account all permitted extensions), and all such Tax Returns are true, complete and correct in all material respects and were prepared in material compliance with applicable Law. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No Claim has been made in writing by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns for a particular type of Tax that the Company is or may be subject to such Tax by that jurisdiction, or is or may be required to file Tax Returns in respect of such type of Tax in that jurisdiction. (b) The Company has fully and timely paid all material Taxes which have become due and payable by it (whether or not shown on any Tax Return). The unpaid Taxes of the Company did not, as of the date of the Interim Financial Statements, materially exceed the reserve

16 for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in the Interim Financial Statements and, on the Closing Date, shall not materially exceed such reserve as adjusted for operations and transactions through the Closing Date in accordance with the past practices and customs of the Company in filing their Tax Returns. (c) There are no Liens for Taxes upon the equity interests of the Company or any of its properties or assets except statutory Liens for current Taxes not yet due. (d) The Seller is not a “foreign person” within the meaning of Section 1445 of the Code. (e) The Company is not now nor has ever been a member of an affiliated group required to join in the filing of consolidated federal income Tax Returns, or otherwise join in the filing of other Tax Returns on a consolidated, combined or unitary group basis. The Company is not liable for the Taxes of another Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) and the Company has no liability for the Taxes of any Person as a transferee or successor by contract (other than a contract entered into in the ordinary course of business a principal purpose of which does not relate to Taxes), operation of Law or otherwise. (f) The Company has withheld from its employees, independent contractors, creditors, equity holders and other third parties and timely paid to the appropriate Governmental Entity all amounts required to have been withheld or paid over for all periods ending on or before the Closing Date in material compliance with all Tax withholding and remitting provisions of applicable Law and has complied in all material respects with all Tax information reporting provisions of applicable Law. The Company has not received any written or, to the Company’s Knowledge, oral notice that it is in violation of any applicable Law relating to the payment or withholding of Taxes. (g) (i) Except as set forth in Section 3.9(g) of the Disclosure Schedule, no Tax Return of the Company for any Tax year beginning on or after January 1, 2017 has been audited by any Governmental Entity and no Tax audit or other Tax proceeding by any Governmental Entity is pending or threatened in writing with respect to the Company, (ii) the Company has not received any written or, to the Company’s Knowledge, oral notification that such an audit or proceeding may be commenced or any written or, to the Company’s Knowledge, oral notice of deficiency or assessment for any Tax, and (iii) all deficiencies for Taxes asserted or assessed against the Company (if any) have been fully and timely paid, or otherwise settled with the relevant Governmental Entity, or are properly reflected in the Financial Statements. (h) At all times from January 1, 2011 until the date of the Contribution, the Company was validly treated for federal income Tax purposes as an “S corporation” within the meaning of Section 1361(a) of the Code and was validly treated in a similar manner for purposes of the income Tax laws of all states in which it has been subject to taxation and such treatment is available. At all times from the date of the Contribution until the Conversion, the Company was treated as a “qualified subchapter S subsidiary” of Seller, within the meaning of Section 1361(b)(3)(B) of the Code, and was validly treated in a similar manner for purposes of the income

17 Tax laws of all states in which it has been subject to taxation and such treatment is available. At all times from and after the Conversion, the Company has been treated as a disregarded entity of Seller for federal income Tax purposes, and has been validly treated in a similar manner for purposes of the income Tax laws of all states in which it has been subject to taxation and such treatment is available. The Company (since the Conversion) has not elected to be treated as an association taxable as a corporation for any federal, state or local income Tax purposes. Prior to the Contribution, no event occurred (or fact existed) that would have precluded the Company from qualifying as an S corporation under Code Section 1361(a) or which would have terminated the Company’s S corporation status. No Governmental Entity has challenged in writing the effectiveness of any of these elections. The Company and Seller have not been, subject to Tax pursuant to Section 1374 or Section 1375 of the Code, and will not be as a result of the transactions contemplated by this Agreement subject to Tax pursuant to Section 1374 of the Code. Each of the JV Entities has, to the extent it has been treated as an entity for tax purposes, since the date of its inception, been validly treated as a partnership for federal income Tax purposes. No JV Entity has elected to be treated as an association taxable as a corporation for any federal, state or local income Tax purposes. (i) For tax periods commencing after December 31, 2017, the Company has made available to the Buyer true, correct and complete copies of (i) all income Tax Returns filed by the Company, and (ii) all examination reports and statements of deficiencies issued by any Governmental Entity with respect to any of the Company’s taxable years. (j) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any Claim for, or the period for the collection or assessment of, Taxes due from or payable by, the Company for any taxable period, and no written or, to the Company’s Knowledge, oral request for any such waiver or extension is currently pending. (k) The Company has not received any ruling from any Governmental Entity relating to Taxes and no such ruling is currently being requested. No closing agreement pursuant to Section 7121 of the Code or any similar provision of any state, local or foreign Law has been entered into by or on behalf of the Company which would have binding effect on the Company for any taxable period ending after the Closing Date. No power of attorney which is currently in force has been granted by or with respect to the Company with respect to any matter relating to Taxes. (l) The Company is not a party to any joint venture, partnership, or other arrangement or contract that is treated as a partnership for federal income Tax purposes (other than the Company’s interest in each of the JV Entities). The Company does not own, nor has ever owned, directly or indirectly, any interest in any controlled foreign corporation (as defined in Code Section 957) or passive foreign investment company (as defined in Code Section 1297). (m) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (n) No property owned by the Company: (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal

18 Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “Tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “Tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code. (o) The Company will not be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date made by the Company prior to the Closing, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing, (iii) installment sale or open transaction disposition made on or prior to the Closing, (iv) prepaid amount received on or prior to the Closing, (v) intercompany transactions or any excess loss account, in each case, described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign applicable Law), or (vi) application of Section 965 of the Code. (p) The Company has not participated in any “reportable transaction” within the meaning of Section 6011 of the Code or Treasury Regulations Section 1.6011-4(b), other than a reportable transaction described in Treasury Regulations section 1.6011-4(b)(5). (q) The Company has not been subject to taxation in any jurisdiction outside the United States or has ever had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. (r) Section 3.9(r) of the Disclosure Schedule sets forth the jurisdictions for which the Company has made a SALT Election. (s) The Company has collected all sales, use and value added Taxes required to be collected by it, and has remitted on a timely basis to the appropriate Governmental Entities all sales, use and value added Taxes required to be paid by it, or has properly received and retained any appropriate tax exemption certificates and other documentation and has retained all such records and supporting documents in substantial compliance with the manner required by all applicable sales and use Tax Law. (t) The Company is in material compliance with all terms and conditions of all Tax grants, abatements or incentives granted or made available by any Governmental Entity and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax grants, abatements or incentives. (u) Each of the representations in this Section 3.9 applicable to the Company (other than those set forth in Section 3.9(h) and Section 3.9(r)) shall be deemed to apply to each of the JV Entities, to the Knowledge of the Company. 3.10 Litigation. Except as set forth on Section 3.10(a) of the Disclosure Schedules, (a) there is no, and since the Lookback Date there has been no, pending, initiated or rendered, or to the Company’s Knowledge threatened, against the Company or its material properties or assets or to which the Company is otherwise a party (or, to the Knowledge of the Company, pending or threatened against any of the officers, managers, directors or employees of the Company with

19 respect to their business activities on behalf of the Company), Claim, judgment, decree, settlement, actions, suits or proceedings or Order. Except as set forth on Schedule 3.10, the Company is not currently engaged in legal action to recover monies due it or for damages sustained by it or has otherwise initiated a Claim that remains unresolved. Except as set forth in Section 3.10(b) of the Disclosure Schedules, the Company is fully insured with respect to each of the matters set forth in Section 3.10 of the Disclosure Schedules (except to the extent of any applicable deductible and subject to applicable insurance limits) or each such matter has been settled, closed or otherwise fully resolved without any continuing liability to or obligations of the Company. 3.11 Permits. Except as set forth on Section 3.11 of the Disclosure Schedule, since the Lookback Date, the Company has all material, permits, licenses, registrations, qualifications, certificate of authority or order and any similar material authority (collectively, “Permits”) necessary for its ownership of Assets and the conduct of its business as now being conducted by it. Except as set forth on Section 3.11 of the Disclosure Schedule, all such Permits are in full force and effect, and the Company is in compliance with the terms and conditions of such Permits in all material respects. The Company has not received written notice or, to the Company’s Knowledge, oral notice, of, (i) any pending or threatened proceedings which could reasonably be expected to result in the revocation, cancellation, suspension or any materially adverse modification of any such Permits; or (ii) any actual or alleged violation or non-compliance regarding any such Permit. All material Permits of the Company are listed on Section 3.11 of the Disclosure Schedules. The Company does not engage in the provision of professional engineering in any manner that requires a Permit with any state. Except as set forth on Section 3.11 of the Disclosure Schedule, the Company’s employees who are required, whether by Law or by Contract, to have any personal license, including, without limitation, a professional engineering license, in any state, are duly licensed and in good standing with respect to each such license. 3.12 Real Property. (a) The Company does not own, and has never owned, any real property. (b) Section 3.12(b) of the Disclosure Schedule lists all real property leased or subleased to the Company and all real property subleased by the Company to any third parties. The Company has made available to the Buyer correct and complete copies of the leases and subleases, if any, each as in effect on the date hereof, pertaining to each of the properties which are listed in Section 3.12(b) of the Disclosure Schedule. Except for each property listed in Section 3.12(b) (excluding the Excluded Facilities), the Company does not use, operate or occupy any other real property in the conduct of its business or operations. (c) With respect to each property listed in Section 3.12(b) of the Disclosure Schedule: (i) each lease or sublease is in full force and effect and is binding, and enforceable against each of the parties thereto in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity and the Company has a valid leasehold interest in each leased real property, in each case, free and clear of all Liens, except for Permitted Liens;

20 (ii) the Company has not assigned, transferred, subleased, licensed, conveyed, mortgaged, or encumbered any of its rights or interests in the leases, except as disclosed in Section 3.12 of the Disclosure Schedule; (iii) each of the Company, and, to the Company’s Knowledge, any other party to any lease or sublease, has complied in all material respects with any such lease or sublease; (iv) the Company has not received any written notice, or to the Knowledge of the Company, oral notice, of default, termination or intention to terminate or not renew any of the leases from any party; (v) the Company has not received any written notice, or to the Knowledge of the Company, oral notice of violation of any applicable Law with respect to the operations of the Company’s business from the leased real property, or with respect to the condition of the leased real property and to the Company’s Knowledge, the Company and the leased real property are in compliance in all material respects with all applicable Laws related to the real property; (vi) There are no material defects or material adverse physical conditions affecting any leased real property or, to the Knowledge of the Company, any of the buildings within which the leased real property is located, and the leased real property is in structurally sound condition and in good operating order and repaid (including all mechanical, electrical, HVAC, and plumbing systems) for the purposes for which it is currently being used. The Company is not obligated, based on a presently existing condition or circumstance to make any repairs, modifications, alterations, restorations or replacements (currently or at the expiration of the term of the lease) with respect to any portion of the leased real property in order to comply with the leases or with any applicable Law; (vii) none of the Company, or to the Company’s Knowledge, any other party, since the Lookback Date, has materially breached, defaulted on, or repudiated, any provision of the leases and no event has occurred which (with or without notice or lapse of time) would constitute a breach or default by the Company, or permit termination, modification, or acceleration under the other party to the lease to terminate or modify such contract. (viii) the Company has not received written notice (or to the Knowledge of the Company, oral) of any condemnation or eminent domain proceeding pending or threatened against such property or any part thereof. 3.13 Title to Assets; Sufficiency of Assets; Personal Property. (a) The Company currently owns and has good and marketable title to or valid leasehold interest in, or license to use, all assets owned, or purported to be owned, or otherwise used to conduct the Company’s business and operations as they are currently being conducted free and clear of all Liens except for Permitted Liens and the Company is in material compliance with such leases. Immediately following the Closing, all of the Assets will be owned, leased or available for use by the Company on terms and conditions substantially similar, in all material respects, to those under which, immediately prior to the Closing, the Company owns, leases, uses or holds available for use such Assets.

21 (b) The Assets (i) constitute all of the assets and properties used or held for use by the Company for the conduct of its business as currently conducted and (ii) will be sufficient for the continued conduct of the business in substantially the same manner as previously conducted. (c) All material tangible personal property owned by the Company, or used by the Company in the operation of its business is in satisfactory operating condition, ordinary wear and tear excepted, and is adequate for the purpose for which they are currently being used. 3.14 Intellectual Property. (a) Section 3.14(a) of the Disclosure Schedule sets forth a complete and accurate list of all registered: (i) Patents, (ii) Trademarks, (iii) copyrights, (iv) Domain Names, and pending applications thereof (collectively, the “Registered Intellectual Property”), and (v) material unregistered Trademarks, that are owned or purported to be owned by the Company, including for each item listed in (i) through (iii) as applicable, the record owner, the jurisdiction, the serial/application number, the registration number, the filing date, and the issuance or registration date, and for each item listed in (iv), the registrant, registrant organization, registrar and expiry date. Section 3.14(a) of the Disclosure Schedule sets forth all payments and filings that are due, and all other actions that must be taken, with respect to the Registered Intellectual Property within ninety (90) days after the Closing Date. With respect to each item of Registered Intellectual Property required to be listed in Section 3.14(a) of the Disclosure Schedules, (A) the Company is the sole owner of all right, title and interest in and to the Registered Intellectual Property and has all right, title and interest in and, free and clear of all encumbrances (except for Permitted Liens), and (B) no legal or administrative proceeding is pending or, to the Company’s Knowledge, is threatened, that challenges the legality, validity, enforceability, registration, use or ownership of the item. Each such registration, filing, issuance and/or application (x) has not been abandoned, cancelled or otherwise compromised, (y) has been maintained effective by all requisite filings, renewals and payments, and (z) remains in full force and effect. (b) The Company possesses all right, title and interest in and to (or has the right pursuant to a valid, enforceable and fully transferrable Company IP Agreement) all Company Intellectual Property that is necessary and sufficient for or used or held for use in the conduct of the business as presently conducted. Neither the execution, delivery or performance of this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will result in the loss or impairment of, or give rise to any right of any Person to terminate, limit or condition the continued exercise of, any rights of the Company in any Company Intellectual Property. (c) The conduct of the business of the Company has not been operated, and is not currently operated, in a manner that infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person. The Company has not received any charge, complaint, Claim, demand or notice (i) alleging that the Company has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person (including any Claim that the Company must license or refrain from using any Intellectual Property rights of any Person), or (ii) contesting or seeking to deny or restrict the validity, use, ownership or enforceability of any Owned Intellectual Property. To the Company’s Knowledge, (x) no Person is infringing, misappropriating,

22 or otherwise violating any Company Intellectual Property; and (y) the Company has not made or asserted any charge, complaint, Claim, demand or notice alleging any such infringement, misappropriation, or violation. (d) Section 3.14(d) of the Disclosure Schedule sets forth a complete and accurate list of all material Company IP Agreements (other than click-wrap, shrink-wrap, non- customized, off-the-shelf or other commercially available Software, the cost of which is less than $10,000 annually). The Company (i) has a valid right to use each item of Licensed Intellectual Property in a manner that the Company currently uses in the conduct of the business of the Company pursuant to the Company IP Agreements, and (ii) is not in material breach of or material default (whether with or without the giving of notice, passage of time or both) under any Company IP Agreements, and (iii) to the Company’s Knowledge, no counterparty to any Company IP Agreement is in material breach or material default (whether with or without the giving of notice, the passage of time or both). All Company IP Agreements pursuant to which the Company has granted any license to any third party with respect to the Owned Intellectual Property are legal, valid, binding, enforceable against the Company and the counterparties (as applicable). (e) The Company has taken commercially reasonable steps to maintain, police, protect and document their Trade Secrets and other confidential and proprietary information (the “Company Trade Secrets”) and any confidential information owned by any Person to whom the Company has a confidentiality obligation. All authorized use, disclosure or appropriation thereof by or to any Person has been pursuant to the terms of a written confidentiality, non-disclosure or other agreement requiring same between such Person and the Company. There has been no unauthorized use or disclosure of any of the Company Trade Secrets or other material confidential and proprietary information. All former and current officers, directors, employees, personnel, consultants, advisors, agents, and independent contractors of the Company who have contributed to or participated in the conception and development of Owned Intellectual Property have entered into valid and binding confidentiality and proprietary rights agreements with the Company vesting ownership of such Intellectual Property in the Company. No such Person has asserted, and no such Person has, any right, title, interest or other Claim in, or the right to receive any royalties or other consideration with respect to, any such Intellectual Property. (f) The Company owns or has a valid right to access and use all IT Assets used in connection with the business. The IT Assets of the Company (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and have not materially malfunctioned or failed within the past three (3) years, and (ii) are sufficient for the immediate and reasonably foreseeable needs of the Company, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner. The Company takes commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption. The Company has implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with industry practices.

23 (g) The Company does not own any Company Owned Software and has not incorporated any Open Source Materials into any Company products or Exclusively Licensed Software. (h) Except as set forth in Section 3.14(h) of the Disclosure Schedules, the Company has at all relevant times been in compliance in all material respects with (i) all applicable Privacy Laws; (ii) all of the Company’s policies and notices regarding Personal Information, and (iii) all of the Company’s contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information. The Company has not received any written notice (or to the Company’s Knowledge, any oral notice) of any Claim (including notice from third parties acting on its behalf) of, or been charged with, the violation of any Privacy Law, applicable privacy policy or contractual commitment with respect to Personal Information. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, including any direct or indirect transfer of Personal Information resulting from such transactions, will violate any Company policies or contractual obligations as such currently exist except as would not be material. (i) Except as set forth in Schedule 3.14(i) of the Disclosure Schedules, no funding, facilities, or personnel of any Governmental Entity or any educational institution were used, directly or indirectly, to develop or create, in whole or in part, any Owned Intellectual Property, nor does any such Governmental Entity or educational institution own or have a license to use, distribute or modify any Owned Intellectual Property. (j) Since the Lookback Date, there has not been any material non-permitted uses or disclosures, security incidents, or security breaches involving the Company Intellectual Property, the IT Assets, or Personal Information held or collected by or on behalf of Company. 3.15 [Reserved] 3.16 Banking Relationships. Set forth on Section 3.16 of the Disclosure Schedule are the names and locations of all banks and other financial institutions in which the Company has accounts, lines of credit, safety deposit boxes and, with respect to each account, line of credit, and safety deposit box, the names of all persons authorized to draw thereon or to have access to, as well as the account numbers. 3.17 Material Contracts. (a) Set forth on Section 3.17(a) of the Disclosure Schedule is a list of the following Contracts to which the Company is a party, except leases for property listed or required to be listed on Section 3.12 of the Disclosure Schedules, material Company IP Agreements listed or required to be listed in Section 3.14(d) of the Disclosure Schedules, Government Contracts, Government Vendor Subcontracts, Government Bids, teaming agreement, and joint venture agreements listed or required to be listed on Section 3.18 of the Disclosure Schedules, insurance policies listed or required to be listed on Section 3.19 of the Disclosure Schedules or Company Benefit Plans listed or required to be listed on Section 3.21 of the Disclosure Schedules (each of

24 such Contract required to be listed on Section 3.17(a) of the Disclosure Schedule, a “Material Contract” and collectively, the “Material Contracts”), of the following categories: (i) any contract (or group of related contracts) that required payments to the Company in excess of $100,000 or by the Company in excess of $100,000 for the twelve months ended August 31, 2022; (ii) any partnership, strategic alliance, profit sharing, joint venture, limited liability company or similar agreement; (iii) any contract that provides for “earn-outs” or other contingent payments; (iv) any Contract relating to the acquisition or disposition by the Company of any operating business, product line, material assets or Equity Interests that is (A) entered into within the three (3) years prior to the date of this Agreement, or (B) that otherwise has outstanding obligations of the Company; (v) any contract with any Equityholder or Affiliate (or any current spouse or children of any Equityholder or Affiliate) of the Company; (vi) any employment, personal services or consulting contract providing for total annual compensation in excess of $100,000, other than any such contract that is, if an employment contract, terminable “at will” without penalty or severance or, if a consulting contract, that can be terminated without penalty, liability or premium upon notice of thirty (30) days or less; (vii) any union or collective bargaining agreement, employee representation agreement, works council agreement or other similar Contract with any group of employees, labor organization, union or other representative of Company employees; (viii) any guaranty, surety or performance bond or letter of credit issued or posted, as applicable, by the Company; any contract evidencing Indebtedness of the Company providing for the creation of any Lien upon any of the property or assets of the Company; any contract relating to any loan or advance by the Company to any Person which is outstanding as of the date of the Agreement (other than reimbursement of expenses incurred by Company employees in the ordinary course of business); (ix) any contract containing any covenant that materially limits the conduct of the Company’s business as currently conducted (excluding any contract the purpose of which is to limit the disclosure or use of confidential information on customary terms entered into in the ordinary course of business), including any Contract (A) restricting the sale of any products or services of the Company or any future line or extension of such products or services, (B) restricting or limiting the entering into of any market or line of business by the Company, (C) restricting or limiting the ability of the Company to compete with any other Person, (D) restricting or prohibiting the transaction of business with any other Person (including restricting the solicitation of business from any Person) by the Company, (E) granting to another Person exclusive rights with respect to any goods or services or territory, or rights of first refusal or rights of first

25 offer, (F) granting any “most favored nation” or “most favored customer” type provision, or (G) restricting the solicitation by the Company of any employees employed by any other Person; (x) any Contract that provides for the indemnification of (A) any current or former manager, director, officer or employee of the Company (other than the charter, Governing Documents and insurance policies of the Company); or (B) any Person (other than Contracts with customers, licensors, service providers or suppliers entered into in the ordinary course of business); (xi) any Contract that relates to any investigation involving any Governmental Entity and the Company, or that relates to litigation or a proceeding involving the Company (provided such litigation, proceeding or investigation remains outstanding or for which there are outstanding Liabilities) during the thirty-six (36) months immediately preceding the Closing Date; (xii) any power of attorney affecting the Company; (xiii) any Contract granting, licensing, sublicensing or otherwise transferring any Company Intellectual Property; (xiv) any other Contract that, to the Knowledge of the Company, is material to the Company and not otherwise listed on the Disclosure Schedule; and (xv) any loan agreement, agreement for Indebtedness, note, mortgage, security agreement, guaranty, surety or performance bond or letter of credit issued or posted, as applicable, by the Company. (b) The Company is not and since the Lookback Date has not been a party to any forward Contracts, hedging Contracts, interest rate swap Contracts or similar Contracts or arrangements. The Company has made available to the Buyer a correct and complete copy of each Material Contract (as amended to date) required to be listed on Section 3.17(a) of the Disclosure Schedule. With respect to each such Material Contract: (i) the Material Contract was duly authorized, executed and delivered by or on behalf of the Company and, to the Company’s Knowledge, each other party thereto and (ii) none of the Company, or to the Company’s Knowledge, any other party, since the Lookback Date, has materially breached, defaulted on, or repudiated, any provision of the Material Contract and, no event has occurred which (with or without notice or lapse of time) would constitute a breach or default by the Company, or permit the other party to the Contract to terminate or modify such Contract. Each Material Contract is valid and in full force and effect and enforceable in accordance with its terms. During the Lookback Period, the Company has not received any written cure notices under any such Material Contract or any written allegation of an intention to terminate, cancel or modify in any way materially adverse to the Company any such Material Contract (other than notices that have been rescinded or cured). Since the Lookback Date, the Company has not waived any material rights under any Material Contract. Since the Lookback Date, the Company has made no assignment of payments otherwise due to the Company under any Material Contract. 3.18 Government Contracts.

26 (a) List of Government Contracts and Government Bids. (i) Set forth on Section 3.18(a)(i) of the Disclosure Schedule is a complete, current and accurate list of each Material Government Contract, the period of performance of which has not yet expired or been terminated or for which final payment has not yet been received, including the contract number and award/effective date, all parties to the contract and whether the contract is a Government Prime Contract or Government Subcontract, to the extent the disclosure of such information does not violate the Company’s obligations under any Law or agreement. The Company has not received notice that any Current Government Contract or outstanding Government Bid is the subject of bid or award protest proceedings and, to the Knowledge of the Company, no such Current Government Contract or outstanding Government Bid is reasonably likely to become the subject of bid or award protest proceedings. (ii) Set forth on Section 3.18(a)(ii) of the Disclosure Schedule is a list of each Government Bid which has not expired or for which an award has not been made, including the submission date. As of the Closing Date, the Company has no outstanding Government Bid that, if accepted or resulting in the award of a Government Contract to the Company, is reasonably expected to result in a loss in excess of $10,000. (iii) Set forth on Section 3.18(a)(iii) of the Disclosure Schedule is a list of (1) each teaming agreement to which the Company is a party with respect to which the term has not yet expired, which has not been terminated pursuant to its terms, or which has not been superseded by the award of a Government Contract for which the teaming agreement was entered into, and (2) each existing joint venture agreement to which the Company is a party and which was formed for the performance of, or in connection with, a Government Contract or Government Bid. (iv) Section 3.18(a)(iv) of the Disclosure Schedule sets forth a current, complete and accurate list of each Material Government Vendor Subcontract, including the name of the counterparty and the effective date. (v) The Company has made available to the Buyer correct and complete copies of all such Government Contracts listed or required to be listed on Section 3.18(a)(i) of the Disclosure Schedule (including all related task orders and delivery orders, all modifications, statements of work, and purchase orders issued under such Government Contracts), all such outstanding Government Bids submitted by the Company listed or required to be listed on Section 3.18(a)(ii) of the Disclosure Schedule, all such teaming agreements and joint venture agreements, if any, listed or required to be listed on Section 3.18(a)(iii) of the Disclosure Schedule, and all Current Government Vendor Subcontracts listed or required to be listed on Section 3.18(a)(iv) of the Disclosure Schedule, including all modifications, statements of work, and purchase orders, task orders, or delivery orders issued under such Government Vendor Subcontracts, to the extent disclosure of the same to the Buyer does not violate an obligation of the Company under any Law or agreement. (vi) Section 3.18(a)(vi) of the Disclosure Schedule sets forth, arranged by subsection, (A) a current, accurate and complete list of each Government Contract and Government Bid awarded or performed at any time in the past six (6) years, which was restricted or set-aside, in whole or in part for entities that qualify as, or in connection with which the

27 Company represented that the Company, individually or as a member of a joint venture, was a small business concern, a small disadvantaged business, a service-disabled, veteran-owned small business concern, a veteran- owned small business concern, a woman-owned business concern, a “protégé” under a mentor- protégé agreement or program, or had or qualified for any other preferential status (including participation in preferential status programs such as the Historically Underutilized Business Zone program and participation under section 8(a) of the Small Business Act) or other “set aside” status (collectively, a “Preferred Bidder Status”), including the preferred status applicable to each; and (B) a current, accurate and complete list of each Government Contract awarded or performed at any time in the past six (6) years, which was restricted or set- aside, in whole or in part, for entities that qualify as a woman-owned business concern. For purposes of Section 3.18(a)(vi)(B) of the Disclosure Schedule only, each task, delivery or purchase order issued against a Government Contract constitutes a separate Government Contract. (vii) Each teaming agreement and joint venture agreement required to be listed on Section 3.18(a)(iii) of the Disclosure Schedule and each Current Government Contract and Current Government Vendor Subcontract was legally awarded, is in full force and effect and is valid, binding and enforceable against the Company, and to the Company’s Knowledge, against each other party thereto, in accordance with their terms, except to the extent that the enforceability thereof may be affected by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally or by court-applied equitable principles. The Company has not received written notice (or to the Company’s Knowledge, oral) and the Company does not otherwise have any reasonable basis to believe that any Current Government Contract, Current Government Vendor Subcontract, teaming agreement, joint venture agreement, or Government Bid shall not remain in effect after the Closing in accordance with their terms. During the past six (6) years, there has been no material breach, default or violation on the part of the Company or, to the Company’s Knowledge, on the part of any other party to any Government Contract, Government Vendor Subcontract, teaming agreement, joint venture agreement or Government Bid nor has the Company received written notice, or to the Company’s Knowledge, oral notice of any such breach, default or violation. (viii) Except as set forth on Section 3.18(a)(viii) of the Disclosure Schedule, no Current Government Contract was at the time of award, or is currently, dependent upon the Company having any Preferred Bidder Status, either individually or as a member of a joint venture or teaming arrangement, and no outstanding Government Bid required the Company to certify or represent that it had Preferred Bidder Status, either individually or as a member of a joint venture, either to be eligible for award or to receive credit under the evaluation criteria of the solicitation to which the Government Bid relates. During the past six (6) years, and as except as set forth on Section 3.18(a)(viii) of the Disclosure Schedule, the Company has not submitted a Government Bid or been awarded a Government Contract, or any task, delivery or purchase order thereunder, which the Company was ineligible to submit or be awarded due to its bidder status classification at the time such Government Bid was submitted or such Government Contract was awarded (including in connection with a procurement reserved or set-aside for companies having a Preferred Bidder Status). Except as set forth on Section 3.18(a)(viii) of the Disclosure Schedule, the Company accurately represented its Preferred Bidder Status for each Government Contract awarded or performed, and each Government Bid submitted, in the past six (6) years, including in connection with options and orders issued thereunder, and has notified relevant Government Authorities or other Persons of any changes in Preferred Bidder Status in accordance with applicable requirements, if any. Except as set forth on Section 3.18(a)(viii) of the Disclosure

28 Schedule, during the past six (6) years, each Government Contract, including options and orders issued under each Government Contract, was obtained and performed in material compliance with applicable Laws regarding small business and other socioeconomic government contracting preference programs, including, but not limited to, size and program eligibility requirements. All assumptions, representations, warranties, statements of fact and other factual information contained in the Memorandum are true, accurate and complete in all material respects and do not contain any material inaccuracies. The Memorandum does not omit any fact necessary to make the statements or facts contained therein not misleading in any material respect. (ix) With respect to each Current Government Contract, teaming agreement, and joint venture agreement, during the past six (6) years, the Company has not received written notice (or the Company’s Knowledge, oral) that the applicable Governmental Entity or counterparty shall terminate, place in dormant status, off-ramp, reduce expenditures, or fail to exercise options following a change in Preferred Bidder Status or ownership, nor with respect to any Material Government Contract is any such action required by its terms or applicable Law. (x) With respect to each Government Contract, Government Vendor Subcontract, teaming agreement, joint venture agreement, and Government Bid, during the past six (6) years: (A) The Company has complied in all material respects with all terms and conditions of each Government Contract, Government Vendor Subcontract, teaming agreement, joint venture agreement, and Government Bid including all clauses, provisions and requirements incorporated by reference or by operation of Law therein. To the Company’s Knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would result in a condition of default or material breach of a Government Contract, Government Vendor Subcontract, joint venture agreement, teaming agreement, or Government Bid. (B) The Company has complied with all applicable Laws pertaining to each Government Contract, Government Vendor Subcontract, teaming agreement, joint venture agreement, or Government Bid in all material respects. To the Company’s Knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would result in a violation in any material respect of any applicable Law pertaining to a Government Contract, Government Vendor Subcontract, teaming agreement, joint venture agreement, or Government Bid. (C) All representations and certifications made, acknowledged or set forth by the Company therein or pertaining thereto were current, accurate and complete as of their effective date in all material respects, and all such representations and certifications have continued to be current, accurate and complete in all material respects to the extent required by their terms. (D) All certified cost or pricing data submitted by or on behalf of the Company in connection therewith were current, accurate and complete as of the certification date. There exists no basis for a claim against the Company in excess of

29 $500,000, individually or in the aggregate, by a Governmental Entity as a result of defective cost or pricing data submitted to a Governmental Entity. (E) The Company has maintained systems of internal controls, including quality control systems, cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems and material management systems, that are in compliance with all requirements thereof and applicable Laws in all material respects. (F) No Government Contract has been terminated for convenience or default and no such termination of a Current Government Contract has been threatened in writing or, to the Company’s Knowledge, orally, by a Governmental Entity or other Person. (G) The Company has not received (i) any written, or to the Company’s Knowledge, oral cure notice, letter of concern or show cause notice, or similar notice, regarding performance; (ii) written, or to the Company’s Knowledge, oral notice indicating that a Governmental Entity or other Person shall reduce its future expenditures, decline to exercise options, or reduce the period of performance; or (iii) any written, or to the Company’s Knowledge, oral notice of or Claim for, default, breach of contract, violation of applicable Law, or which could be expected to affect payments under, or adversely affect the award of, Government Contracts in the future. (H) There has not been any disallowance, withholding or setoff of any payments by a Governmental Entity or other Person under a Government Contract in excess of $1,000,000 individually or in the aggregate. (I) There are no Government Contracts or Government Bids (or mitigation plans under such Government Contracts or Government Bids) that include one or more terms or provisions that presently restrict the Company’s ability to bid on or perform work on specific future contracts or programs or for specific periods of time based upon “organizational conflicts of interest,” as defined in FAR Subpart 9.5 or other applicable Law, regulation, or Contract term. (J) No Current Government Contract has, to date, or is currently projected to have, fully burdened costs incurred in excess of the Current Government Contract fixed price, or, in the case of flexibly-priced or cost-reimbursement Contracts, fully burdened costs incurred in excess of the ceiling price or funded amount of the Government Contract. (K) The Company is not subject to any forward pricing rate agreements as described in FAR section 15.407-3 or FAR subpart 42.17. The Company has made no assignment of payments otherwise due to the Company under any Current Government Contract. (L) The Company has not received any past performance evaluations or ratings of less than satisfactory, and no past performance evaluation received has set forth a default or other failure to perform or termination for default.

30 (M) All invoices and Claims for payment, reimbursement or adjustment, including requests for progress payments and provisional payments, submitted by or on behalf of the Company in connection with a Government Contract were current, accurate, and complete as of their applicable submission dates in all material respects. All costs, fees, profit, hourly labor rates and other charges and expenses of any nature that have been charged by or on behalf of the Company in connection with a Government Contract were current, accurate and complete as of their applicable submission dates in all material respects; were properly chargeable to such Government Contract; were charged in amounts consistent with the requirements of such Government Contracts and applicable Law; and there shall be no refunds, reimbursements or rate adjustments including any cost disallowances or price adjustments by a Governmental Entity or other Person that shall result in a Loss to the Company (in each case in excess of $100,000). The Company has complied in all material respects with the notice and pricing requirements of the price reduction clause or most favored customer clause in each Government Contract to the extent applicable. The Company has complied with other pricing limitations or restrictions with respect to the Government Contracts, and the Company has not received any demand by a Governmental Entity or other Person for a refund under a Government Contract based upon the Company’s failure to comply with the price reductions clause, most favored customer clause, cost principles, or limitation on pricing clause. The Company and each of its employees have complied with all applicable timekeeping requirements of the Government Contracts in all material respects. There have been no, and are no ongoing, audits (other than routine audits by a Governmental Entity in the ordinary course of business), reviews or investigations by any Governmental Entity, other Person, or the Company with regard to the Government Contracts. (N) Except as set forth in Section 3.18(a)(x)(N) of the Disclosure Schedule: (i) all reports and certificates of compliance that the Company has provided to a Governmental Entity or other Person pursuant to any Government Contract or as part of the delivery of goods or services under Government Contract, were complete and correct as of the date so provided in all material respects; (ii) the Company has timely provided all reports required by any Government Contract or as required by any applicable Laws; and (iii) the Company has not been subject to sanctions or liquidated damages for failing to timely perform services or submit reports as required by a Government Contract or applicable Law. (O) The Company has final, approved indirect rates through December 31, 2020. (P) The Company has complied with all data security, cybersecurity, and physical security systems and procedures required by its Government Contracts in all material respects. Any data security, cybersecurity or physical security breach related to any Government Contract has been reported to the necessary Governmental Entity or other Person as required by the terms of the Government Contract and applicable Law. Except as set forth in Section 3.18(a)(x)(P) of the Disclosure Schedule, (i) the Company has not received written notification of cost, schedule, technical or quality problems that could reasonably result in claims against it in excess of $1,000,000, individually or in the aggregate; (ii) there are no Government Contracts pursuant to which

31 the Company is reasonably likely to experience cost, schedule, technical or quality problems that could reasonably result in claims against it in excess of $1,000,000, individually or in the aggregate; and (iii) to the Knowledge of the Company, no Person has notified it that any Governmental Entity intends to require the Company to lower its rates under any of the Government Contracts (including any task orders). (b) Investigations, Audits and Internal Controls. Except as set forth in Section 3.18(b) of the Disclosure Schedule, in the past six (6) years, with respect to any Government Contract or Government Bid: (i) There has been and is currently no pending Claim or to the Company’s Knowledge, a reasonable basis to give rise to any Claim against the Company for fraud or under the United States civil or criminal False Claims Acts, the United States Procurement Integrity Act or other applicable Law, and the Company has taken no action that could reasonably be expected to give rise to such Claim. (ii) There have been no document requests, subpoenas, search warrants or civil investigative demands addressed to the Company in connection with or related to any Government Contract or Government Bid. (iii) Neither the Company nor any predecessors, officers, managers or directors, or Principals of the Company has been or is currently under administrative, civil or criminal investigation, indictment, or audit by a Governmental Entity (other than routine audits in the ordinary course of business) with respect to any Government Contract or Government Bid, and the Company has not received notice of any such investigation, indictment or audit, and to the Company’s Knowledge no such investigation, indictment or audit is threatened. (iv) The Company has not made or been required to make any voluntary or mandatory disclosure to a Governmental Entity with respect to any alleged false statements, false claims, failure to comply with applicable Law, or similar misconduct under or relating to any Government Contract or Government Bid, or with respect to any act, alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid. (v) The Company has not conducted or hired a third-party to conduct an internal investigation with respect to any false statements, false claims, failure to comply with applicable Law, or similar misconduct under or relating to any Government Contract. (vi) The Company has not made, and is not and has not been required to make, any disclosure to a Governmental Entity under FAR Subpart 3.1003 or FAR clause 52.203- 13 including with respect to credible evidence of a violation of federal criminal Law involving fraud, conflict of interest, bribery or gratuity provisions found in Title 18 of the United States Code, a violation of the civil False Claims Act, or a significant overpayment in connection with the award, performance or closeout of any Government Contract, and the Company is not in possession of any credible evidence that would require mandatory disclosure under the FAR. (vii) The practices and procedures used by the Company in estimating costs and pricing proposals and accumulating, recording, segregating, reporting and invoicing

32 costs in connection with each Government Contract or Government Bid have been and are in compliance with the requirements of all applicable Laws, including FAR Part 31 and all applicable Cost Accounting Standards and related regulations, in all material respects; no audit by a Governmental Entity (including the Defense Contract Audit Agency) has questioned such costs or identified any other failure to comply with material contractual requirements or applicable Law; and there has been and is no request by a Governmental Entity for a price reduction based on a claimed disallowance by a Governmental Entity. (viii) Section 3.28(c)(viii) of the Disclosure Schedule lists each final written audit report received by the Company issued by any Governmental Entity with respect to any Government Contract, Government Bid, or business system or practice of the Company related to any Government Contract or Government Bid, except audit reports and other correspondences received in the ordinary course of business. The Company has delivered to Buyer correct and complete copies of each such report. The Company has not been subject to an audit or received a final written audit report by or from any Governmental Entity with respect to any Government Contract, Government Bid, or business system or practice of the Company related to any Government Contract or Government Bid, with adverse or negative findings. (ix) The Company has not received any (1) written or, to the Company’s Knowledge, oral notice that (other than in the ordinary course of business) it is or was being specifically audited or investigated by the Government Accountability Office, the Defense Contract Audit Agency, any state or federal agency Inspector General, the contracting officer with respect to any Government Contract, or the Department of Justice (including any United States Attorney) or (2) written notice that any audit, review, inspection, investigation, or examination has revealed any fact or occurrence which could reasonably be expected to have a Material Adverse Effect on its business, operations, profits, prospects, properties and financial or other condition. (x) To extent required by its Government Contracts or applicable Law, the Company maintains systems of internal controls (including cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems and material management systems) that are in substantial compliance with all requirements of the Government Contracts and of applicable Law. (c) Debarment, Suspension and Exclusion. (i) Neither the Company nor any Affiliates, officers, managers, directors or any “Principal” (as defined in FAR 2.101) of the Company has been debarred, proposed for debarment or suspended from participation in the award of Government Contracts (it being understood that debarment and suspension do not include ineligibility to bid for certain contracts due to generally applicable bidding requirements); nor subject to any indictment, lawsuit, subpoena, civil investigative demand, discovery request, administrative proceeding, voluntary disclosure, consent decree, judgment, deferred prosecution agreement, Claim, dispute, mediation, arbitration or settlement concerning any material violation of any requirement pertaining to a Government Contract or Government Bid, nor has any of the foregoing been threatened; nor are any of them listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs. No valid basis exists for the debarment or suspension of the Company or any Affiliates, officers, managers, directors or any “Principal” (as defined in FAR 2.101) of the Company.

33 (ii) The Company has not been determined by a Governmental Entity to be non-responsible for award of a Government Contract within the past four (4) years. (iii) Neither the Company nor any of its Affiliates, officers, managers, directors or “Principals” (as defined in FAR 2-101) has ever been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain or performing a public (federal, state or local) contract or subcontract; violation of federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, violating federal criminal Tax Laws or receiving stolen property. (d) Claims, Disputes, Requests for Equitable Adjustment and Financing with respect to Government Contracts and Government Bids. (i) The Company does not have any outstanding requests for equitable adjustment or Claims asserted by or against a Governmental Entity or any other Person arising under or relating to a Government Contract, Government Vendor Subcontract, teaming agreement, or Government Bid. (ii) There are no outstanding disputes between the Company, on the one hand, and any Governmental Entity or other Person on the other hand, under the Contract Disputes Act or any other applicable Law governing disputes arising under Government Contracts. (iii) There are no financing arrangements or assignments of proceeds with respect to any Current Government Contract. (e) Backlog and Government Property. (i) Section 3.18(e)(i) of the Disclosure Schedule sets forth for each Government Contract having backlog as of September 30, 2022, the dollar amounts of Funded Backlog and Unfunded Backlog of the Company thereunder as of such date (calculated by the Company consistent with past practice) and the name of the customer. (A) All of the Contracts constituting the backlog of the Company were entered into in the ordinary course of business and (B) management of the Company believes in good faith that such Government Contracts are capable of performance in accordance with the terms and conditions of each such Contract by the Company without a loss. For purposes of this Agreement, “Funded Backlog” means the total amount of funding allotted to a Government Contract minus the total amount of direct costs, indirect costs and profit or fee incurred and allocable to such Government Contract, and the term “Unfunded Backlog” means the total price of a Government Contract minus the total amount funding currently allotted to such Government Contract. (ii) Section 3.18(e)(ii) of the Disclosure Schedule identifies all personal property, equipment and fixtures loaned, bailed or otherwise furnished to the Company by or on behalf of a Governmental Entity and remaining in the Company’s possession (the “Government Furnished Items”), the current locations thereof and the Government Contract pursuant to which such Government Furnished Items were issued. The Company has complied with all of its obligations relating to the Government Furnished Items and upon the return thereof to any

34 Governmental Entity in the condition thereof on the Closing Date would have no liability with respect thereto. (f) Security Clearances. The employees of the Company possess all United States Government security clearances or other personnel-specific approvals required to perform the applicable Current Government Contracts of the Company (“Personnel Security Clearances”) and the Company possesses all facility security clearances it is required to possess in order to perform the applicable Current Government Contracts (“Facility Security Clearances”) and (A) to the Knowledge of the Company, the subcontractor(s) and independent contractor(s) of the Company possess all necessary security clearances or other personnel-specific approvals required to perform in support of the applicable Current Government Contracts of the Company; (B) the Company and each current employee of the Company who holds a security clearance is, and since the Lookback Date has been, in material compliance with all applicable Laws regarding national security, including those obligations specified in the National Industrial Security Program Operating Manual, 32 CFR Part 117, and any supplements, amendments or revised editions thereof (“NISPOM”). No Facility Security Clearances held by the Company or, to the Knowledge of the Company, Personnel Security Clearances previously possessed by current employees have been revoked for any reason, other than lack of use. All requisite Personnel Security Clearances and Facility Security Clearances are valid and in full force and effect. Except to the extent disclosure thereof is prohibited by applicable Law, Section 3.18(f) of the Disclosure Schedule sets forth a true and complete list of all Facility Security Clearances held by the Company and all Personnel Security Clearances (by category only) held by the employees of the Company to the extent required to perform on the Current Government Contracts of the Company. The Company has no unresolved adverse audit or other findings with the Defense Counterintelligence and Security Agency (“DCSA”) or its predecessor agency or other relevant cognizant security agencies concerning its Facility Security Clearances in the past three (3) years and has had at least a “satisfactory” rating from DCSA (or similar) with respect to its Facility Security Clearances during the last three (3)-years. To the Knowledge of Company, there is no existing information, fact, condition, or circumstance that would reasonably be expected to cause the Company to lose any Facility Security Clearance. (g) Government Relations. Neither the Company nor any of its officers, managers, directors, or employees or, to the Knowledge of the Company, agents (or members, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other unlawful thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the Company’s business, including any offer, payment or promise to pay money or other thing of value: (i) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any Person, or (ii) to any Person, while knowing that all or a portion of such money or other thing of value shall be offered, given or promised to any such official or party for such purposes. The Company’s business is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements. The Company has not otherwise taken any action that would cause the Company to be in violation of the FCPA, the Anti- Kickback Act of 1986 (“Anti-Kickback Act”), or any applicable Laws of similar effect. There is no

35 charge, proceeding or investigation by any Governmental Entity with respect to a violation of the FCPA or Anti-Kickback Act that is now pending or has been asserted or threatened in writing with respect to the Company. The books, records, and accounts of the Company have at all times accurately and fairly reflected, in reasonable detail, the transactions and dispositions of its funds and assets. There have never been any false or fictitious entries made in the books, records or accounts of the Company relating to any illegal payment or secret or unrecorded fund, and the Company has not established or maintained a secret or unrecorded fund. (h) Trade Compliance Laws and Customs Laws. (i) Since the Lookback Date, the Company has complied in all material respects with all Export Control and Import Laws. The Company has not conducted any transactions, directly or indirectly, without any required government authorization or otherwise in material violation of applicable Laws, related to (a) Cuba, Iran, North Korea, Sudan, Syria, Belarus, Russia, or the Crimea, Luhansk and Donetsk regions of Ukraine; or (b) individuals or Persons identified on, or who owned 50% or greater by one or more parties identified on, any restricted party list maintained by the U.S. Government, including the List of Specially Designated Nationals and Blocked Persons, Foreign Sanctions Evaders List and Sectoral Sanctions Identifications List administered by the U.S. Treasury Department’s Office of Foreign Assets Control, and the Denied Persons List, Unverified List and Entity List administered by the U.S. Commerce Department’s Bureau of Industry and Security. Since the Lookback Date, the Company is not nor has it been the subject of or a party to any allegation, Claim, whistleblower or other complaint, voluntary disclosure, investigation, prosecution, settlement, enforcement action, or other Claim related to any applicable Export Control and Import Laws. Neither the Company nor any directors, officers, employees, or, to the Knowledge of the Company, any agent thereof is the target of any Export Control and Import Laws administered by the U.S. Government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control. No charge, proceeding, investigation, or inquiry by any Governmental Authority with respect to a violation of any applicable Export Control and Import Laws is now pending or has been asserted or threatened with respect to the Company in the past three years. Since the Lookback Date, the Company has not been the subject of any past charge, proceeding, investigation or inquiry with respect to potential or actual violations of any Export Control and Import Laws. During the past five (5) years, the Company: (i) has not made any voluntary disclosure with respect to a possible violation of Export Control and Import Laws to any Governmental Entity; and (ii) has not been subject to civil or criminal penalties imposed by any Governmental Entity with respect to violations of any Export Control or Import Laws. The Company is in compliance with all applicable U.S. and non-U.S. customs Laws and regulations, including Laws enforced by U.S. Customs and Border Protection (collectively, “Customs Laws”), including any export or import declaration filing, payment of customs duties, compliance with import quotas, import registration or any other similar requirements related to the exportation or importation of supplies or services by the Company. There is no charge, proceeding or investigation by any Governmental Entity with respect to a violation of any applicable Customs Laws that is now pending or, to the Knowledge of the Company, threatened with respect to the Company. (ii) The Company is not using any Intellectual Property developed under any Government Contract for purposes outside of the scope of that Government Contract without having obtained, if required, the necessary and appropriate prior permission of the relevant

36 Governmental Entity or prime contractor, subcontractor, vendor or other authorized Person. The Company has taken all steps required under any Government Contracts or applicable Laws to protect its rights in and to any Company Intellectual Property and has included, as necessary, the proper restrictive legends on all copies of any Company Intellectual Property delivered in connection with a Government Contract and, other than as required under any Government Contract, the Company is not obligated to provide a license to any Governmental Entity to use or disclose any of the Intellectual Property used in connection with such Government Contract. 3.19 Insurance. Set forth on Section 3.19 of the Disclosure Schedule is a list of all policies of insurance, insurer, annual premium, premium payment dates, expiration date, and amount of coverage (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements but not including any policy with respect to a Company Benefit Plan set forth on Section 3.21(a) of the Disclosure Schedule) to which the Company is a party. Correct and complete copies of all such policies have been made available to the Buyer. With respect to each such insurance policy: (a) the policy is in full force and effect by its terms; (b) none of the Company, or, to the Company’s Knowledge, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices) and (c) the Company has not received written notice or, to the Company’s Knowledge, oral notice from the insurer disclaiming coverage or reserving rights with respect to a particular Claim or such policy in general. There are no pending Claims under such policies which are reasonably likely to exhaust the applicable limit of liability. In the past two (2) years, the Company has not (i) been denied insurance coverage for any reason or (ii) received written notice from, or on behalf of, any insurance carrier relating to or involving any materially adverse change in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of such policy or material alteration of coverage under any such policy. Since the Lookback Date, the Company has not made a Claim against an insurance policy as to which the insurer denied coverage. Except as set forth on Section 3.19 of the Disclosure Schedules, the insurance has been continuously in force, with no gaps in coverage since the Lookback Date. The Company does not have any self-insurance or co-insurance programs. The insurance policies are sufficient for compliance in all material respects with applicable Laws and requirements under any applicable Material Contracts and Current Government Contracts of the Company. 3.20 Personnel. (a) Set forth on Section 3.20(a)(i) of the Disclosure Schedule is a complete and accurate list of all employees of the Company as of the date hereof showing for each as of that date: the employee’s name (or employee number); location (city, state); job title; hire date; active/inactive status (and if inactive, start date of leave and expected return to work date); full- time/part-time status; compensation (including hourly rate or base salary, bonus, commission, and other cash incentive compensation) paid or accrued for the year 2021 through December 31, 2021 and for the nine-month period through September 30, 2022; and the amount of accrued and unused paid leave time. Except as set forth in Section 3.20(a)(ii) of the Disclosure Schedule: (i) each such employee is employed at-will; (ii) the Company has timely paid in full to each such employee all wages, salaries, commission, bonuses and other compensation due and owing to such employee, including overtime compensation (other than compensation due and owing for the payment cycle in effect as of the date hereof); and (iii) there are no severance payments which are payable by the Company to any such employee under the terms of any written or, to the Company’s Knowledge,

37 oral agreement, or any applicable Law or practice. Except as set forth in Section 3.20(a)(iii) of the Disclosure Schedule, each such employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company. Since the Lookback Date, all employees that have been classified as exempt under the Fair Labor Standards Act and applicable state and local wage and hour laws, are and have been properly classified. The Company is not a joint employer or co-employer for any third party with which it has contracted for labor since the Lookback Date. (b) Set forth on Section 3.20(b)(i) of the Disclosure Schedule is a complete and accurate list of all individual and single-member entity independent contractors that provide services to the Company as of the date hereof showing for each as of that date: name; description of services; engagement start date; anticipated term of services (if applicable); rate of remuneration; and location where services are provided (state). Except as set forth on Section 3.20(b)(ii) of the Disclosure Schedule, each such independent contractor is a party to a written contract with the Company, including customary covenants regarding confidentiality, assignment of inventions and copyright. For the purposes of applicable Law, including the Code, all independent contractors who have been engaged by the Company since the Lookback Date, are bona fide independent contractors and not employees of the Company. With respect to such independent contractors, no Proceeding of reclassification has been made nor, to the Company’s Knowledge, threatened, and, to the Company’s Knowledge, no facts or circumstances exist that could reasonably be expected to give rise to any such Proceeding. Except as set forth in Section 3.17(a)(vi) of the Disclosure Schedule, each individual and single-member entity independent contractor engaged by the Company is terminable on not more than thirty (30) days’ notice. (c) Since the Lookback Date, the Company has complied in all material respects with all applicable Laws, rules and regulations which relate to wages, hours, occupational safety and health, work authorization, equal employment opportunity, immigration and withholding of income taxes on wages, unemployment compensation, worker’s compensation, employee privacy and right to know and social security contributions and has not engaged in any unfair labor practice. None of the employees of the Company is represented by any labor union for collective bargaining with the Company or is a party to or otherwise bound by any labor or collective bargaining agreement. Since the Lookback Date, the Company has not received written notice or, to the Company’s Knowledge, oral notice of any labor strike, labor dispute, labor grievance or arbitration, or concerted work stoppage, and the Company has not experienced any labor strike. To the Company’s Knowledge, no employee or individual or single-member entity independent contractor of the Company is in violation of any term of any employment contract, confidentiality, noncompetition or other proprietary rights agreement or any other contract relating to the right of such Person to be employed by, or provide services to, the Company. (d) There are no pending workman’s compensation liabilities, matters or experience that individually would reasonably be expected to result in liability in excess of $50,000 or collectively in excess of $200,000. Except as set forth on Section 3.20(d)(ii) of the Disclosure Schedule, there is no employment-related charge, complaint, grievance, investigation or obligation of any kind pending or, to the Company’s Knowledge, threatened, in any forum, relating to an alleged violation or breach of any law or contract. Except as set forth on Section 3.17(a)(vi) of the Disclosure Schedule, there are no employment, retention or severance agreements with any employees of the Company (other than any such agreement that is terminable “at will” without

38 penalty or severance or that can be terminated without penalty, liability or premium upon notice of thirty (30) days or less). (e) The Company has not (i) elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act, (ii) claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act or (iii) elected to defer any Applicable Taxes on Applicable Wages as an Affected Taxpayer (each as defined in IRS Notice 2020-65). 3.21 Employee Benefits. (a) Set forth on Section 3.21(a)(i) of the Disclosure Schedule is a list of each “Company Benefit Plan,” which is defined as each plan, fund, program, agreement, policy or arrangement (written or oral), whether or not subject to ERISA, which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer, director, manager, (or their spouses and dependents) of the Company or with respect to which the Company has any Liability, in any case, that provides executive compensation, deferred or incentive compensation, compensation (other than regular salary), bonus, commission, pension, profit sharing, equity or equity-related rights change in control, retention, termination, salary continuation, employee assistance, supplemental retirement, severance, vacation, time-off, sickness, disability, death, material fringe benefit, insurance (including any self-insured arrangements), health or medical, dental, vision, life, welfare, worker’s compensation, supplemental unemployment benefits, post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), including any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), but excluding any plans maintained by a Governmental Entity. Schedule 3.21(a)(ii) identifies a Company Benefit Plan with respect to any consultant or independent contractor (or their spouse and dependents), other than with respect to ordinary compensation in the ordinary course of business. The Company does not have any Company Benefit Plan that provides for or otherwise relates to any equity bonus, equity option, equity purchase, phantom equity, restricted equity or restricted equity units. (b) Each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has been so qualified at all times; and each trust forming a part thereof is, and has been since its formation, exempt from tax pursuant to Section 501(a) of the Code. Each such Company Benefit Plan (i) has received a favorable determination or opinion letter from the Internal Revenue Service as to its qualification on which it may currently rely, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable IRS advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. To the Company’s Knowledge, no fact or circumstance exists which would reasonably be expected to materially adversely affect the qualified status of any such Company Benefit Plan or the Tax exempt status of any related trust. (c) Since the Lookback Date, each Company Benefit Plan has at all times been maintained, operated, funded and administered in all material respects in accordance with its governing instruments and all applicable laws, including but not limited to ERISA and the Code.

39 Except as set forth on Section 3.21(c), the Company has not made any voluntarily disclosure, self- correction or similar program or action with respect to any Company Benefit Plan. (d) (i) There have been no non-exempt Prohibited Transactions with respect to any Company Benefit Plan which could result in Liability to the Company (other than liability that has already been fully satisfied); (ii) there has been no breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) by the Company or, to the Company’s Knowledge, any third party administrator with respect to any Company Benefit Plan which could reasonably be expected to result in any Liability to the Company or to any fiduciary of any Company Benefit Plan; and (iii) no action, suit, Claim, proceeding, hearing, audit or investigation relating to any Company Benefit Plan (other than routine Claims for benefits) is pending, or to the Company’s Knowledge, threatened. (e) Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, contributed to, or been required to contribute to, nor does the Company have any Liability or obligation with respect to: (i) any “defined benefit plan” as defined in Section 3(35) or ERISA, (ii) any plan or arrangement covered by Title IV of ERISA, Section 302 of ERISA or Sections 412, 430 or 431 of the Code, (iii) any “multiemployer plan” as defined in ERISA Section 3(37), (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, (v) any “multiple employer plan” as described in ERISA Section 210 or Section 413(c) of the Code, (vi) any “voluntary employees beneficiary association” within the meaning of Section 501(c)(9) of the Code or (vii) any “welfare benefit fund” within the meaning of Section 419 of the Code. (f) Except as set forth on Section 3.21(f) of the Disclosure Schedule, no Company Benefit Plan provides, and the Company has no Liability or obligation to provide (and has not promised to provide), health, life or other welfare benefits or similar coverage to any current, future or former manager, officer, director, employee, consultant or other service provider (or any spouse, former spouse or other dependent thereof) following their termination of employment or other service, other than health benefits provided through the end of the month in which termination of employment occurs (to the extent required by the terms of the applicable health plan) or benefits required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar state laws. (g) The Company has made available to Buyer, with respect to each Company Benefit Plan, correct and complete copies of the following, to the extent applicable: (i) the annual report on Form 5500 (if required under ERISA) with respect to each such Company Benefit Plan for the last three (3) years (including all schedules and attachments); (ii) the most recent summary plan description, together with each summary of material modification required under ERISA with respect to such Company Benefit Plan; (iii) each written Company Benefit Plan, including all amendments thereto (or in the case of an unwritten Company Benefit Plan, a written description of the material terms thereof); (iv) all trust agreements, insurance contracts and similar instruments with respect to each funded or insured Company Benefit Plan; (v) any coverage, nondiscrimination and top-heavy testing reports for the last three (3) plan years with respect to each Company Benefit Plan that is subject to coverage, nondiscrimination and/or top-heavy testing; (vi) all investment management agreements, administrative services contracts or similar material agreements relating to the ongoing administration, investment or implementation of any Company Benefit Plan; (vii)

40 the most recent determination, advisory or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan; (viii) the Forms 1094-C and 1095-C for the Company for the 2018, 2019, 2020 and 2021 plan years; and (ix) all, non-routine communications with any Governmental Entity during the last three (3) years relating to any Company Benefit Plan. (h) All payments, benefits, contributions and premiums required under applicable Law or the terms of any Company Benefit Plan to be made or paid with respect to such Company Benefit Plan have been timely paid or made (taking into account any valid extensions) or, to the extent not yet due, have been properly accrued on the Company Financial Statements. (i) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (i) result in any “parachute payment” under Section 280G of the Code (or any corresponding provision of state, or local Tax Law) without regard to any shareholder cleansing vote or reduction for “reasonable compensation” (within the meaning of Section 280G of the Code), (ii) result in the payment, vesting, funding or increase in compensation or benefits to, or accelerate any payment, vesting or funding of compensation or benefits to, any current or former employee, officer, director, manager, consultant or individual independent contractor of the Company, (iii) result in any payment, benefit or vesting under or with respect to any Company Benefit Plan or (iv) limit the Company’s right to merge or terminate any Company Benefit Plan. The Company has no commitment or obligation to, and has not promised that it will, gross-up or indemnify any Person for Taxes, interest or penalties under Section 409A of the Code or Section 4999 of the Code. 3.22 Environmental Matters. (a) The Company: (i) Is, and since the Lookback Date has been, in compliance in all material respects with Environmental Laws and has no material Liability under any Environmental Laws; (ii) has not received any written (or to the Knowledge of the Company, oral) notices, demand letters or requests for information from any Governmental Entity or any other Person indicating that it may be in violation of, or liable under, any Environmental Law, and the Company is not subject to any pending or, to Company’s Knowledge, threatened Claim, action, suit, or proceeding under any Environmental Law; (iii) has not disposed of or released any Hazardous Substances on, in, from or under any real property that requires remediation under Environmental Laws or that has resulted in an environmental condition for which the Company has or reasonably expected to have any material Liability, and has not, to the Knowledge of the Company, leased or otherwise occupied any real property at which any release or threatened release to the environment of any Hazardous Substances has occurred and is currently undergoing remediation; (iv) has not arranged for offsite disposal of any Hazardous Substances for which the Company has any material Liability under any Environmental Laws; and

41 (v) has not conducted within the past three (3) years any material environmental investigation, study, test, audit, review or other analysis in relation to the current or prior business of the Company. 3.23 Certain Business Relationships with the Company. Except as set forth on Section 3.23 of the Disclosure Schedule, no Related Person, directly or indirectly (including through an Affiliate): (i) owns, directly or indirectly, any Equity Interest in any Person which is (a) a competitor of the Company, (b) supplier of the Company, or (c) customer of the Company; (ii) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Owned Intellectual Property) which is utilized by or in connection with the business of the Company; (iii) is a customer of or supplier to the Company; or (iv) directly or indirectly has an interest in or is a party to any Contract, agreement, lease, arrangement or understanding, whether or not in writing, pertaining or relating to the Company. 3.24 Customers and Suppliers. Section 3.24 of the Disclosure Schedule lists the ten (10) largest customers (based on net revenue received by the Company) (each, a “Material Customer”) and the ten (10) largest vendors (based on payments made by the Company) (each, a “Material Supplier”), in each case, for each of the fiscal year ended December 31, 2021, and the nine-month period ended September 30, 2022. Opposite the name of each such Material Customer is the approximate percentage of revenues attributable to such Material Customer for the year ended December 31, 2021, and the nine-month period ended September 30, 2022. Except for completions or expirations of contracts in accordance with their terms or as otherwise set forth on Section 3.24 of the Disclosure Schedule, within the past one (1) year, no Material Customer listed or required to be listed on Section 3.24 of the Disclosure Schedule has notified the Company in writing, or to the Knowledge of the Company, orally, that it shall, or intends to stop, cancel, terminate, or materially decrease the rate of buying products or services from the Company or otherwise materially adversely modify any relationship of such Person with the Company or any of its Contracts or Government Contracts with the Company. Within the past one (1) year, no Material Supplier has notified the Company in writing, or, to the Knowledge of the Company, orally, that it shall, or intends to, cancel, terminate, or otherwise adversely modify any relationships of such Person or any of its Contracts or Government Contracts with the Company or materially decrease the rate of supplying materials, products or services to the Company. The relationships of the Company with such suppliers and customers are reasonably good commercial working relationships. No Material Customer or Material Supplier has notified the Company in writing(or to the Knowledge of the Company, orally) that it intends to refuse to pay any amount due to the Company or seek to exercise any remedy against the Company. The Company has not within the past year been engaged in any material dispute with any Material Customer or Material Supplier. No Material Customer or Material Supplier has notified the Company in writing (or to the Knowledge of the Company, orally) that the consummation of the transactions contemplated in this Agreement and the other Transaction Documents, would, or is reasonably likely to, adversely or negatively affect the relationship of the Company with such Material Customer or Material Supplier. 3.25 No Other Agreement To Sell. Other than the sale of assets in the ordinary course of business and except with respect to the transactions contemplated by this Agreement, the Company has no legal obligation, absolute or contingent, to any other Person to sell, encumber or

42 otherwise transfer the Company, any Company Units, the assets or the business of the Company (in whole or in part), or to effect any merger, consolidation, combination, membership interest exchange, recapitalization, liquidation, dissolution or other reorganization involving the Company, or to enter into any agreement with respect thereto. 3.26 Brokers. Except as set forth on Section 3.26 of the Disclosure Schedule, no broker, finder or investment banker or other Person is directly or indirectly entitled to any brokerage, finder’s or other contingent fee or commission or any similar charge in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, the Seller Parties, or any of their respective Affiliates. 3.27 Absence of Certain Changes (a) Except for the Reorganization and as set forth on Section 3.27(a) of the Disclosure Schedule, since January 1, 2022, (a) the Company has conducted its business and has made expenditures (including capital expenditures) in the ordinary course of business consistent with past practices, and (b) there has not been any event, change, circumstance or development including any change in the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations (whether or not arising in the ordinary course of business) which has had or would reasonably be expected to have a Material Adverse Effect. (b) Without limitation of the foregoing, and except as set forth on Section 3.27 of the Disclosure Schedule or as contemplated by this Agreement, since January 1, 2022, the Company has not taken any of the following actions: (i) sold, leased, licensed, exchanged, mortgaged, pledged, transferred or otherwise disposed of any material assets of the Company other than in the ordinary course of business; (ii) other than in connection with the transactions contemplated by this Agreement: (A) redeemed, repurchased or otherwise reacquired any Equity Interests or, or any phantom equity; (B) liquidated, dissolved or effected any reorganization or recapitalization; or (C) split, combined or reclassified any Equity Interests or issued or authorized or proposed the issuance of any Equity Interests in respect of, in lieu of, or in substitution for, its Equity Interests; (iii) submitted any new Government Bid which, if accepted, would be expected to result in a loss to the Company; (iv) made any capital expenditure, capital addition or capital improvement (or series of related capital expenditures, additions or improvements) outside the ordinary course of business; (v) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) other than routine advances to employees for business expenses in the ordinary course of business;

43 (vi) issued, incurred or guaranteed any obligation for borrowed money or capitalized lease obligations, whether or not evidenced by a note, bond, debenture or similar instrument, or entered into any “keep well” or other agreement to maintain the financial condition of another Person or make any loans, or advances of borrowed money or capital contributions to, or equity investments in, any other Person or issued or sold any debt securities, except in the ordinary course of business under existing loan agreements or capitalized leases; (vii) made any change in its Governing Documents; (viii) issued, pledged, delivered, awarded, granted or sold, any Equity Interests or any phantom equity; (ix) declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind), except for customary dividends and/or distributions of cash in the ordinary course of business; (x) adopted (or entered into) any new or amended, modified or terminated any existing, in any material respect, bonus, profit sharing, incentive, retention, severance, employee benefit or other plan, Contract, loan, or commitment for the benefit of any of its directors, managers, officers and employees, excluding any of the foregoing to the extent (a) fully paid by the Company, (b) bonuses in the ordinary course of business of the Company, and (c) otherwise listed on the Disclosure Schedules; (xi) other than (i) in the ordinary course of business or (ii) as required by the terms of a Company Benefit Plan as in effect on December 31, 2021, granted or announced any increase in excess of 10% in compensation or benefits payable or to be provided to any of its directors, officers, employees, consultants or independent contractors, or granted any severance or termination pay; (xii) made or changed any material Tax election (including any SALT Election), changed any annual Tax accounting period, changed any method of Tax accounting, entered into any closing agreement with respect to any Tax, settled any Tax Claim or any assessment or surrendered any right to Claim a material Tax refund; (xiii) amended, canceled, compromised, waived or released any right or Claim (or series of related rights and Claims) outside the ordinary course of business, and did not accelerate the collection of accounts receivable or delay payment of accounts payable; (xiv) created any Subsidiaries or entered into any joint venture, partnership or similar arrangement; or (xv) committed to or agreed to undertake any of the foregoing. 3.28 Insolvency Proceedings. The Company is not the subject of any pending, rendered or threatened in writing or, to the Company’s Knowledge, orally threatened “insolvency” proceedings, as “insolvency” is defined pursuant to the federal bankruptcy Laws. The Company has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. The Company

44 is not insolvent nor shall it become insolvent as a result of the Seller entering into this Agreement (it being understood and agreed that none of the Company, the Seller or any Equityholder makes any representation or warranty, either on a stand-alone basis or as part of the representation and warranty in this Section 3.28, in regard to the effect of any financing incurred by the Buyer (including if the Company becomes an obligor or contingent obligor thereon) in connection with the consummation of the transactions contemplated by this Agreement or otherwise). 3.29 No Other Representations and Warranties. NONE OF THE COMPANY, OR ANY OF ITS REPRESENTATIVES, BOARD MEMBERS, OFFICERS, OR EQUITYHOLDERS, HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OF THE COMPANY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3 AND IN SECTION 2, SECTION 9.16(g) OR IN ANY OTHER TRANSACTION DOCUMENT. Without limiting the generality of the foregoing, except for the representations and warranties set forth in Section 2, Section 9.16(g) and Section 3 of this Agreement or in any other Transaction Document, none of the Company, any Equityholder or any other Person: (a) makes any representation or warranty, express or implied, as to condition, merchantability, suitability or fitness for a particular purpose of any of the assets of the Company, or (b) makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or the business of the Company (including any representation or warranty of any kind or nature whatsoever concerning or as to the accuracy or completeness of any projections, budgets, forecasts or other forward-looking financial information concerning the future revenue, income, profit or other financial results of the Company). Any and all statements or information communicated by the Company, any Equityholder, or any of their respective representatives or any other Person outside of this Agreement or the other Transaction Documents, including by way of the documents provided in response to Buyer’s due diligence requests, whether verbally or in writing, are deemed to have been superseded by this Agreement and the Transaction Documents, it being agreed that no such prior or contemporaneous statements or communications outside of this Agreement or the other Transaction Documents shall survive the execution and delivery of this Agreement. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE BUYER The Buyer represents and warrants to each of the Equityholders that: 4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with the requisite power to own, operate and lease its properties and to carry out its business as now conducted. 4.2 Authorization of Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All necessary action, corporate or otherwise, has been taken by the Buyer to authorize the execution, delivery and performance of this Agreement and each of the ancillary agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally

45 binding obligation of the Buyer, enforceable against it in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies. Buyer has made available to the Company correct and complete copies of resolutions adopted by the board of directors of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, which are in full force and effect. 4.3 No Conflicts; Consents. (a) Neither the execution and the delivery of this Agreement by the Buyer, nor the consummation of the transactions contemplated hereby by the Buyer, will: (i) violate any injunction, judgment, order, decree, ruling, charge or other restriction, or law, statute, rule or regulation of any Governmental Entity to which the Buyer is subject; (ii) violate any provisions of any of the charter documents of the Buyer, (iii) violate or constitute a default under, or result in the termination of or accelerate the performance required by any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument of the Buyer, or by which the Buyer or any of its assets, are bound or (iv) result in the creation of any Lien on the material assets or properties of the Buyer, except in the clauses of (i) and (ii)- (iv), where such violations, defaults, conflicts, notices, consents and Liens would not reasonably expected to result in a Buyer Material Adverse Effect. (b) Except for filings under the HSR Act or as set forth on Section 4.3(b) of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity or other Person on the part of the Buyer is required in connection with the consummation of the transactions contemplated by this Agreement, except as would not reasonably be expected to result in a Buyer Material Adverse Effect. 4.4 Brokers’ Fees. The Buyer has paid or will cause to be paid any fees or commissions due from the Buyer, based upon arrangements made by the Buyer, to any broker, finder or agent with respect to the transactions contemplated by this Agreement. 4.5 Investment Intent. The Buyer is acquiring the Company Units for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and the rules and regulations issued pursuant thereto. 4.6 Due Diligence. The Buyer has had an opportunity to conduct its own independent investigation and due diligence review of the Company and its assets and condition, financial and otherwise. 4.7 No Foreign Ownership. No foreign government, agency of a foreign government, or representative of a foreign government; no business enterprise or other entity organized, chartered or incorporated under the laws of any country other than the United States or its territories; nor any person who is not a citizen or national of the United States (each a “Foreign Interest”), (a) individually or in the aggregate with other Foreign Interests, owns or has a beneficial ownership of twenty percent (20%) or more of the Buyer or if the Buyer does not issue equity,

46 indirectly or directly, subscribed for twenty percent (20%) or more of the Buyer’s total capital commitment, or (b) has the power, direct or indirect, whether or not exercised, and whether or not exercisable through the ownership of the Buyer, by contractual arrangements or other means, to direct or decide matters affecting the management or operations of the Buyer, including powers that would constitute “control” as such term is defined in section 721 of the Defense Production Act of 1950, 50 U.S.C. § 4565, as amended. Except as set forth on Schedule 4.7, the Buyer, directly or indirectly through subsidiaries and/or Affiliates, does not own ten percent (10%) or more of any Foreign Interest. The Buyer acknowledges the restrictions that affiliation with or significant influence by a Foreign Interest may put on the prospects of the Company’s Facility Security Clearance. The Buyer has affiliates that hold facility clearances and will provide information needed for the Company’s notification of material change of ownership under the NISPOM. The Buyer further acknowledges that the Seller Parties shall not have liability for a breach of a representation and warranty to the extent such breach results solely from the Buyer’s breach of this Section 4.9. 4.8 Solvency. Assuming (i) the Company is solvent immediately prior to the Closing, (ii) the most recent projections, forecasts or revenue or earnings predictions regarding the Company prepared by or on behalf of the Company and made available to the Buyer have been prepared in good faith based on assumptions that were at the time they were made and as of the date hereof are reasonable, and (iii) the accuracy of the Company’s representations as warranties in Article 3 (for such purposes, without giving effect to any “knowledge,” “materiality” or “Material Adverse Effect” qualification or exception) immediately after giving effect to the transactions contemplated by this Agreement, the Buyer and each of its subsidiaries, on a combined basis, shall be able to pay their respective debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay their respective debts. Immediately after giving effect to the transactions contemplated by this Agreement, the Buyer and each of its subsidiaries, on a combined basis, shall have not have an unreasonably small amount of capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent of the Buyer to hinder, delay or defraud either present or future creditors of the Buyer or its subsidiaries. 4.9 Buyer’s Acknowledgement. Buyer acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company, and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied solely on the results of its own independent investigation and verification and the representations and warranties set forth in Section 3, Section 2, Section 9.16(g) and in the other Transaction Documents. Buyer further acknowledges and agrees that it will not at any time assert any Claim against the Equityholders or any of their respective present and former Affiliates or Representatives or attempt to hold any of such Persons liable, for any inaccuracies, misstatements or omissions with respect to the information furnished by such Persons in connection with this Agreement concerning the Company, the business of the Company or the transactions set forth herein (and that Buyer has not relied upon any such information), other than any inaccuracies or misstatements in the representations and warranties expressly set forth in Section 2 and Section 3 and Section 9.16(g) (subject to the limitations and expiration set forth in this Agreement) or in other Transaction Documents. Buyer acknowledges that, in each case of (a)-(c), except as

47 expressly set forth in this Agreement and the Disclosure Schedules or in other Transaction Documents, neither the Equityholders nor any of their representatives: (a) makes or will be deemed to have made hereunder any representations or warranties, express or implied, regarding the Company, (b) makes or will be deemed to have made any representations or warranties, express or implied, at law or in equity, of any kind or nature whatsoever concerning or as to the accuracy or completeness of any projections, budgets, forecasts or other forward-looking financial information concerning the future revenue, income, profit or other financial results of the Company, or (c) makes or will be deemed to have made hereunder any representation or warranty concerning any law or regulation affecting the Government Contracts of the Company that may be promulgated or become effective after the Closing. Buyer acknowledges that there are uncertainties inherent in attempting to make any such projections, budgets, forecasts or other forward-looking financial information and actual results of operations may differ materially from any such projections, budgets, forecasts or other forward-looking financial information. Buyer acknowledges that the Closing Consideration has been negotiated based upon Buyer’s express agreement that, Buyer will acquire the Company and its respective businesses, properties, assets and liabilities in an “as is” condition and on a “where is” basis, without any representation or warranty of any kind, express or implied, except such representations and warranties expressly set forth in Section 2, Section 3 and Section 9.16(g) and in the other Transaction Documents. 4.10 No Other Representations and Warranties. Neither the Buyer, nor any other Person makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Buyer, in each case, except as expressly set forth in this Article 4, and in any certificates of the Buyer and the other Transaction Documents to which the Buyer is a party to be delivered pursuant to the Agreement. 4.11 Issuance of the Buyer Common Stock. The issuance and delivery of the Buyer Common Stock in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Buyer. The Buyer Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable. Upon consummation of the transactions contemplated by this Agreement, the Seller will acquire marketable title to the Buyer Common Stock free from all Liens (for the avoidance of doubt, other than restrictions on transfer that are (i) imposed by or under (x) this Agreement or the Escrow Agreement, (y) applicable state and federal securities laws or (z) a Person other than Buyer, or (ii) otherwise outside of Buyer’s control). ARTICLE 5 DELIVERIES AT CLOSING 5.1 Deliveries by Seller Parties. As a condition to the consummation of the transactions contemplated herein, the Seller Parties shall deliver or cause to be delivered to Buyer: (a) a certificate dated as of the Closing Date, duly executed by an officer of the Company, certifying that true and complete copies of the following are attached to such certificate: (i) a copy of the Articles of Organization of the Company certified by the Secretary of the State of Maryland as of a date no earlier than the date that is ten (10) business days prior to the Closing Date; and (ii) a copy of the resolutions of the Company’s board of directors or managers

48 authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby; (b) written resignations of all managers, directors and officers of the Company listed on Schedule 5.1(b), in each case effective as of the Closing Date; (c) the Escrow Agreement, duly executed by the Representative; (d) a unit power duly executed by the Seller to transfer the Company Units to the Buyer; (e) the original organizational records, minute books and governance records of the Company; (f) properly executed Forms W-9 by Seller and each Person who is a service provider receiving funds from the Estimated Closing Statement; (g) (i) duly executed payoff letters from each of the holders of Funded Indebtedness specifying the amount of such Funded Indebtedness owing to such holders in order for such Funded Indebtedness to be fully paid and confirming the release of all Liens with respect to such Funded Indebtedness upon receipt by such holders of funds pursuant to Section 1.2 (the “Payoff Letters”), and (ii) copies of all invoices relating to the Transaction Expenses for each payee thereof (such invoices and forms, collectively, the “Invoices”); (h) a termination and release agreement or assignment executed by the Company and any Person identified on Schedule 3.26, that terminates any engagement or assigns any ongoing obligations under any agreement set forth in Schedule 3.26; (i) suitable documentation for the Buyer’s control of all bank and other financial accounts of the Company; (j) evidence that the Tail Policies have been obtained and bound; (k) (i) a payment acknowledgment and release agreement and (ii) a restrictive covenants agreements, in each case duly executed by each recipient of a Closing Bonus Payment; (l) executed copies of the consents received from the Persons identified on Schedule 5.1(l); (m) a complete and accurate copy of the “Project Omega” virtual data room hosted by Datasite as of the Closing in electronic format; (n) the Payoff Instructions, duly executed by the Representative; (o) resolutions, consents, minutes, certificates, and other documentation reasonably necessary to update the books and records of the Company;

49 (p) written acknowledgements in forms that are reasonably acceptable to Buyer pursuant to which the Company’s advisors who performed services for or on behalf of, or provided advice to, the Company, in each case, in connection with this Agreement, who is owed any amount which is part of the Estimated Transaction Expenses; (q) evidence that each step of the Reorganization, including the Tax election on Form 8869 (and any corresponding state elections) and the Conversion, was effected prior to Closing in accordance with the documents reviewed by Buyer; (r) certificates of good standing with respect to Grove Resource Solutions, Inc. issued by each state in which the Company is qualified to do business as a foreign entity and a certificate of good standing of the Company issued by the State of Maryland; (s) evidence of termination (without surviving Liability to the Company) of the Contracts or arrangements set forth on Schedule 5.1(s); (t) the Non-Competition Agreements, duly executed by the Seller and by each Equityholder; (u) a written agreement with mPower Incorporated, in a form reasonably acceptable to Buyer pursuant to which mPower and the Company acknowledge the existing covenants and agreements between them and agree to certain restrictive covenants, duly executed by mPower Incorporated; (v) evidence of the submission of the Voluntary Disclosure with the applicable Governmental Entity; and (w) that certain Memorandum dated December 6, 2022 with respect to the matters set forth in the Voluntary Disclosure, has been delivered by Morrison & Foerster LLP to the Company (the "Memorandum"). 5.2 Deliveries by Buyer. As a condition to the consummation of the transactions contemplated herein, the Buyer shall deliver or cause to be delivered to the Seller Parties: (a) a certificate duly executed by an elected officer of the Buyer, certifying as to the resolutions of the board of directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (b) the Escrow Agreement, duly executed by the Buyer and the Escrow Agent; (c) evidence that the R&W Insurance Policy has been conditionally bound; (d) the Estimated Closing Consideration, make the payments required by Sections 1.2(b) and (c) hereof; and (e) a copy of the instructions to the Buyer’s transfer agent instructing the transfer agent to issue to Seller, on behalf of Buyer, the aggregate number of shares of Buyer

50 Common Stock equal to the Buyer Common Stock Value evidenced by a restricted book entry of such shares of Buyer Common Stock in the Seller’s name. ARTICLE 6 POST-CLOSING COVENANTS 6.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Equityholders acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company; provided, however, that the Representative shall have the right to retain copies of any documents related to Pass-through Income Tax Returns of the Company and, after the Closing, shall have access, subject to reasonable advance request, to and the right to copy books and records (at Representative’s sole expense) for the purpose of preparing or responding to any inquiry regarding any Pass-through Income Tax Returns of the Company or any Tax Return filed or required to be filed by the Equityholders. The Buyer covenants and agrees to maintain (and not destroy) the Company’s books and records until the fifth anniversary of the Closing Date; provided, that, (A) in no event shall the Buyer or the Company destroy any specific books or records related to Pass-through Income Tax Returns for Pre-Closing Tax Periods that are identified to the Buyer or the Company in writing by the Representative without providing a correct and complete copy thereof to the Representative and (B) with respect to any books or records relating to income Taxes or any Pass-through Income Tax Return, in each case for any Pre-Closing Tax Period, the Buyer and the Company shall provide the Representative reasonable written notice prior to transferring, destroying or discarding any such books and records prior to the fifth anniversary of the Closing Date. Notwithstanding the foregoing, the Buyer, and its Representatives shall not be required to provide such access to or copies of any information (x) to the extent that the disclosure of which would violate applicable Law or (y) that is protected by attorney-client or other legal privilege. The Equityholders and Representative shall treat any information provided or maintained pursuant to this Section 6.1 as “Confidential Information” subject to the provisions of their respective Non-competition Agreements. 6.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, Claim or demand after the Closing in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company (other than any Claim between any Equityholder, the Representative or any of their respective Affiliates on the one hand, and the Buyer or its Affiliates on the other hand), each of the other Parties will reasonably cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records, in each case, as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party, in each case, upon reasonable prior notice, during normal business hours, and provided that such testimony or access does not materially disrupt the business operations of the Company.

51 6.3 Employee Benefits Matters. (a) From the Closing and until the earlier of (i) twelve months after the Closing, and (ii) December 31, 2023, but in no case of clauses (i) and (ii), beyond the date of the applicable Company Employee’s termination of employment with the Company, Buyer or any of their respective Affiliates, the Buyer shall, or shall cause its Affiliates to, take reasonable action so that each employee of the Company as of the Closing Date (each, a “Company Employee”) is provided with a base salary or hourly wage rate (as applicable) and short- term target incentive cash opportunity amounts which are no less favorable than those received by such Company Employee immediately prior to the Closing, and employee benefit plans, programs or arrangements (excluding Excluded Benefits) that are in the aggregate substantially comparable to the employee benefit plans and programs (excluding Excluded Benefits) that were provided to such Company Employee immediately prior to the Closing. (b) The Company Employees shall, after the Closing, continue to receive full credit for service with the Company (or predecessor employers to the extent the Company provides such past service credit) for purposes of eligibility, vesting under a Tax-qualified defined contribution retirement plan, and, solely with respect to severance and paid time off, benefit accrual (in each case, except to the extent such service recognition would result in a duplication of benefits) under benefit plans and programs provided to the Company Employees after the Closing by the Buyer or any Affiliate of the Buyer to the same extent such service was recognized under similar plans of the Company prior to the Closing, provided, that service credit will in no case be recognized under or with respect to any defined benefit pension plan or arrangement or equity or equity-based arrangement. (c) With respect to any medical, dental, vision or prescription drug plans sponsored by the Buyer or any Affiliate of the Buyer in which any Company Employee first becomes eligible to participate on or after the Closing Date, the Buyer shall use commercially reasonable efforts to (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods, in each case, to the extent waived or satisfied under a comparable Company Benefit Plan and (ii) for the plan year in which the Closing occurs, cause such plan to recognize the dollar amount of all co-payments, co-insurance (but not premiums) and deductibles incurred by such Company Employee (and his or her eligible dependents) under the corresponding Company Benefit Plan during the portion of the plan year in which the Closing occurs up to the Closing, for purposes of satisfying the deductible and co- payment limitations under the relevant medical, dental, prescription drug and vision plans of the Buyer and its Affiliates in which such Company Employee (and dependents) participate. (d) Following the Closing, the Company shall pay the bonuses set forth on Schedule 6.3(d) corresponding to the Bonus Eligible Continuing Employee set forth on Schedule 6.3(d) (less applicable withholding taxes), provided such Bonus Eligible Continuing Employee remains an employee of the Company at the applicable Bonus Payment Time. (e) Nothing set forth in this Section 6.3 is intended to (or shall) (i) be treated as an amendment or adoption of any Company Benefit Plan or employee benefit plan, program, agreement, arrangement or policy of the Buyer or any of its Affiliates, (ii) prevent the Buyer or any of its Affiliates (which, after the Closing, includes the Company and its subsidiaries) from

52 amending or terminating any of their respective employee benefit plans, programs, agreements, arrangements or policies, or, after the Closing, any Company Benefit Plan (provided the Buyer and its Affiliates otherwise comply with the requirements of this Section 6.3), (iii) prevent the Buyer or any of its Affiliates (which, after the Closing, includes the Company and its Subsidiaries), after the Closing, from terminating the employment of any Company Employees, (iv) create any third-party beneficiary rights in any Company Employee, any beneficiary or dependent thereof, any collective bargaining representative thereof or any other Person or (v) create any right in any Person, including any Company Employee, to employment with the Buyer, the Company or any of their respective subsidiaries or Affiliates for any specific period of time. 6.4 Directors and Officers. (a) Cooperation. After the Closing, the Company shall use its commercially reasonable efforts to, to the extent required by the Company’s Governing Documents as of immediately prior to the Closing, respond to and defend against any actual or threatened Claim, action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative, in which any Person who is now, or who at any time prior to the date of this Agreement was, a director or elected officer of the Company identified on Schedule 6.4 (collectively, the “Indemnified Agents”) is, or is threatened to be, made a party or a witness, in whole or in part, as a result of or relating to the fact that he or she is or was a director or elected officer of the Company prior to the Closing, in each case, to the extent recovery for any such Losses is actually received under the Management Liability Policy (collectively, the “Indemnified Agent Claims”). (b) Indemnification. After the Closing, the Company shall comply with any obligations set forth in the Company’s Governing Documents as of immediately prior to the Closing to indemnify and hold harmless, to the fullest extent permitted by Law, each Indemnified Agent from and against all losses, Claims, damages and liabilities, joint or several, to which such Indemnified Agent may become subject under any applicable Law or otherwise and relating to, arising out of or in connection with any Indemnified Agent Claim to the extent coverage for such losses, Claims, damages and liabilities is actually covered under the Management Liability Policy. (c) Third Party Beneficiaries. The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Agent and his or her heirs and representatives, provided that under no circumstance shall the Company or its Affiliates be required to incur Losses that are not actually covered by the Management Liability Policy. 6.5 Additional Restrictions on Transfer of Shares; Registration Rights. (a) Holding Period; Restrictions on Transfer. Each of the Seller and Affeldt agrees that, during the period from the Closing until the six (6) month anniversary of the Closing Date and during the holding period required under Rule 144 promulgated under the Securities Act and SEC rules, neither the Seller nor Affeldt shall, directly or indirectly sell, offer to sell, hedge, assign, contract to sell (including, without limitation, any short sale), grant any option to purchase, gift, pledge, encumber, hypothecate, mortgage, exchange or otherwise transfer or dispose of by operation of law or otherwise (any such occurrence, a “Transfer”) any shares of Buyer Common Stock. Each of the Seller and Affeldt further agrees that (a) neither it nor he shall Transfer (or

53 offer to Transfer) any shares of Buyer Common Stock unless (i) such shares are subsequently registered under the Securities Act and any applicable state securities law, (ii) such Transfer is permitted pursuant to Rule 144 of the Securities Act or (iii) the Seller or Affeldt, as applicable, shall have delivered to the Buyer an opinion of counsel, in a form reasonably acceptable to the Buyer, that the shares of Buyer Common Stock proposed to be Transferred may be Transferred pursuant to an exemption from such registration, and (b) for a period commencing on the date that is six (6) months after the Closing Date and terminating on the date that is eighteen (18) months after the Closing Date (the “Restricted Transfer Period”), each of the Seller and Affeldt agrees that neither it nor he shall sell during any calendar month in such Restricted Transfer Period more than the number of shares of Buyer Common Stock equal to ten percent (10%) of the total trading volume of Buyer Common Stock during the immediately preceding calendar month. (b) Registration Rights. (i) Procedure for Exercise Right. If at any time on or prior to the earlier of (A) the eighteen (18) month anniversary of the Closing Date and (B) such date that the Applicable Holder no longer holds any of the Buyer Common Stock issued hereunder, the Buyer determines to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of effecting a public offering of shares of its common stock (including but not limited to registration statements relating to secondary offerings of common stock of the Buyer but excluding any (x) registration statements relating to any demand or Form S-3 registration statement of the Buyer, (y) registration statement on Form S-8 (or successor form) or registration statement relating to any employee benefit plan; or (z) registration statement on Form S-4 (or a successor form relating to corporate reorganizations)), the Buyer will notify the Representative in writing at least ten (10) days prior to filing any such registration statement under the Securities Act and will afford the Applicable Holder an opportunity to include in such registration statement all or any part of the shares of Buyer Common Stock then held by the Applicable Holder, as applicable, which shares have been released from escrow to the Applicable Holder by the Escrow Agent in accordance with the terms hereof and the Escrow Agreement (the “Eligible Shares”). If the Applicable Holder desires to include in any such registration statement all or any part of the Buyer Common Stock held by such Applicable Holder (inclusive of the Eligible Shares), Applicable Holder must, within ten (10) days after receipt of the above-described notice from the Buyer, so notify the Buyer in writing, and in such notice will inform the Buyer of the number of shares of Buyer Common Stock held by such Applicable Holder the Applicable Holder wishes to include in such registration statement. If the Applicable Holder decides not to include all of such Applicable Holder’s shares of Buyer Common Stock in any registration statement thereafter filed by the Buyer, the Applicable Holder will nevertheless continue to have the right to include any such shares of Buyer Common Stock in any subsequent registration statement or registration statements as may be filed within the time period contemplated by this Section 6.5(b)(i) by the Buyer with respect to offerings of its common stock, all upon the terms and conditions set forth herein. Notwithstanding the provisions of this Section 6.5(b) the Buyer shall have the right to terminate or withdraw any registration initiated by it whether or not the Applicable Holder has elected to include securities in such registration. (ii) Underwritten Offerings. If a registration statement under which the Buyer gives notice under this Section 6.5(b) is for an underwritten offering, then the Buyer will so advise the Representative in writing. In such event, the right of the Applicable Holder to include

54 shares of Buyer Common Stock (inclusive of Eligible Shares) in a registration pursuant to this Section 6.5(b) will be conditioned upon the Applicable Holder’s participation in such underwriting upon the terms required by such underwriter as retained by the Buyer and the inclusion of its shares of Buyer Common Stock in the underwriting to the extent provided herein. If the Applicable Holder proposes to distribute the shares of Buyer Common Stock (inclusive of Eligible Shares) through such underwriting, the Applicable Holder will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that the number of Buyer Common Stock (inclusive of Eligible Shares) proposed to be included in such offering exceeds the largest number of shares that can be sold in such offering without having an adverse effect on such offering (including the proposed offering price, timing or method of distribution of the offering), then the managing underwriter(s) may exclude that portion of such Buyer Common Stock (inclusive of Eligible Shares) from the registration and the underwriting, and the number of shares of Buyer Common Stock (inclusive of Eligible Shares) that may be included in the registration and the underwriting will be allocated, first, to the Buyer, and second, to the Applicable Holder requesting inclusion of shares of Buyer Common Stock (inclusive of Eligible Shares) in such registration statement on a pro rata basis based on the total number of Eligible Shares then held by such Applicable Holder. If the Applicable Holder, disapproves of the terms of any such underwriting, it or he may elect to withdraw therefrom by written notice to the Buyer and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any shares of Buyer Common Stock (inclusive of Eligible Shares) excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. It shall be a condition precedent to the obligation of the Buyer to include any shares of Buyer Common Stock (inclusive of Eligible Shares) held by the Applicable Holder, as applicable, in any registration statement that the Applicable Holder furnishes to the Buyer such information as is required by law to be included in the registration statement or prospectus including information regarding themselves, the shares of Buyer Common Stock (inclusive of Eligible Shares) held by the Applicable Holder and the intended method of disposition of such securities as will be required to timely effect the registration of their shares of Buyer Common Stock (inclusive of Eligible Shares), and provide such indemnification and other covenants and agreements as are customary in such circumstances (including without limitation, any lock-up obligation). Buyer may exclude from such registration statement any shares of Buyer Common Stock (inclusive of Eligible Shares) held by the Applicable Holder, that fails to furnish such information or other covenants within the time frame required by Buyer. 6.6 Excluded Accounts Receivable. For any accounts receivable of the Company identified on Schedule 6.6 (such accounts receivable identified therein, the “Excluded AR”) and is subsequently collected within the twelve (12)-month period immediately following the Closing Date (the “Excluded AR Collection Period”), Buyer shall pay an aggregate amount of cash to the Seller equal to (a) the cash payments actually received during the Excluded AR Collection Period by Buyer pursuant to collection of such Excluded AR, less (b) any reasonable out of pocket costs, fees or expenses incurred by Buyer or any of its Affiliates in collecting any such cash payments (the result of clause (a) and (b), the “Excluded AR Payment”). Buyer shall make such Excluded AR Payment to the Seller (for further distribution to the Equityholders, in accordance with their Pro Rata Share), by wire transfer of immediately available funds to an account specified by the Seller, within ten (10) Business Days following the expiration of the Excluded AR Collection Period. During the Excluded AR Collection Period, Buyer shall use commercially reasonable

55 efforts to collect any Excluded AR; provided, further, however, that Buyer shall not be required to (x) initiate or threaten to initiate any Proceeding in connection with the collection of any Excluded AR or (y) incur any commercially unreasonable costs, fees or expenses in connection with the collection of any Excluded AR. For the avoidance of doubt, the Excluded AR Payment shall not exceed the total amount of Excluded AR identified on Schedule 6.6. 6.7 Allocation of Consideration. Each of the Seller Parties acknowledges and agrees that neither Buyer nor any of its Affiliates shall have any liability, and no Seller Party shall have any claim against Buyer or any of its Affiliates, for any distributions by Seller on or following the Closing to its Equityholders with respect to any portion of the Base Purchase Price paid by Buyer to Seller or any of its Equityholders which payments are made pursuant to the terms of this Agreement, including the issuance of the Stock Consideration directly to Affeldt. Seller further agrees that all distributions to its Equityholders of any amounts payable by Buyer under this Agreement (including the Stock Consideration) will be made in a manner that will not cause Seller to fail to qualify as an "S corporation" within the meaning of Section 1361(a) of the Code. ARTICLE 7 SURVIVAL; INDEMNIFICATION 7.1 Non-Survival of Representations, Warranties and Covenants. Except for Fraud, the representations, warranties and agreements of the Parties hereto contained in this Agreement and in any certificate delivered pursuant to this Agreement shall terminate upon the Closing (it being understood and agreed that no Party, any of its Affiliates or their respective representatives, agents, officers, directors or employees shall have recourse under this Agreement following the Closing for any breach of or inaccuracy in any such representation or warranty or any breach or nonfulfillment of pre-Closing covenant or agreement required to be performed or fulfilled prior to the Closing), and only the covenants and agreements that by their terms are to be performed or complied with following the Closing shall so survive the Closing in accordance with their respective terms or if no such term is specified, the sixtieth (60th) day following the expiration of the applicable statute of limitations. The matters set forth on Schedule 7.3 shall survive the Closing for the applicable periods set forth under the heading “Survival Period” on Schedule 7.3. The foregoing shall not limit (a) any Claim or recovery that may be available to Buyer under the R&W Insurance Policy (which shall be governed by its terms and shall not be limited by the survival or nonsurvival terms herein) or (b) any Claim for Fraud. 7.2 R&W Insurance. The Parties hereto acknowledge that, as of the date hereof, Buyer has obtained the conditionally bound R&W Insurance Policy, attached hereto as Exhibit E, and that a true and correct copy of such policy has been provided to the Company. The R&W Insurance Policy provides that: (a) the insurer shall have no, and shall waive and not pursue any and all subrogation rights against the Equityholders except for Fraud; (b) each Equityholder is a third party beneficiary of such waiver; and (c) Buyer shall not amend the R&W Insurance Policy in any manner adverse to the Equityholders with respect to the subrogation provisions without the Representative’s express written consent. Buyer shall pay or cause to be paid, all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commission for both the Company’s and Buyer’s respective brokers, Taxes related to

56 such policy and other fees and expenses of such policy, and 50% of the foregoing expenses shall be included as a Transaction Expense. 7.3 Indemnification. Subject to the provisions of this Section 7, from and after the Closing, each Seller Party (jointly and severally as to the Seller, on the one hand, and the Equityholders, on the other hand, but severally, and not jointly, as between the Equityholders in accordance with their respective “ownership percentage” set forth on Schedule 1, provided, however, that obligations to the extent covered by the Indemnity Escrow Account and Indemnity Escrow Shares shall be deemed joint and several among the Seller Parties notwithstanding anything herein to the contrary) shall indemnify the Company, the Buyer and their respective Affiliates, Representatives, successors and assigns (the “Buyer Indemnified Parties”) from and against, any and all Losses incurred or sustained by such Persons following the Closing, or any of them, as a result of, in connection with, or resulting from the matters set forth on Schedule 7.3. 7.4 Indemnification Claims. (a) Notice of Claim. In order to seek indemnification under Section 7.3, the Buyer Indemnified Parties shall deliver written notice (the “Indemnity Claim Notice”) to the Representative (together with the Seller Parties, the “Indemnifying Party”) (which Indemnity Claim Notice shall specify in reasonable detail the nature of any such Claim). The Indemnifying Party shall have until 11:59 pm Eastern Time on the thirtieth (30th) day following receipt of the Indemnity Claim Notice to object in a written statement to the claim made in the Indemnity Claim Notice (an “Indemnity Objection Notice”). The Indemnifying Party shall be deemed to have agreed to indemnify the Buyer Indemnified Party in connection with such Indemnity Claim Notice and the amount of the Claim set forth in such Indemnity Claim Notice shall be due and payable to the Indemnified Party within five (5) Business Days thereafter, if (i) the Indemnifying Party failed to deliver a timely Indemnity Objection Notice; and (ii) following the expiration of such period, the Indemnified Party delivered written notice to the Indemnifying Party identifying such failure and the Indemnifying Party did not respond within three (3) Business Days following its receipt of such notice. (b) Resolution of Conflicts. If the Indemnifying Party delivers an Indemnity Objection Notice in accordance with Section 7.4(a), the Representative and the Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. At any time following delivery of an Indemnity Objection Notice pursuant to Section 7.4(b) or in the event of any other dispute arising under this Section 7, either Buyer or the Representative may pursue any and all legal or equitable remedies available to them under applicable Law. (c) Third Party Claims. (i) In the event any Indemnified Party becomes aware of a Claim by a third party (a “Third Party Claim”) which such Indemnified Party reasonably believes may result in a demand for indemnification pursuant to this Section 7 (it being understood and agreed that knowledge of employees of the Company as of the Closing with respect to facts or circumstances prior to the Closing will not be imputed to Buyer or its Affiliates for this purpose), such Indemnified Party shall promptly provide written notification (a “Third Party Claim Notice”) to the Indemnifying Party of such Claim after it becomes aware of such Third Party Claim,

57 specifying, in reasonable detail, the nature of such Third Party Claim, together with copies of all notices and documents (including court papers) served on or received by such Indemnified Party; provided, that the failure to promptly provide such notice shall not affect the rights of such Buyer Indemnified Parties to indemnification pursuant to this Section 7 except to the extent that the Indemnifying Party shall have been prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of a Third Party Claim Notice to assume by written notice to the Indemnified Party (which notice shall include an acknowledgment that the Third Party Claim is within the scope of the Indemnifying Party’s obligations with respect to any Losses incurred by the Indemnifying Party, subject to the limitations and terms of this Agreement) the control of the defense, compromise or settlement of such Claim (including the selection of counsel, subject to the limitations set forth on Schedule 7.3 with respect to the Special Indemnity Matter), subject to the right of the Indemnified Party to participate with counsel of its choice, but the fees and expenses of such additional counsel shall solely be at the expense of the Indemnified Party; provided, that the Indemnifying Party will not be entitled to control, and the Indemnified Party will be entitled to have control over, the defense or settlement of any Third Party Claim (and the cost of such defense and any Losses with respect to such Third Party Claim shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder) if (i) the Third Party Claim seeks, as the sole source of relief, any injunctive or other non-monetary equitable relief; (ii) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, investigation or allegation or fraud by or on behalf of the Company or otherwise involves potential criminal penalties or consequences; (iii) the Indemnified Party has been advised in writing by legal counsel that under applicable standards of professional conduct, a conflict on any material issue exists between the Indemnified Party and the Indemnifying Party in respect of the Third Party Claim, (iv) the Third Party Claim may reasonably be expected to result in suspension or debarment of any Buyer Indemnified Party or their Affiliates by a Governmental Authority, or (v) the Third Party Claim involves any matter set forth on Schedule 7.3 (subject to the limitations set forth on Schedule 7.3 with respect to the Special Indemnity Matter). Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not admit liability with respect to, or settle, compromise or discharge a Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned. (ii) If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to timely notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may pay, compromise, defend such Third Party Claim and seek indemnification for Losses pursuant to the terms of this Section 7, subject to the right of the Indemnifying Party to participate (with counsel of its choice, but the fees and expenses of such additional counsel shall solely be at the expense of the Indemnifying Party), and the Indemnified Party will not compromise or settle any such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. (iii) The Representative and the Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim (subject to confidentiality restrictions and any protections required for

58 attorney-client privilege). The party that controls the defense, compromise or settlement of a Third Party Claim shall keep the other party informed of material developments and events relating to such claim. 7.5 Exclusive Remedy. From and after the Closing, the remedies provided in Section 1.3 and this Article 7 (including the Schedules referenced herein) shall be the sole and exclusive remedies for any and all Claims against any Party to the extent arising under, out of, related to or in connection with the representations and warranties or agreements set forth in this Agreement, provided that the Buyer retains all of its rights and remedies with respect to any Claim based on Fraud and any breach or non-performance of any post-Closing covenant contained in this Agreement or any other Transaction Document notwithstanding anything in this Agreement to the contrary. Notwithstanding the foregoing, this Section 7.5 shall not (i) limit the rights of the parties to equitable remedies in accordance with Section 9.14, or (ii) limit the remedies set forth in, or otherwise available under, any other Transaction Document, including the Non-Competition Agreements or interfere with or impede the operation of the provisions of Article 8. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall affect the ability of the Buyer to make any Claim under the R&W Insurance Policy. 7.6 Limitations on Liability. Notwithstanding anything to the contrary contained in this Agreement or otherwise: (a) except for Fraud, the maximum aggregate amount of indemnification payments to which the Buyer Indemnified Parties will be entitled to receive on account of the matters set forth on Schedule 7.3 shall be as set forth under the heading “Cap” on Schedule 7.3, to the extent a cap with respect to such indemnified matter is set forth on such Schedule 7.3; (b) any calculation or determination of an amount of Losses shall be determined net of any amounts recovered by any Buyer Indemnified Party under insurance policies, indemnity, contribution or similar proceeds with respect to such Losses, in each case, net of reasonable and documented out-of-pocket costs of collection resulting from making any claim thereunder and net of any increase in insurance premiums, and net of any deductible paid, other reasonable and documented out-of-pocket fees, expenses, and costs, including Tax costs, incurred by any Buyer Indemnified party in recovering such amounts; provided, however, that no Buyer Indemnified Party shall have any obligation to first seek to recover insurance proceeds or any other amounts from third parties prior to making an indemnification claim hereunder (it being agreed that if third-party insurance or indemnification, contribution or similar proceeds in respect of such facts are recovered by the Buyer Indemnified Party subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, such proceeds shall be promptly remitted to the Indemnifying Party to the extent of the amount by which the indemnification payment made by the Indemnifying Party exceeds the Loss suffered by the Buyer Indemnified Party, after giving effect to the receipt of such proceeds, net of reasonable and documented out-of-pocket fees, expenses and costs incurred in recovering such amounts, including any deductible paid and any resulting increase in premium or Tax costs actually realized or incurred by a Buyer Indemnified Party); (c) Buyer shall not be entitled to indemnification under this Article 7 for any Losses that were (i) expressly included as a current liability in the final determination of Net

59 Working Capital, (ii) included as either Estimated Indebtedness, Final Indebtedness, Estimated Transaction Expenses, or Final Transaction Expenses and actually adjusted pursuant to the terms of Section 1.3 or (iii) previously recovered by a Buyer Indemnified Party pursuant to the terms of this Agreement or under any other related agreement or instrument; (d) the Buyer Indemnified Parties agree to take commercially reasonable steps to mitigate all Losses after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable or recoverable hereunder to the extent and in the manner required by applicable Law; and/or (e) notwithstanding the generality of the definition of the term Losses, Losses shall not include, and no Indemnified Party shall have the right to recover for, punitive damages, except for any such damages subject to indemnification under this Article 7 that are payable as a result of a Third Party Claim. 7.7 Special Indemnity Matter. (a) The Indemnity Escrow Amount and the Indemnity Escrow Shares were deposited with the Escrow as collateral for the Seller Parties' indemnification obligations with respect to the Special Indemnity Matter and shall be released pursuant to the terms hereof and of the Escrow Agreement. (b) The Parties agree that, at any time after the Second Release Date, the Representative, may sell, transfer, and/or convey (or cause to sold, transferred, and/or conveyed) all or a portion of the then-remaining Indemnity Escrow Shares held in escrow in the Representative's sole discretion upon written notice to the Parties, provided, that any such sale, transfer, and/or conveyance must be made in compliance with, and such Indemnity Escrow Shares shall remain subject to, the restrictions set forth in Section 6.5 and, provided, further, that prior to such sale, transfer, or conveyance, the Representative has deposited (or caused to be deposited) with the Escrow Agent an amount equal to the Closing Per Share Price multiplied by the number of Indemnity Escrow Shares that are sold, transferred, and/or conveyed in accordance this Section 7.7(b) (“Cash Indemnity Escrow Exchange”). The Parties further agree that in the event there is a Cash Indemnity Escrow Exchange, the amount that is deposited by the Representative with the Escrow Agent shall be subject to the release schedule set forth in Section 4 of the Escrow Agreement, provided, that in lieu of a release of the stated number of Indemnity Escrow Shares, cash shall be released in the amount equal to the Closing Per Share Price multiplied by the number of Indemnity Escrow Shares that otherwise would have been released at such Release Date. (c) The Parties acknowledge and agree that (i) the Indemnity Escrow Shares are not the primary or sole source of recovery for Buyer Indemnified Parties with respect to a Special Indemnity Matter, rather, the Seller Parties shall pay any such Losses due in cash to the Buyer Indemnified Parties subject and pursuant to the terms of this Agreement, (ii) notwithstanding anything herein to the contrary, the Buyer shall not be obligated to cancel the Indemnity Escrow Shares (but shall have the right, subject to the terms of Section 7.7(e)) in lieu of receiving cash for such Losses, and (iii) subject to the applicable Cap, the Indemnity Escrow Shares plus the amount in the Indemnity Escrow Account shall not be deemed to be a limitation on Buyer Indemnified Parties’ recovery.

60 (d) If a Buyer Indemnified Party is entitled to indemnification from the Seller Parties pursuant to a Special Indemnification Determination (i) if such Losses do not exceed the Indemnity Escrow Amount, the Representative and the Buyer shall deliver joint written instructions, within two (2) Business Days of such Special Indemnification Determination, to the Escrow Agent to release the applicable portion of the Losses from the Indemnity Escrow Account or (ii) if such Losses exceed the Indemnity Escrow Amount, the Representative and the Buyer shall within two Business Days of such Special Indemnification Determination deliver joint written instructions to the Escrow Agent directing the Escrow Agent to distribute the Indemnity Escrow Amount to the Buyer, and the Seller shall pay to the Buyer, by wire transfer of immediately available funds, the amount by which the Losses exceeds the Indemnity Escrow Amount and, in the event that the Seller does not pay to the Buyer the amount by which the Losses exceeds the Indemnity Escrow Amount, within five Business Days of the date on which such payment is payable hereunder, then the Equityholders shall make such payment to the Buyer, pro rata, based on their respective Ownership Percentages. (e) If the Seller Parties have not complied with their obligations set forth in Section 7.7(d), the Buyer may, in its sole discretion, instruct the Escrow Agent to release the number of the Indemnity Escrow Shares having Fair Value equal to the amount of such Losses and causing such released Indemnity Escrow Shares to be cancelled and returned to the status of authorized and unissued shares. The Representative agrees to provide joint written instructions to the Escrow Agent, or other further actions, in order to effect the foregoing. (f) The Parties agree that the Special Indemnification Counsel shall invoice the Sellers directly for any amounts due to the Special Indemnification Counsel relating to the Special Indemnity Matter. ARTICLE 8 TAX MATTERS Following the Closing Date, the Parties agree as follows: 8.1 Tax Returns. The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company filed after the Closing Date for all Pre-Closing Tax Periods, it being understood that the positions taken in such Tax Returns will not be taken into account for purposes of determining Current Taxes. 8.2 Apportionment of Straddle Tax Period Taxes. For purposes of this Agreement, including the determination of Indebtedness and Net Working Capital, in the case of any Taxes that are imposed with respect to any Straddle Period, the portion of such Tax which relates to the portion of such Straddle Period ending on the Closing Date shall (x) in the case of any real or personal property or similar ad valorem Taxes, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period and (y) in the case of any other Tax (including the determination of any Tax credit), be deemed equal to the amount which would be payable if the relevant taxable period

61 of the Company (and any partnership or other “flow-through entity” in which the Company owns an interest) ended on the Closing Date. 8.3 Transaction-Related Expenses. Notwithstanding anything to the contrary herein, any tax deduction for expenses of the Company for Transaction Expenses or Closing Bonus Payments or any other transaction-related expenses paid by the Company on or prior to Closing, paid by the Seller Parties, or taken into account as liabilities in Net Working Capital, Transaction Expenses or Indebtedness in the determination of Final Closing Consideration pursuant to Section 1.3 shall be reported on the income Tax Returns of the Seller to the extent allowable by applicable Law. 8.4 Cooperation on Tax Matters. (a) The Buyer, the Company and the Representative shall cooperate to the extent reasonably requested by the other Party, in connection with the preparation, filing and execution of the Company’s and Seller’s Tax Returns and any audit, investigation, litigation, Claim or other Proceeding with respect to Taxes (“Tax Proceeding”). Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such filing of Tax Returns or any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder (in a manner that does not unreasonably disrupt the other Party’s personnel and operations and which may require execution of confidentiality agreements or access letters). The Buyer and its Affiliates (in a manner that does not unreasonably disrupt the Company’s personnel and operations and which may require execution of confidentiality agreements or access letters) shall provide the Representative or its designated representatives with such financial information or other documents as are reasonably requested by the Representative as necessary or desirable in connection with the preparation and filing of any Tax Returns of the Seller related to any Pre-Closing Tax Period (or any portion thereof). The Party making the request for cooperation shall reimburse the other Party for any out-of-pocket expenses associated with the cooperation contemplated by this Section 8.4. (b) The Buyer and the Representative further agree, upon request, and at the sole expense of the requestor, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person or to take such other commercially reasonable action as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on any Party (including, but not limited to, with respect to the transactions contemplated hereby). 8.5 Intended Tax Treatment; Purchase Price Allocation. The purchase and sale of the Company Units pursuant to this Agreement shall be treated for U.S. federal income Tax purposes and any relevant state or local income Tax purposes that allow for such treatment as a purchase and sale of each of the assets of the Company (the “Intended Tax Treatment”). The Purchase Price, together with any liabilities treated as assumed by the Buyer for U.S. federal income tax purposes and any other applicable amounts treated, for U.S. federal income tax purposes, as consideration paid by the Buyer in exchange for the Company Units pursuant to this Agreement, will be allocated among the assets of the Company. Such allocation, and the allocation of any purchase price adjustments, will be prepared in accordance with the methodology set forth on Schedule 8.5 and

62 the requirements of Section 1060 of the Code. Within sixty (60) days after the determination of the Final Closing Consideration pursuant to Section 1.3, the Buyer will deliver to the Representative a draft of such allocation for the Representative’s review and approval, which will be prepared on a basis consistent with the methodology set forth on Schedule 8.5 and the requirements of Section 1060 of the Code. Unless, within thirty (30) days thereafter, the Representative delivers to the Buyer a written statement setting forth in reasonable detail any objections thereto, proposed revisions and the basis for such objections and revisions (the “Allocation Objection Notice”), Buyer’s allocation shall become final and binding on the Parties (the “Agreed Allocation”). If the Representative timely and properly delivers the Allocation Objection Notice, the Buyer and the Representative will attempt to resolve any disputed items included in the Allocation Objection Notice in good faith and if the Parties are subsequently able to mutually agree in writing on the allocation within thirty (30) days after the Buyer’s receipt of the Allocation Objection Notice, then such agreed allocation shall become the Agreed Allocation. The Parties shall file, in accordance with Section 1060 of the Code, a Form 8594 reflecting any Agreed Allocation determined pursuant to this Section 8.5 and no Party or any Affiliate of any Party (including the Company) will take a position on any Tax Return, before any Governmental Entity or in any Tax Proceeding that is inconsistent with any Agreed Allocation, as finally determined under this Section 8.5, and the Intended Tax Treatment without the written consent of the other Party or unless specifically required by applicable Law; provided, however, that nothing contained herein shall prevent Buyer or the Seller Parties from settling any proposed deficiency or adjustment by any Governmental Entity related to or arising out of the allocation reflected on any Agreed Allocation, and neither Buyers nor the Seller Parties shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Entity challenging any such Agreed Allocation. The Parties will promptly advise each other of the existence of any Tax audit, controversy or litigation related to any allocation or the Intended Tax Treatment hereunder. To the extent that any adjustments are made to the Purchase Price pursuant to this Agreement for U.S. federal income tax purposes, the Seller and the Buyer shall revise any Agreed Allocation determined in accordance with this Section 8.5 in a manner that is consistent with the procedures provided in this Section 8.5. Notwithstanding the foregoing, in the event the Parties are unable to resolve any disputed items provision in the Allocation Objection Notice within thirty (30) days after Buyer’s receipt of the Allocation Objection Notice provided by the Representative, then neither Buyer nor the Seller Parties will be bound by any allocation hereunder, and each Party may independently (and in its sole discretion) (i) determine its own allocation of the Purchase Price, together with any liabilities treated as assumed by the Buyer for U.S. federal income Tax purposes and any other applicable amounts treated, for U.S. federal income Tax purposes, as consideration paid by the Buyer in exchange for the Company Units pursuant to this Agreement, among the assets of the Company, and (ii) file its Tax Returns (and Tax Returns of its Affiliates) using the allocation schedule independently determined by such Party. 8.6 Transfer Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording and similar charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be borne fifty percent (50%) by the Seller Parties and fifty percent (50%) by the Buyer. The Buyer agrees to file all Tax Returns related to such Taxes, and the Representative shall cause the Seller to join in the execution of any of those Tax Returns to the extent required under applicable Law.

63 8.7 Tax Proceedings. (a) The Buyer shall promptly notify the Representative in writing upon the receipt of notice from any Governmental Entity of any pending or threatened Tax Proceeding relating to a Pass-through Income Tax Return of the Company for any tax period ending on or before the Closing Date. The Representative shall promptly notify the Buyer in writing upon the receipt of notice from any Governmental Entity of any pending or threatened Tax Proceeding relating to the Company. (b) The Representative shall have the sole right to control any Tax Proceeding solely involving Pass-through Income Tax Returns for the Company and any Taxes associated therewith for any tax periods ending on or before the Closing Date; provided that (A) the Representative shall keep the Buyer fully informed of the progress of any Tax Proceeding controlled by the Representative pursuant to this Section 8.7(b) (including the prompt provision to the Buyer of all material correspondence, pleadings, protests, briefs and other documents pertaining to such Tax Proceeding), (B) Representative shall allow the Buyer to participate in any such Tax Proceeding with counsel of its choice at its own expense, and (C) Representative shall not settle, compromise, or otherwise resolve any such Tax Proceeding without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), it being understood the Buyer’s consent will not considered unreasonably withheld if the Buyer refuses to consent to any such settlement or compromise which would result in the Company failing to be treated as an S-corporation for income Tax purposes for any tax period ending on or before the Closing Date. (c) Except as provided in Section 8.7(b), the Buyer shall have the right to control any Tax Proceeding involving the Company in its sole and absolute discretion, it being understood that any unfavorable outcome arising in connection with any resolution of any such Tax Proceeding will not be taken into account for purposes of determining Current Taxes. For avoidance of doubt, this Section 8.7 shall not apply to any Tax Proceeding of the Seller, which shall be controlled by Seller in its sole and absolute discretion. 8.8 Certain Buyer Actions. Without the prior written consent of the Representative, which consent will not be unreasonably withheld, delayed or conditioned, neither Buyer nor any of its Affiliates (including, after the Closing, the Company) shall, except as otherwise required by Law: (i) file, or cause to be filed, any amended Tax Return with respect to a Pass-through Income Tax Return of the Company to the extent that such filing relates to any Pre-Closing Tax Period; (ii) retroactively make or change any Tax election or retroactively change any Tax accounting method, in each case, relating to a Pass-through Income Tax Return of the Company for any Pre- Closing Tax Period or (iii) initiate any voluntary disclosure proceedings or seek any audit or examination or similar review with any Governmental Entity nor initiate any correspondence or other communication with any Governmental Entity that would be reasonably expected to result in such a proceeding, in each case relating to a Pass-through Income Tax Return of the Company for any tax period ending on or before the Closing. Without the prior written consent of the Seller (not to be unreasonably withheld, delayed or conditioned), the Buyer shall not file, or cause to be filed, any Passthrough Income Tax Return with respect to any tax period ending on or prior to the Closing, provided, however, that the Seller’s consent shall be deemed to have been unreasonably withheld, conditioned or delayed if such action is required under applicable Law.

64 8.9 SALT Elections. Seller agrees that in any case where there is no material Tax detriment to the Seller Parties from so doing, Seller shall make any SALT Election (rather than requesting that the Company make such election) for a Pre-Closing Tax Period available to Seller. In the event it is materially advantageous to the Seller Parties to have the Company (rather than Seller) make any SALT Election with respect to a Pre-Closing Tax Period, including through amending any Pass-through Income Tax Returns for such taxable period to make any SALT Election, Buyer shall, at the sole cost of Seller Parties, reasonably cooperate with Seller to allow such SALT Elections to be made to the extent permitted by applicable Law so long as the Buyer has indemnity coverage under Section 7.3 with respect to such SALT Election; provided, that, Seller Parties shall pay to Buyer the amount of any Taxes (including the Taxes shown on the SALT Election Return) and any reasonable out-of-pocket expenses borne (or reasonably expected to be borne) by Buyer or any of its Affiliates (including the Company) in connection with any such SALT Elections to be made by the Company at least three (3) Business Days prior to the date that the relevant SALT Election Return is filed by the Company with the applicable Governmental Entity. Seller Parties shall, at its own cost, prepare or cause to be prepared, all documents relating to making such SALT Elections, including any Tax Returns (any such documents, a “Salt Election Return”) for filing by the Company; provided, however, that the Seller shall provide each SALT Election Return and any related workpapers to Buyer at least thirty (30) days prior to the filing of such SALT Election Return for Buyer’s review, comment and approval (not to be unreasonably conditioned, withheld, or delayed) and Seller shall make such changes to each such SALT Election Return as reasonably requested by Buyer prior to Buyer causing the Company to file any such SALT Election Return. 8.10 Several Tax Obligations. Notwithstanding anything to the contrary, all obligations of the Seller under this Article 8 shall be borne by each Seller Party (jointly and severally as to the Seller, on the one hand, and the Equityholders, on the other hand, but severally, and not jointly, as between the Equityholders in accordance with their respective “ownership percentage” set forth on Schedule 1). ARTICLE 9 MISCELLANEOUS 9.1 Public Statements and Market Stand-Off. (a) The Parties agree that, from the date hereof through and after the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any Party without the prior consent of the other Parties, except as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, in which case the Party required to make the release or announcement shall provide reasonable advance notice to the other Parties of such release or announcement. (b) The Company, the Seller Parties and the Representative acknowledge that the existence of this Agreement and the negotiations with respect hereto may be considered material non-public information. The Company, the Equityholders and the Representative will not, and will notify in writing those Company officers, directors/managers and Affiliates and those of the Company’s employees who have knowledge or become aware of the existence of this

65 Agreement and/or the negotiations with respect hereto not to, purchase, sell, pledge, hypothecate or otherwise transfer, or grant or acquire any option or other right to purchase, any securities of the Buyer from the date hereof through the third Business Day after the public announcement by the Buyer of the existence of this Agreement and its subject rights. 9.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except (i) as expressly provided in Section 6.4, and (ii) the Buyer Indemnified Parties under Section 7.4. 9.3 Entire Agreement. This Agreement (including the documents referred to herein and the other Transaction Documents) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including that certain letter of intent dated September 29, 2022; provided that, the Non-Disclosure Agreement shall remain in effect in accordance with its terms until the earlier of the Closing Date or the date on which the Non-Disclosure Agreement is terminated in accordance with its terms. 9.4 Succession and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may, without the approval of the Representative (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), (iii) assign any rights and interests hereunder to any lender of the Buyer or to an acquirer of all or substantially all of the assets or business of the Company and, provided, further, that such prohibition as it relates to a Equityholder shall not be applicable in the case of the death of such Equityholder. 9.5 Counterparts. This Agreement may be executed by email transmission, DocuSign or other means of electronic transmission in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. 9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. 9.7 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed properly delivered (by hand, by email transmission, by courier, express delivery or overnight mail service) to the address set forth beneath the name of such Party below (or to such other address as such Party shall have specified in a written notice given to the other Parties hereto): If to the Seller, the Equityholders or the Representative:

66 David Affeldt and/or Omega D and D Corporation 11400 Glen Road Potomac, MD 20854 Email: David@altitudefam.com and David@getdavid.net Telephone: 240-575-8752 And: Deborah Grove 5936 Elmer Derr Road Frederick, MD 21703 Email: Deborah.grove@outlook.com Telephone: 301-676-9946 With a copy to: Miles & Stockbridge P.C. 100 Light Street Baltimore, Maryland 21202 Attention: Matthew D. Klaiber Email: mklaiber@mslaw.com If to the Buyer or the Company (after the Closing): DLH Holdings Corp. 3565 Piedmont Road, NE, Building 3, Suite 700 Atlanta, Georgia 30305 Attn: Chief Executive Officer and Chief Financial Officer E-mail: Zach.Parker@DLHcorp.com and Kathryn.Johnbull@DLHcorp.com With a copy to: Holland & Knight LLP 1650 Tysons Boulevard, Suite 700 Tysons, VA 22102 Attn: Adam August and Lauren Benny E-mail: adam.august@hklaw.com and lauren.benny@hklaw.com Any such notice shall be deemed to have been given (i) upon receipt by the recipient if notice is personally delivered, (ii) upon transmission when sent by email with confirmation of receipt received on a business day during business hours (or the next succeeding business day), or (iii) on the first business day after delivery by courier, express or overnight mail. 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

67 9.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Representative. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No waiver by any Party of any default by any other Party shall be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default. 9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term. 9.11 Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Buyer agrees that the Company may bear the Equityholders costs and expenses (including, without limitation, any of his legal or accounting fees and expenses) in connection with this Agreement and the transactions contemplated hereby to the extent such fees and expenses are paid prior to Closing; otherwise all Transaction Expenses of the Equityholders shall be paid by the Equityholders. For the avoidance of doubt, (i) the Buyer on the one hand and Equityholders on the other hand shall pay and be liable for fifty percent (50%) of any costs and expenses including filing fees related to compliance with the HSR Act and for any premiums or other costs and expenses associated with the R&W Insurance Policy and (ii) the Equityholders shall pay and be liable for one hundred percent (100%) of the costs of the Tail Policies. 9.12 Construction. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders, any accounting term used and not otherwise defined in this Agreement has the meaning assigned to such term in accordance with GAAP; unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof; except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”; the phrases “made available”

68 “delivered” “furnished” or “provided to” as used in Articles 2 or 3 of this Agreement shall mean all such documents were in the VDR accessible to the Buyer at least two (2) Business Days prior to the date hereof. The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean “including without limitation.” The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant. 9.13 Incorporation of Exhibits. Exhibits, Appendices, Disclosure Schedules and Schedules referenced in this Agreement are a material part of this Agreement. The Disclosure Schedules and the information and disclosures contained therein are intended only to list those items required to be listed in the Sections of this Agreement corresponding to the sections of the Disclosure Schedules, and to qualify and limit the representations and warranties of the Company, and/or the Equityholders contained in the Agreement. Notwithstanding the foregoing and anything to the contrary contained in the Disclosure Schedule or in this Agreement, any matter set forth in this Disclosure Schedule shall be deemed disclosed with respect to any other section of the Disclosure Schedule to which the matter relates, so long as the description of such matter in the Disclosure Schedule reasonably indicates to a third party reader (without independent knowledge), on its face, its relevance to such other section. 9.14 Remedies. (a) The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Equityholders and Buyer shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Equityholders or Buyer are entitled at Law or in equity. (b) Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (i) there is adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement when expressly available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement

69 shall not be required to provide any bond or other security in connection with any such order or injunction. 9.15 Submission to Jurisdiction; WAIVER OF JURY TRIAL. (a) Each of the Parties submits to the exclusive jurisdiction of any state or federal court located in New Castle County, Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the action or proceeding shall be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any objection to venue of any action instituted hereunder and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address as set forth in Section 9.7 above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Nothing in this paragraph shall affect the right of a party to (i) serve legal process in any other manner permitted by Law or (ii) seek injunctive relief from any court of component jurisdiction, whether insider or outside New Castle County, Delaware. (b) THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, ORIN CONNECTION WITH THIS AGREEMENT AND EACH OF THE RELATED AGREEMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS. 9.16 Representative. (a) Each Equityholder hereby irrevocably constitutes and appoints Seller as the “Representative” for the purpose of performing and consummating the transactions contemplated by this Agreement, and appoints the Representative as the agent and true and lawful attorney-in- fact of such Equityholder, with full power of substitution, to act in the name, place, and stead of such Equityholder for purposes of executing any documents and taking, or refraining from taking, any actions the Representative determinates to be necessary, desirable, or appropriate in connection with this Agreement or the other Transaction Documents. The appointment of Seller as the Representative is coupled with an interest and all authority hereby conferred shall be irrevocable and the Representative is hereby authorized and directed to perform and consummate on behalf of the Equityholders all of the transactions contemplated by this Agreement and the Transaction Documents. (b) Not by way of limiting the authority of the Representative, each and all of Equityholders, for themselves and their respective heirs, executors, administrators, successors and assigns, hereby authorize the Representative to:

70 (i) waive any provision of this Agreement which the Representative deems necessary or desirable; (ii) execute and deliver on behalf of the Equityholders all documents and instruments which may be executed and delivered pursuant to this Agreement and the Transaction Documents, including without limitation the Company Units and any transfer documentation with respect thereto; (iii) calculate, negotiate and agree to any adjustments to the Purchase Price; (iv) make and receive notices and other communications pursuant to this Agreement and service of process in any legal action or other proceeding arising out of or related to this Agreement or any of the transactions contemplated hereunder; (v) contest, negotiate, defend, compromise or settle any action, Claims or disputes arising out of or related to this Agreement or any of the transactions contemplated hereunder through counsel selected by the Representative and solely at the cost, risk and expense of the Equityholders; (vi) satisfy any indemnification amounts owed pursuant to the terms herein (vii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such indemnification obligations or actions, Claims or disputes; (viii) resolve any actions, Claims or disputes arising from the Equityholders’ indemnification obligations hereunder; (ix) take any actions in connection with the resolution of any dispute relating hereto or to the transactions contemplated hereby by arbitration, settlement or otherwise; (x) receive and distribute all or any portion of the Purchase Price or any other payment owing to the Equityholders hereunder in accordance with the terms herein or therein; (xi) appoint or provide for successor agents; (xii) select, retain, hire and consult with legal counsel, independent public accountants and other experts, solely at the cost and expense of the Equityholders; (xiii) pay expenses incurred or which may be incurred by or on behalf of any Equityholder in connection with this Agreement; and (xiv) take or forego any or all actions permitted or required of any Equityholder or necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement.

71 (c) Each Equityholder agrees that the Representative shall have no liability to the Equityholders for any act or omission by the Representative as permitted under this Section 9.16, excepting only actions taken in bad faith, and each Equityholder hereby irrevocably waives and releases any Claims it may have against the Representative for his acts and omissions hereunder other than any actions taken in bad faith. (d) EACH EQUITYHOLDER UNDERSTANDS AND ACKNOWLEDGES THAT HE OR SHE IS: (A) AUTHORIZING THE REPRESENTATIVE TO ACT FOR THE EQUITYHOLDERS, COLLECTIVELY AND INDIVIDUALLY, WITH BROAD POWERS; AND (B) AGREEING THAT THE REPRESENTATIVE WILL NOT BE LIABLE TO THE EQUITYHOLDERS, COLLECTIVELY OR INDIVIDUALLY, UNLESS THE REPRESENTATIVE ACTS IN BAD FAITH. EACH EQUITYHOLDER FURTHER ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED TO SEEK INDEPENDENT AND SEPARATE COUNSEL PRIOR TO SIGNING THIS AGREEMENT AND HAS HAD THE OPPORTUNITY TO DO SO. (e) In the event of the failure or refusal of Seller to act as the Representative the Equityholders shall promptly appoint one of the Equityholders as their agent for purposes of this Agreement and this Section 9.16. (f) Buyer and its Affiliates shall be entitled to deal exclusively with the Representative on all matters relating to this Agreement, any other Transaction Document and any other agreement, document or instrument referred to in or contemplated by this Agreement and any transaction contemplated under this Agreement, any Transaction Document or any such other agreement, document or instrument (including all matters relating to any notice to, or any consent to be given or action to be taken by, any Equityholder) and Buyer and its Affiliates shall be entitled to rely conclusively (without further evidence or inquiry of any kind whatsoever) on any document executed or purported to be executed on behalf of any Equityholder by the Representative, and on any other action or omission, in each case, taken or purported to be taken on behalf of any Equityholder by the Representative, as that of the Equityholder and fully legally binding upon such Equityholder. (g) The Representative hereby represents and warrants to Buyer the following: (1) the Representative is a natural person with full capacity and authority to execute and deliver this Agreement and the other Transaction Documents to which the Representative is a party, to perform his obligations hereunder and thereunder; (2) all action on the part of the Representative necessary for the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Representative is a party has been taken been duly authorized by all requisite action of the Representative; (3) this Agreement and each of the other Transaction Documents to which the Representative is a party have been duly executed and delivered to Buyer by the Representative, and constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) the legal, valid and binding agreement of the Representative, enforceable against the Representative in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. 9.17 Representation by Counsel.

72 (a) Notwithstanding the fact that Pillsbury Winthrop Shaw Pittman LLP, Miles & Stockbridge P.C., and Morrison & Foerster LLP (collectively, the “Law Firm”) have each represented the Company, in connection with this Agreement and in connection with matters other than the transactions that are the subject of this Agreement prior to the Closing, neither the Buyer nor the Company will object to the Law Firm, after the Closing, representing the Equityholders or the Seller (collectively, the “Seller Parties”), or their respective equity holders, officers, directors or trustees in connection with matters in which the Seller Parties or their respective equity holders, officers, directors or trustees are adverse to the Buyer, the Company and/or their respective Affiliates, including any disputes that such Parties or their respective equity holders, officers, directors or trustees may hereafter may have against the Buyer, the Company or any of their respective Affiliates in each case which arise out of or relate to this Agreement. (b) The Parties agree that, immediately prior to the Closing, without the need for any further action (i) all right, title and interest of the Company in and to all Protected Communications shall thereupon transfer to and be vested solely in the Representative solely for the benefit of the Equityholders, and (ii) any and all protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications that would have been exercisable by the Company shall thereupon be vested exclusively in the Representative solely for the benefit of the Equityholders and shall be exercised or waived solely as directed by Representative. All rights, files, and information that are not Protected Communications, including matters that relate to the operation of the Company shall belong to the Buyer and the Company. Neither the Company, the Buyer, or any Person acting on any of their behalf shall, without the prior written consent of the Representative, assert or waive or attempt to assert or waive any such protection against disclosure of Protected Communications, including the attorney-client privilege or work product protection with respect to, or to intentionally discover, obtain, use or disclose or intentionally attempt to discover, obtain, use or disclose any Protected Communications in connection with any dispute with Representative or the Company relating to this Agreement, or any of the transactions contemplated herein. Notwithstanding the foregoing, (A) in the event that a dispute arises between Buyer, or the Company, on the one hand, and a Person other than the Representative, a Equityholder or one of their Affiliates, on the other hand, after the Closing, Buyer, and the Company, as applicable, may assert the attorney-client privilege to prevent disclosure of Protected Communications to such third party; and (B) none of the Equityholders or Representative or any Affiliate thereof shall waive any confidentiality or privilege applicable to any Protected Communications or disclose such Protected Communications, other than in connection with the enforcement or defense of their respective rights or obligations under this Agreement. [Signature Page Follows]

Signature Page to Equity Purchase Agreement IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written. BUYER: DLH HOLDINGS CORP., a New Jersey corporation By:/s/ Kathryn JohnBull Name: Kathryn JohnBull Its: Chief Financial Officer

Signature Page to Equity Purchase Agreement IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written. COMPANY: GROVE RESOURCE SOLUTIONS, LLC, a Maryland limited liability company By:/s/ David Affeldt Name: David Affeldt Its: President EQUITYHOLDERS: /s/ Deborah Grove DEBORAH GROVE /s/ David Affeldt DAVID AFFELDT SELLER: OMEGA D AND D CORPORATION, a Delaware corporation By:/s/ David Affeldt Name: David Affeldt Its: President REPRESENTATIVE: OMEGA D AND D CORPORATION, a Delaware corporation By:/s/ David Affeldt Name: David Affeldt Its: President

A-1 Exhibit A Definitions “Accounting Firm Engagement Date” has the meaning set forth in Section 1.3(c). “Applicable Holder” means the Seller, or, if all or a portion of the Stock Consideration has been transferred to David Affeldt in compliance with this Agreement, David Affeldt. “2022 Annual Bonuses” has the meaning set forth in Section 6.3(d). “Affeldt” has the meaning set forth in the Preamble. “Affiliate” of a Person means (a) with respect to a legal person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) with respect to any natural person: (i) any other Person that directly or indirectly, through one or more intermediaries, is controlled by such natural person; (ii) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of that natural person or his/her spouse, including adoptive relationships; or (iii) the trustees, acting in their capacity as such trustees, of any trust of which that natural person or any natural person within clause (b)(ii) of this definition is a beneficiary or, in the case of a discretionary trust, is a discretionary object. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. “Agreed Allocation” has the meaning set forth in Section 8.5. “Agreement” has the meaning set forth in the preface. “Allocation Objection Notice” has the meaning set forth in Section 8.5. “Assets” means all Cash and Cash equivalents, marketable securities, personal property, real property, Contracts, leases, warranties, or Permits, in each case, held, used or owned by the Company and all other assets of the Company. “Audited Financial Statements” has the meaning set forth in Section 3.8(a). “Baird Engagement Letter” means that certain Engagement Letter Agreement, dated as of January 25, 2022, by and between the Company and Robert W. Baird and Co. Incorporated. “Base Purchase Price” means One Hundred and Eighty-Five Million Dollars ($185,000,000). “Bonus Eligible Continuing Employees” has the meaning set forth in Schedule 6.3(d).

A-2 “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in Washington, DC are open for the general transaction of business. “Buyer” has the meaning set forth in the preface. “Buyer Common Stock” means the unregistered shares of common stock of the Buyer, par value $0.001 per share. “Buyer Common Stock Value” means the value of the Buyer Common Stock, which amount is $7,000,000. “Buyer Indemnified Parties” has the meaning set forth in Section 7.3. “Buyer Material Adverse Effect” means any Effect that, individually or together with any other Effect, has had or would reasonably be expected to have a material adverse effect on the ability of the Buyer, taken as a whole, to consummate the transactions contemplated hereby. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended. “Cash” means the amount of unrestricted cash, cash equivalents, and marketable securities held in the Company’s United States bank accounts, minus the aggregate balance of all outstanding checks, drafts, or wire transfers written against such accounts. For the avoidance of doubt, “Cash” does not include any cash paid by or on behalf of the Buyer to the Company on the Closing Date. “Cash Indemnity Escrow Exchange” has the meaning set forth in Section 7.7(b). “Claim” shall mean any claim, action, litigation, audit, investigation, proceeding (arbitral, administrative, legal or otherwise, including any informal proceeding), suit, hearing, settlement, stipulation, investigation, charge, complaint, demand or similar matter. “Closing” has the meaning set forth in Section 1.4. “Closing Bonus Payment” means the amount set forth opposite the name of each bonus recipient whose name appears on Exhibit C. “Closing Cash” means Cash as of the Effective time. “Closing Date” has the meaning set forth in Section 1.4. “Closing Indebtedness” means Indebtedness of the Company as of the Effective Time. “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the preface. “Company Employee” has the meaning set forth in Section 6.3. “Company Financial Statements” has the meaning set forth in Section 3.8(a).

A-3 “Company Intellectual Property” means any of the Owned Intellectual Property and the Licensed Intellectual Property that is material to the conduct or operation of the business of the Company, as currently conducted. “Company IP Agreements” means (a) licenses of, options to or covenants not to sue or assert with respect to, Owned Intellectual Property by the Company to any third party or any other instruments or other arrangements to which the Company is a party, pursuant to which any third party has obtained any right, title or interest in any Owned Intellectual Property, (b) licenses or sublicenses of Licensed Intellectual Property by any third party to the Company, or any other permissions or agreements pursuant to which the Company has obtained any right, title or interest in Intellectual Property, (c) agreements between the Company and any third party relating to the use, development, prosecution, enforcement or commercialization of Company Intellectual Property, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Owned Intellectual Property. “Company Shares” has the meaning set forth in the recitals. “Company Units” has the meaning set forth in the recitals. “Company Owned Software” means Software owned by the Company. “Company Trade Secrets” has the meaning set forth in Section 3.14(e). “Company’s Accounting Principles” has the meaning set forth in Section 1.3(i). “Contracts” shall mean all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, licenses (and all other contracts, agreements or binding arrangements concerning Company Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto), other than Government Contracts, to which the Company is a party or which are binding upon the Company or its assets, and which are in effect on the date hereof or otherwise have outstanding rights or obligations. “Current Government Contract” means any Government Contract, the period of performance of which has not yet expired or been terminated or for which final payment has not yet been received. “Current Government Vendor Subcontract” means any Government Vendor Subcontract, the period of performance of which has not yet expired or been terminated or for which final payment has not yet been received or which remains subject to audit. “Current Taxes” means the unpaid current (and not deferred) accrued Taxes of the Company as of the Closing Date for any Pre-Closing Tax Period, calculated on a jurisdiction by jurisdiction basis with zero dollars ($0) being the lowest amount for a jurisdiction; provided that such amount shall be determined (i) consistently with the past practices of the Company as reflected in the most-recently filed Tax Returns of the Company, to the extent consistent with applicable Law; (ii) taking into account as a reduction any credit or offset available to reduce such Taxes (such as a credit or offset for estimated taxes paid or refunds from prior tax periods applied

A-4 as a credit to reduce the amount of such Taxes); and (iii) excluding any Liability for (A) any Transfer Taxes that are the responsibility of Buyer pursuant to Section 8.6, and (B) any Taxes taken into account as Transaction Expenses. To the extent that any income Taxes for which Seller has primary liability as the successor to the Company for income Tax purposes are included as Current Taxes, Buyer shall promptly reimburse Seller for any such Taxes that are actually paid by Seller. The following actions taken by Buyer or its Affiliates (including, after the Closing the Company) shall not be considered for purposes of determining the amount or the existence of any Current Taxes: (I) filing any amended Tax Return to the extent such filing relates to a Pre-Closing Tax Period, (II) retroactively making or changing any Tax election or retroactively changing any accounting method, in each case, to the extent related to a Pre-Closing Tax Period, (III) initiating any voluntary disclosure proceedings or seeking any audit or examination or similar review with any Governmental Entity that would reasonably be expected to result in such a proceeding for any Pre-Closing Tax Period, (IV) the items described in Section 8.1 (relating to Tax Returns filed by Buyer) and Section 8.7(c) (relating to Tax Proceedings controlled by Buyer), and (V) any extraordinary action by Buyer or its Affiliates or the Company on the Closing Date after the Closing with respect to the Company (i.e. any action outside the ordinary course of business) that is not explicitly contemplated by the Transaction Documents. “Determination Date” means the date the Buyer instructs the Escrow Agent to release all or a portion of the Indemnity Escrow Shares. “Disclosure Schedule” means the disclosure schedules attached hereto as Exhibit D. “Disputed Items” has the meaning set forth in Section 1.3(c). “Effective Time” has the meaning set forth in Section 1.4. “Environmental Laws” means any applicable federal, state, local or foreign laws, statutes, rules, regulations, standards, requirements, rules and principles of common law, ordinances and codes, including any judicial and administrative interpretations thereof, relating to (a) the protection, preservation, remediation or restoration of the environment (including, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource); (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances; or (c) safety issues (including occupational safety and health), in each case as amended and as in effect on the date hereof. “Equityholders” means those equityholders set forth on Schedule 1 hereto. “Equity Interests” means, with respect to any Person, all of the shares of capital stock, membership interests, or limited liability company interests of (or other ownership or profit interests in) such Person, any bonds, debentures, notes or other indebtedness of such Person having the right to vote on any matters which the holders of the equity securities of such Person may vote, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, membership interests, or limited liability company interests of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants,

A-5 rights or options for the purchase or acquisition from such Person of such shares (or such other interests), all contractual rights to consideration or other payment based on the value of the equity ownership, shares of capital stock, profits or losses, or net proceeds of any such Person or its owners, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any Person or trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under Section 414 of the Code. “Escrow Account” has the meaning set forth in Section 1.2(b). “Escrow Agent” has the meaning set forth in Section 1.2(b). “Escrow Agreement” has the meaning set forth in Section 1.2(b). “Escrow Amount” has the meaning set forth in Section 1.2(b). “Estimated Closing Balance Sheet” has the meaning set forth in Section 1.3(a)(i). “Estimated Closing Cash” has the meaning set forth in Section 1.3(a)(i). “Estimated Closing Consideration” has the meaning set forth in Section 1.3(a)(ii). “Estimated Closing Indebtedness” has the meaning set forth in Section 1.3(a). “Estimated Closing Net Working Capital” has the meaning set forth in Section 1.3(a). “Estimated Closing Net Working Capital Adjustment” has the meaning set forth in Section 1.3(a)(ii). “Estimated Closing Statement” has the meaning set forth in Section 1.3(a). “Estimated Net Working Capital Adjustment Statement” has the meaning set forth in Section 1.3(a). “Estimated Transaction Expenses” has the meaning set forth in Section 1.3(a). “Excluded Benefits” means commissions, bonuses, other short-term incentive compensation, retention, change in control, phantom equity, defined benefit pension, retiree welfare, equity, equity-based and similar benefits. “Exclusively Licensed Software” means material Software that is the subject of an exclusive Intellectual Property license entered into by the Company. “Export Control and Import Laws” shall mean all applicable Laws concerning the exportation, re-exportation and importation of products, technology, and services, and other international transactions, including: (a) Laws enforced by U.S. Customs and Border Protection;

A-6 (b) the Arms Export Control Act and the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130) administered by the U.S. Department of State’s Directorate of Defense Trade Controls; (c) the Export Administration Regulations (15 C.F.R. Parts 730-774) administered by the U.S. Department of Commerce’s Bureau of Industry and Security; (d) the U.S. anti-boycott Laws administered by the U.S. Department of Commerce’s Bureau of Industry and Security and the Internal Revenue Service of the U.S. Department of the Treasury; (e) all Laws concerning export and import reporting administered by the U.S. Census Bureau; and (f) the economic sanctions Laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other applicable sanctions by a Governmental Entity. “Fair Value” means the price per share equal to the ten-day trailing average of the prices of Buyer Common Stock as of the ten (10) trading days immediately preceding the Determination Date. “Final Closing Consideration” means the amount equal to the (a) Base Purchase Price plus (b) Finally Determined Closing Cash; minus (c) the Finally Determined Closing Bonus Payments; minus (d) Finally Determined Closing Indebtedness; minus (e) Finally Determined Transaction Expenses; plus (f) the amount, if any, that Finally Determined Net Working Capital is greater than Target Net Working Capital; minus (g) the amount, if any, that Finally Determined Net Working Capital is less than Target Net Working Capital, minus (h) the Escrow Amount, minus (i) the Buyer Common Stock Value. “Finally Determined Closing Cash” has the meaning set forth in Section 1.3(c)(i). “Finally Determined Closing Indebtedness” has the meaning set forth in Section 1.3(c)(i). “Finally Determined Net Working Capital” has the meaning set forth in Section 1.3(c)(i). “Finally Determined Transaction Expenses” has the meaning set forth in Section 1.3(c)(i). “Fraud” means a misrepresentation or false representation in the making of the representations and warranties set forth in ARTICLE 2, ARTICLE 3 or ARTICLE 4 of this Agreement or in any other Transaction Document, made with the actual knowledge that such representation or warranty was false and made with the intent to deceive, mislead or induce a Party to rely thereon, and upon which such Party justifiably relied and, as a result of which, suffered any Loss or damage (provided that the parties acknowledge that the Buyer is relying on the truth and accuracy of the representations and warranties set forth in this Agreement and the other Transaction Documents in making its decision to enter into this Agreement and the Transaction Documents and consummate the transactions contemplated hereby and thereby). For the avoidance of doubt, “Fraud” shall not include any type of constructive or equitable fraud under Delaware law. “GAAP” means United States generally accepted accounting principles as in effect from time to time.

A-7 “Governing Documents” means, with respect to the Company prior to the Reorganization, its articles of incorporation and bylaws (and any amendments thereto), and following the Reorganization, its articles of organization and limited liability company agreement (and any amendments thereto), and with respect to the Seller, its certificate of incorporation and bylaws (and any amendments thereto). “Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, as well as any corporations owned or chartered by any such governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality. “Government Bid” means any bid, proposal, offer or quotation made by the Company or by a contractor team or joint venture in which the Company is participating, that, if accepted, would lead to the award of a Government Contract. “Government Contract” means any Government Prime Contract or Government Subcontract, together with any modifications, amendments or waivers thereto. A task order or delivery order is not itself a Government Contract but is a part of the Government Contract to which it relates. “Government Furnished Items” has the meaning set forth in Section 3.18(e)(ii). “Government Prime Contract” means any prime contract, blanket purchasing agreement, basic ordering agreement, letter contract, purchase order, or other contractual arrangement or agreement of any kind between the Company and Governmental Entity. “Government Subcontract” means any subcontract, blanket purchasing agreement, basic ordering agreement, letter subcontract, purchase order, or other contractual arrangement or agreement of any kind between the Company and any prime contractor or higher-tier subcontractor to or of a Governmental Entity acting in its capacity as a prime or higher-tier subcontractor to a Governmental Entity. “Government Vendor Subcontract” means any subcontract, blanket purchasing agreement, basic ordering agreement, letter subcontract, purchase order, or other contractual arrangement or agreement of any kind between the Company, acting in its capacity as a prime contractor or higher- tier subcontractor under any Government Contract, and another Person to furnish supplies or services to the Company to be used in performing a Government Contract. “Grove” has the meaning set forth in Preamble. “Hazardous Substance” means any substance or waste listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous, or a “pollutant” or “contaminant” or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance for which exposure is regulated by any Governmental Entity or any Environmental Law including, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or any derivative or by-product thereof, radon, radioactive material,

A-8 asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead, mold, mold spores, mycotoxins, per- and polyfluoroalkyl substances or polychlorinated biphenyls. “HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder. “Indebtedness” means, without duplication, with respect to any Person, any unpaid obligations or Liabilities (including, without limitation, principal, premium, accrued interest, reimbursement or indemnity obligations, bonds, financing arrangements, prepayment and other penalties, breakage fees, sale or liquidity participation amounts commitment and other fees and related expenses) and all other amounts payable in connection therewith in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), including factoring arrangements or asset securitizations (provided that, the Parties acknowledge that the Company has not implemented ASC 842 and will continue to apply ASC 840 as permitted by GAAP) (regardless of whether evidenced by note, debenture, bond or similar instrument) (collectively, “Funded Indebtedness”); (ii) foreign exchange contracts, interest rate and currency swap arrangements, caps, collars and similar agreements or hedging devices under which payments are obligated to be made, whether periodically or upon the happening of a contingency or any other arrangements designed to provide protection against fluctuations in interest or currency rates; (iii) all obligations of the Company that are required to be classified and accounted for as capital lease obligations under GAAP (provided that, the Parties acknowledge that the Company has not implemented ASC 842 and will continue to apply ASC 840 as permitted by GAAP); (iv) all obligations of the type referred to in the preceding clauses that are secured by a Lien on the assets of the Company (other than Permitted Liens) or secured by a UCC financing statement; (v) all deferred liabilities in respect of deferred purchase price payments of property, assets, or services, but specifically excluding deferred rent and deferred leases; (vi) all obligations requiring the reimbursement of any obligor on any line or letter of credit, capital lease, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against; (vii) the Current Taxes; (viii) any payroll Taxes attributable to any Pre-Closing Tax Period that the Company has elected to defer pursuant to Section 2302 of the CARES Act or IRS Notice 2020-65; (ix) any unpaid Taxes arising under Section 965 of the Code regardless of whether such Taxes are payable after the Closing Date; (x) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (xi) all obligations related to deferred revenue or customer prepayments; (xii) an amount equal to $441,686.24 on account of all Liabilities for rate variances or underruns with respect to any period prior to the Closing; (xiii) any severance and other termination costs or benefits related to any director, officer, employee, or individual independent contractor whose employment or service, as applicable, with the Company terminated prior to the Closing, together with the employer portion of payroll, unemployment and similar employment Taxes payable by the Company in connection with such payments; (xiv) any commissions earned pre-Closing, any retention payments for retention agreements entered into prior to Closing to the extent unpaid at Closing, together with the employer portion of payroll, unemployment and similar employment Taxes payable by the Company in connection with such payments; (xv) the 2022 Annual Bonuses, together with the employer portion of payroll, unemployment and similar employment Taxes payable by the Company in connection with such payments; and (xvi) all guarantees of the obligations of another

A-9 Person with respect to the foregoing. For the sake of clarity, Indebtedness excludes amounts actually included in Net Working Capital, Estimated Closing Bonus Payments or Finally Determined Closing Bonus Payments, Estimated Transaction Expenses or Finally Determined Transaction Expenses, as applicable. “Indemnified Agents” has the meaning set forth in Section 6.4(a). “Indemnified Agent Claims” has the meaning set forth in Section 6.4(a). “Indemnity Claim Notice” has the meaning set forth in Section 7.4. “Indemnity Escrow Account” has the meaning set forth in Section 1.2(b). “Indemnity Escrow Amount” means an amount equal to $3,000,000. “Indemnity Escrow Shares” means the shares of Buyer Common Stock equal to the Stock Consideration issued in connection with this Agreement. “Indemnity Objection Notice” has the meaning set forth in Section 7.4. “Indemnifying Party” has the meaning set forth in Section 7.4. “Intellectual Property” means all of the following, along with all income, royalties, damages and payments due or payable at the Closing or thereafter, including damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights or interests that, now or hereafter, may be secured throughout the world: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereof, and all patents, patent applications, patent disclosures, together with all continuations, continuations-in-part, revisions, extensions, divisions, reissues ad reexaminations thereof (“Patents”); (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, pending applications and renewals to register and maintain the foregoing, and common law trademarks, service marks, trade dress and trademarks, designs, logos, and other designations of origin, together will all translations, adaptations, derivations, and combinations thereof, and including all goodwill associated therewith (“Trademarks”); (iii) any and all copyrightable works of authorship, including but not limited to registered copyrights in both published works and unpublished works, unregistered copyrights in both published works and unpublished works, and applications to register copyrightable works of authorship and renewals in connection therewith; (iv) trade secrets, including, confidential or proprietary business information, ideas, research and development, technical data, designs, drawings, know-how, concepts, methods, processes, specifications, formulae, reports, data, customer lists, mailing lists, business and marketing plans and proposals, pricing and cost information (“Trade Secrets”); (v) all registered Internet domain names, rights of privacy and social media accounts (“Domain Names”); (vi) all Software (including data and related documentation); and (vii) all other proprietary rights, including for all of the foregoing, all copies and tangible embodiments thereof (in whatever form or medium). “Intended Tax Treatment” has the meaning set forth in Section 8.5.

A-10 “Interests” has the meaning set forth in the recitals. “Interim Financial Statements” has the meaning set forth in Section 3.8(a). “IRS” means the United States Internal Revenue Service. “IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation owned, licensed, leased, or used by the Company in the operation of the business as currently conducted. “Knowledge of the Buyer” means to the actual knowledge of the Buyer’s Chief Executive Officer or Chief Financial Officer. “Knowledge of the Company” or “Company’s Knowledge” means to the actual knowledge of David Affeldt, Deborah Grove, Diane Yarnell, David Kerbel, or Kelly Baldwin. “Knowledge of an Equityholder” means to the actual knowledge of such Equityholder. “Law” means all applicable laws, constitutions, treaties, statutes, rules, regulations, codes, ordinances, directives and other requirements of any Governmental Entity having the force or effect of law and all Orders. “Liabilities” means any and all debts, losses, expenses, liabilities, Taxes, Claim or obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, known or unknown, mature or unmatured, or determined or indeterminable, whether due or to become due. “Licensed Intellectual Property” means Intellectual Property licensed to the Company pursuant to the Company IP Agreements. “Lien” means any mortgage, pledge, lien, encumbrance or security interest. “Lookback Date” means the date that is five (5) years prior to the Closing Date and “Lookback Period” means the period beginning on the Lookback Date and ending on the Closing Date. “Losses” means any and all losses, Liabilities, damages, fines, penalties, interest payments and other costs and expenses (including documented out-of-pocket costs and expenses of Proceedings or Claims, amounts paid in connection with any assessments, judgments or settlements relating thereto, court costs, and reasonable fees of attorneys, accountants and other experts incurred in connection with defending against any such Proceedings). “Material Adverse Effect” means any circumstance, change, fact, event, effect, occurrence or development that, either alone, or together with any other circumstance, change, fact, event, effect, occurrence or development (an “Effect”), has had, has or would reasonably be expected to have, (a) a material adverse effect on the Company, the business, assets, Liabilities, financial condition, or results of operations of the Company, taken as a whole, or (b) materially impairs the ability of the Company or the Seller Parties to consummate the transactions contemplated

A-11 hereunder; provided, that, with respect to (a), none of the following shall constitute or be deemed to contribute to a “Material Adverse Effect” or shall otherwise be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur: (i) conditions affecting the United States economy or any foreign economy generally, (ii) changes generally affecting the industries in which the Company operates, whether international, national, regional, state, provincial or local, (iii) changes in general regulatory, political or geopolitical conditions, including any acts of war, whether or not declared, armed hostilities, sabotage or terrorist activities, civil unrest, riots, and any governmental instability, government shutdown, failure to raise the borrowing limit of any Governmental Entity or the results of any elections for government office or the nomination, appointment or confirmation of any Person to any Governmental Entity, (iv) earthquakes, hurricanes, volcanoes, floods, acts of God or other effects of weather, geological events, meteorological events or natural disasters, epidemics, pandemics (including COVID-19) or other public health emergencies, (v) changes in Law or regulatory policy, (vi) changes or adverse conditions in the currency, financial, banking or securities markets, in each case, including any disruption thereof and any decline in the price of any security or any market index, including devaluations of currency or any changes in the exchange rate of any currency as measured against any other currency, (vii) changes in accounting requirements or principles, including any changes in GAAP, (viii) any failure by the Company to meet any projections, forecasts or estimates of revenues, earnings or any other financial performance or results of operations (provided that any Effect that caused or contributed to such failure of the Company to meet such projections, or predictions shall not be excluded under this clause (viii)), provided that, in the case of clauses (i) - (vii), such Effect shall be taken into account in determining whether there has occurred a Material Adverse Effect if it adversely affects the Company in a disproportionally adverse manner relative to other participants in such industries in which the Company engages. “Material Contract” has the meaning set forth in Section 3.17(a). “Material Government Contract” means any Current Government Contract that generated revenue in excess of $1,000,000 in calendar year 2021, plus any other Current Government Contract projected to generate revenue in excess of $1,000,000 in calendar year 2022. “Material Government Vendor Subcontract” means any Current Government Vendor Subcontract pursuant to which the Company paid in excess of $150,000 in calendar year 2021 or $100,000 during the first nine months of calendar year 2022. “Net Working Capital” shall mean the current assets of the Company (excluding the Excluded AR) less the current liabilities of the Company (including the current portion of deferred rent and deferred leases) as of the Closing Date, as determined in accordance with GAAP and, to the extent consistent with GAAP, on the basis of the Company’s Accounting Principles; provided, that Net Working Capital shall exclude (i) Cash, (ii) any Indebtedness of the Company that is extinguished prior to or contemporaneous with Closing, (iii) any Tax assets or liabilities (other than payroll Taxes that are not included in “Indebtedness” or “Transaction Expenses”), (iv) any Transaction Expenses, (v) any Closing Bonus Payments and 2022 Annual Bonuses, and (vi) any R&W Insurance Expenses (vii) any expenses related to the Tail Policies. “NISPOM” has the meaning set forth in Section 3.18(f).

A-12 “Non-Competition Agreement” means the five-year noncompetition, nonsolicitation, release and confidentiality agreement in substantially the form of Exhibit F hereto. “Non-Disclosure Agreement” means that certain letter agreement, executed as of June 26, 2022, by and between the Company (or its representative) and the Buyer. “Objection Notice” has the meaning set forth in Section 1.3(c). “order” means any order, decision, ruling, writ, judgment, injunction, decree, stipulation, determination, award, assessment or agreement or other binding action issued, promulgated or entered by or with any Governmental Entity or arbitrator. “Owned Intellectual Property” means the Intellectual Property owned or purported to be owned by the Company. “Ownership Percentage” has the meaning set forth in Section 1.2(a). “Open Source Materials” means Software that is required to be publicly distributed (or otherwise made publicly available) in source code format under a licensing or distribution model pursuant to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), European Union Public License (EUPL), Eclipse Public License (EPL), a Creative Commons License, Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards Source License (SISSL), the Apache License, or other open source Software license agreement. “Ordinary Course of Business” or “ordinary course of business” shall mean, with respect to any Person, an action taken by such Person if such action is recurring in nature, is consistent in all material respects with the past practices of the Person and is taken in the ordinary course of the day-to-day operations of such Person. “Party” and “Parties” has the meaning set forth in the preface. “Pass-through Income Tax Return” means any income Tax Returns of the Company where the Tax is primarily imposed on the Equityholders (or on the direct or indirect owners of any Equityholder) rather than the Company itself. For avoidance of doubt, IRS Forms 1120-S and any comparable state or local income Tax Returns of the Company are Pass-through Income Tax Returns. “Payoff Instructions” has the meaning set forth in Section 1.2(c). “Permits” has the meaning set forth in Section 3.11. “Permitted Liens” means (A) any Lien for Taxes, assessments or other governmental levies, fees or charges which are not due and payable as of the Closing Date, or being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Financial Statements or Estimated Closing Balance Sheet of the Company in accordance with GAAP; (B) mechanics liens and similar liens for labor, material or supplies provided with respect

A-13 to real property, in each case, incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released at the Closing; and (C) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the Company’s business thereon. “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Entity. “Personal Information” means, in addition to any definition for any similar term (e.g., “personally identifiable information,” “PII,” “protected health information” or “PHI”) provided by applicable Laws, or by the Company in any of its privacy policies, notices or contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person or device, whether or not such information is associated with an identifiable individual, including any (a) name, physical address, telephone number, email address, financial information, financial account number or government-issued identifier, (b) data regarding an individual’s activities online or on a mobile device or application, (c) Internet Protocol address, device identifier or other persistent identifier or (d) health-related information. Personal Information may relate to any individual, including a current, prospective, or former customer, end user, independent contractor, vendor or employee of any Person, and includes information in any form or media, whether paper, electronic, or otherwise. “Pre-Closing Tax Period” means any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date. “Privacy Laws” means any and all applicable Laws and self-regulatory guidelines relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (administrative, technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Federal Trade Commission Act, the California Online Privacy Protection Act, the Payment Card Industry Data Security Standard (PCI- DSS), General Data Protection Regulation (GDPR), and any and all applicable Laws, relating to breach notification in connection with Personal Information. “Proceeding” means any action, Claim, audit, examination, investigation, demand, litigation, suit, or other proceeding by or before any Governmental Entity. “Prohibited Transaction” has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code. “Proposed Closing Cash” has the meaning set forth in Section 1.3(b). “Proposed Closing Balance Sheet” has the meaning set forth in Section 1.3(b). “Proposed Closing Indebtedness” has the meaning set forth in Section 1.3(b). “Proposed Closing Net Working Capital” has the meaning set forth in Section 1.3(b).

A-14 “Proposed Closing Statement” has the meaning set forth in Section 1.3(b). “Proposed Transaction Expenses” has the meaning set forth in Section 1.3(b). “Protected Communications” means communications that shall have occurred between or among any of the Equityholders, the Company, or any of their respective Affiliates, on the one hand, and the Law Firm, on the other hand, to the extent relating to this Agreement and the transactions contemplated hereby which, immediately prior to the Closing, was an attorney-client privileged communications between such party, on the one hand, and the Law Firm, on the other hand. “Purchase Price” has the meaning set forth in Section 1.2(a). “Purchase Price Escrow Account” means the amount held from time to time in the escrow account for adjustments to the Purchase Price pursuant to Section 1.2(b). “Purchase Price Escrow Amount” has the meaning set for the in Section 1.2(b). “R&W Insurance Expenses” means the total premium, underwriting costs, brokerage commission, and Taxes related to the R&W Insurance Policy, and any contingent fee due to the R&W Insurance Provider pursuant to the R&W Insurance Policy. “R&W Insurance Policy” means the insurance policy attached hereto as Exhibit E. “Related Persons” means any manager, officer or director of the Company or any Equityholder. “Remaining Disputed Items” has the meaning set forth in Section 1.3(c). “Reply Deadline” has the meaning set forth in Section 1.3(c). “Representative” has the meanings set forth in the preface. “SALT Election” means an election under applicable state or local income Tax Law made by or with respect to the Company pursuant to which the Company will incur or otherwise be liable for any state or local Tax liability under applicable state or local Tax Law that would have been borne (in whole or in part) by the direct or indirect equity owners of the Company had no such election been made (e.g., any “Specified Income Tax Payment” as defined by IRS Notice 2020- 75). “Securities Act” means the Securities Act of 1933, as amended. “Seller” has the meaning set forth in the recitals. “Seller Parties” has the meaning set forth in Section 9.17(a). “Software” means computer programs, firmware, software, including object code, source code, executable code, and related documentation.

A-15 “Special Indemnification Determination” means: (i) a written agreement between the Representative and the Buyer or a deemed agreement by the Representative pursuant to Section 7.4 (ii) a judgment, order or decree of a court of competent jurisdiction, (iii) a written settlement agreement entered into between the Company and the applicable Governmental Authority with respect to the Special Indemnity Matter, (iv) by any other means to which the Representative and Buyer so agree, in writing. “Special Indemnity Matter” has the meaning set forth in Schedule 7.3. “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date. “Stock Consideration” means $7,000,000 of Buyer Common Stock, the number of shares of which is determined by dividing $7,000,000 by VWAP of the Buyer Common Stock for the last twenty (20) trading days ending on the trading day immediately preceding the Closing Date (the “Closing Per Share Price”), which shares will be issued to the Seller at the Closing in accordance with Section 1.6. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority or more of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. “Tail Policies” means the tail policies of the Company providing (i) management liability (including directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by the Company’s directors’ and officers’ liability insurance policies as of immediately prior to the Closing) with respect to matters occurring prior to the Closing for a period of six-years (the “Management Liability Policy”), (ii) employment practices and/or fiduciary liability insurance policies for a period of three years, (iii) cyber insurance policy for a period of three years, and (iv) technology errors and omissions insurance policy for a period of three years. “Target Net Working Capital” means $13,000,000. “Tax” and “Taxes” means for purposes of this Agreement all taxes, fees, levies, imposts, duties, or other like assessments or charges imposed by any federal, state, local or foreign taxing authority or other like Governmental Entity, including but not limited to, income, profits, gross receipts, alternative or add-on minimum, excise, real or personal property, sales, use, value added, business and occupation, stamp, recording, commercial rent, transfer, net worth, franchise, environmental, payroll, withholding, social security, employment, unemployment, disability, unclaimed property and escheat obligations, customs duty or other taxes including any interest, penalties, fines or additions attributable thereto. “Tax Proceeding” has the meaning set forth in Section 8.4.

A-16 “Tax Return” means any return, declaration, report, information return or other statement or document, including any schedule or attachment thereto, and including any amendment thereof, relating to Taxes filed or required to be filed with any Tax authority or other Governmental Entity. “Third Party Claim” has the meaning set forth in Section 7.4(c). “Third Party Claim Notice” has the meaning set forth in Section 7.4(c). “Transaction Documents” means this Agreement and each agreement, instrument or document attached hereto as an Exhibit and the other written agreements, certificates and instruments to be executed by any of the Parties or Equityholders in connection with or pursuant to this Agreement. “Transaction Expenses” shall mean, to the extent not paid prior to the Closing, and without duplication, (i) the commissions, fees, costs and expenses (including legal, accounting, advisory or other similar expenses and investment bankers fees and expenses) incurred or payable by the Company, the Equityholders or the Representative in connection with the transactions contemplated by this Agreement and the Transaction Documents; (ii) (a) any change in control bonus, retention payments, transaction bonuses and similar payments payable by the Company to any current or former employee, officer, director, consultant, individual, independent contractor or other service provider (collectively or individually, a “Service Provider”) in connection with the execution of this Agreement and/or the consummation of the transactions contemplated by this Agreement, (b) the pro rata portion (determined based on the number of days elapsed between January 1, 2022 and the date of the Closing divided by 365) of any (whether accrued or not) bonuses that may be payable with respect to the pre-Closing period to Service Provider of the Company notwithstanding whether such bonuses are classified as distributions or otherwise, but specifically excluding the Closing Bonus Payments and the 2022 Annual Bonuses, together with (b) the employer portion of payroll, unemployment and similar employment Taxes payable by the Company (1) in connection with such payments in the foregoing (ii) (whether or not deferred under Section 2302 of the Cares Act), and (2) in connection with the Closing Bonus Payments; (iii) fifty percent (50%) of the R&W Insurance Expenses; (iv) 50% of any Transfer Taxes; (v) one hundred percent (100%) of all premiums required to obtain the Tail Policies; (vi) fifty percent (50%) of all fees payable pursuant to the Escrow Agreement; and (vii) fifty percent (50%) of the filing fee with respect to the HSR Act. For the sake of clarity, Transaction Expenses excludes Closing Bonus Payments or amounts actually included in Net Working Capital, Finally Determined Closing Indebtedness or Estimated Closing Indebtedness, as applicable. “Transfer” has the meaning set forth in Section 6.1. “VWAP” means the dollar volume-weighted average price for the Buyer Common Stock on the Nasdaq Capital Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Nasdaq Capital Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Nasdaq Capital Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as Nasdaq

A-17 publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as Nasdaq publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the VWAP cannot be calculated for the Buyer Common Stock on a particular date on any of the foregoing bases, the VWAP of the Buyer Common Stock shall be the fair market value of the Buyer Common Stock on such date as determined by the Buyer’s Board of Directors in good faith.

B-1 Exhibit B Form of Escrow Agreement

C-1 Exhibit C Closing Bonus Payments

D-1 Exhibit D Disclosure Schedule

E-1 Exhibit E R&W POLICY

F-1 Exhibit F Form of Non-competition Agreement